    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 24, 2000

                                                     REGISTRATION NO.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                           WFS FINANCIAL OWNER TRUSTS
                    (ISSUER WITH RESPECT TO THE SECURITIES)

                         WFS FINANCIAL AUTO LOANS, INC.
                 (CO-ORIGINATOR OF THE TRUSTS DESCRIBED HEREIN)

            CALIFORNIA                            9999                            33-0149603
 (STATE OR OTHER JURISDICTION OF              (PRIMARY SIC                     (I.R.S. EMPLOYER
  INCORPORATION OR ORGANIZATION)              CODE NUMBER)                  IDENTIFICATION NUMBER)

                                   23 PASTEUR
                            IRVINE, CALIFORNIA 92618
                                 (949) 727-1002
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                  CO-REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                                  JOY SCHAEFER
                                   PRESIDENT
                         WFS FINANCIAL AUTO LOANS, INC.
                                   23 PASTEUR
                            IRVINE, CALIFORNIA 92618
                                 (949) 727-1002
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                            ------------------------

                          WFS RECEIVABLES CORPORATION
                 (CO-ORIGINATOR OF THE TRUSTS DESCRIBED HEREIN)

            CALIFORNIA                            9999                           APPLIED FOR
 (STATE OR OTHER JURISDICTION OF              (PRIMARY SIC                     (I.R.S. EMPLOYER
  INCORPORATION OR ORGANIZATION)              CODE NUMBER)                  IDENTIFICATION NUMBER)

                            6655 WEST SAHARA AVENUE
                            LAS VEGAS, NEVADA 89102
                                 (702) 247-1442
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                  CO-REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                                 DAVID A. GUAY
                                   PRESIDENT
                          WFS RECEIVABLES CORPORATION
                            6655 WEST SAHARA AVENUE
                            LAS VEGAS, NEVADA 89102
                                 (702) 247-1442
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                            ------------------------

                                   COPIES TO:

               ANDREW E. KATZ, ESQ.                                  DALE W. LUM, ESQ.
         MITCHELL, SILBERBERG & KNUPP LLP                            BROWN & WOOD LLP
            11377 W. OLYMPIC BOULEVARD                             555 CALIFORNIA STREET
        LOS ANGELES, CALIFORNIA 90064-1683                 SAN FRANCISCO, CALIFORNIA 94104-1715
                  (310) 312-2000                                      (415) 772-1200

                            ------------------------

   Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.
   If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                        CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
                                                                    PROPOSED             PROPOSED
TITLE OF EACH                                                        MAXIMUM              MAXIMUM             AMOUNT OF
CLASS OF SECURITIES                          AMOUNT TO BE        OFFERING PRICE          AGGREGATE          REGISTRATION
TO BE REGISTERED                              REGISTERED            PER UNIT          OFFERING PRICE            FEE*
----------------------------------------------------------------------------------------------------------------------------
Auto Receivable Backed Securities.......    $3,500,000,000            100%            $3,500,000,000          $924,000
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------

* Estimated, pursuant to Rule 457(a) under the Securities Act, solely for the purpose of calculating the registration fee on the basis of the proposed maximum offering price per unit.
                            ------------------------

   THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

SUBJECT TO COMPLETION

PRELIMINARY PROSPECTUS DATED                , 2000
--------------------------------------------------------------------------------
                                                  AUTOMOBILE LOAN ASSET-
                                                  BACKED SECURITIES, ISSUABLE IN

                                                  SERIES
WFS FINANCIAL INC
MASTER SERVICER

--------------------------------------------------------------------------------

-------------------------------------------------------
YOU SHOULD CAREFULLY REVIEW THE RISK FACTORS BEGINNING ON PAGE 8 OF THIS PROSPECTUS AS WELL AS THOSE IN THE RELATED PROSPECTUS SUPPLEMENT. These securities are automobile loan asset-backed securities issued by a trust.

The securities are not obligations of WFS Financial Auto Loans, Inc., WFS Receivables Corporation, WFS Financial Inc or any of their affiliates, nor are the securities insured by the Federal Deposit Insurance Corporation or any other governmental agency on instrumentality.

This prospectus may not be used to consummate sales of securities unless accompanied by the prospectus supplement relating to the offering of these securities.
--------------------------------------------------------

THE SECURITIES:

- will be asset-backed securities issued from time to time in one or more series;

- will be backed by one or more pools of automobile loans held by the issuer;

- will be rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization; and

- will have the benefit of one or more forms of credit enhancement, such as insurance policies, overcollateralization, subordination or spread account funds.

THE ASSETS:

The assets of each issuer will consist of a pool of retail installment sales contracts secured by new or used motor vehicles, and other assets specified in the applicable prospectus supplement.

NEITHER THE SECURITIES EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

               THE DATE OF THIS PROSPECTUS IS            , 2000.

                       IMPORTANT NOTICE ABOUT INFORMATION
                          PRESENTED IN THIS PROSPECTUS

     This prospectus is part of a registration statement that we filed with the Securities Exchange Commission utilizing a "shelf" registration process. Under this shelf process, we may, over the next two years, sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement.

     We have filed with the SEC a registration statement in connection with the securities being offered in this prospectus. This prospectus is a part of the registration statement but does not contain all of the information included in the registration statement. Some information in this prospectus is not complete and refers you to exhibits and schedules contained in the registration statement and to documents incorporated by reference in this prospectus. You can review and copy the registration statement at the following locations:

     - Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C.
       20549

     - Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661

     - 7 World Trade Center, Suite 1300, New York, New York 10048

     - http://www.sec.gov.

     If you purchase securities you will also be provided with unaudited quarterly and annual reports concerning the automobile loan contracts which back the securities.

     You should rely on the information contained in or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information.

     We do not claim the accuracy of the information in this prospectus as of any date other than the date stated on the cover of this prospectus.

                  WHERE TO FIND INFORMATION IN THESE DOCUMENTS

     We have included cross-references to captions in these materials where you can find further related discussions. We have started with an introductory section describing each trust, and an abbreviated discussion of terms, of which some will apply to every offering while others will vary depending on the nature of the particular offering. A more complete description of terms follows the abbreviated discussion.

     Cross-references may be contained in the introductory section which will direct you elsewhere in this prospectus. You can also find references to key topics in the Table of Contents on the preceding pages.

     You can find a listing of the pages where capitalized terms are defined under the caption "Index of Definitions" beginning on page A-1 of this prospectus.

     WFS, as Master Service, will provide without charge to each person, including any beneficial owner of Notes, to whom a copy of this prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated herein by reference, except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to Secretary, WFS Financial Inc, 23 Pasteur, Irvine, California 92618 or by calling
(949)727-1002.

                               TABLE OF CONTENTS

                                       PAGE
                                       ----
Important Notice About Information
Presented in this Prospectus.........    2
Where to Find Information in These
  Documents..........................    2
Summary of Terms.....................    5
  The Parties........................    5
  The Securities:....................    5
  The Trust Property.................    5
  Redemption of Securities and
     Repurchase of Contracts.........    6
  Tax Status and ERISA
     Considerations..................    7
Risk Factors.........................    8
  Absence of Secondary Market for the
     Notes Could Limit Your Ability
     to Resell the Notes.............    8
  The Ratings of the Notes May be
     Withdrawn or Revised Which May
     Have an Adverse Effect on the
     Market Price of the Notes.......    8
  Losses on Contracts May be Affected
     Disproportionately Because of
     Geographic Concentration of
     Contracts in California.........    8
  Prepayments on the Contracts Could
     Cause You to Be Paid Earlier
     Than You Expected, Which May
     Adversely Affect Your Yield to
     Maturity........................    8
  Possession of the Contracts by WFS
     Combined with the Insolvency of
     WFS May Cause Your Payments to
     Be Reduced or Delayed...........    9
  Losses and Delinquencies on the
     Contracts May Differ From WFS'
     Historical Loss and Delinquency
     Levels..........................    9
  Noteholders Have No Recourse
     Against WFS for Losses..........    9
Formation of the Trust...............    9
  General............................    9
  Capitalization.....................   11
  Interest Rate and Currency Swap....   11
  Prefunding Account.................   11
  The Owner Trustee..................   11
The Contracts Pool...................   11
  Underwriting Procedures Relating to
     the Contracts...................   12
  Servicing of Contracts.............   14

                                       PAGE
                                       ----
Pool Factors and Trading
  Information........................   14
The Notes............................   15
  General............................   15
  Payments of Interest and
     Principal.......................   15
  Optional Redemption................   15
  Optional Repurchase of Contracts by
     WFSRC...........................   15
  Prepayment Following Optional
     Repurchase by WFSRC.............   16
  The Indenture Trustee..............   16
  Events of Default..................   16
Certain Information Regarding the
  Securities.........................   17
  Book-Entry Registration............   17
  DTC's Year 2000 Efforts............   18
  Definitive Securities..............   19
  Payments on the Contracts..........   19
  The Accounts and Eligible
     Investments.....................   20
  Distributions on the Notes.........   20
  Payment Priorities of the Notes;
     The Spread Account..............   20
  Withdrawals from the Spread
     Account.........................   22
  Payments from the Spread Account
     and Under the Note Policy.......   23
  Statements to Noteholders..........   23
  Evidence as to Compliance..........   23
  Certain Matters Regarding the
     Master Servicer.................   24
  Servicer Default...................   25
  Rights Upon Servicer Default.......   26
  Waiver of Past Defaults............   26
  Voting Interests...................   26
  Amendment..........................   27
  List of Noteholders................   29
  No Bankruptcy Proceedings..........   29
  Termination........................   29
  Payment in Full of Notes...........   30
  The Trustees.......................   30
  Duties of the Trustees.............   30
  Administration Agreement...........   31
  Prepayment Considerations..........   31
The Note Policy......................   32
  Other Terms of the Note Policy.....   33
Financial Security Assurance Inc.....   35
  General............................   35
  Reinsurance........................   35

                                       PAGE
                                       ----
Ratings..............................   35
  Capitalization.....................   36
  Insurance Regulation...............   36
  Sources of Additional
     Information.....................   36
The Master Servicer..................   36
  Collection of Payments.............   37
  Advances...........................   37
  Insurance on Financed Vehicles.....   38
  Servicer Determination and Reports
     to Trustees.....................   38
  Servicing Compensation.............   38
  Realization Upon Defaulted
     Contracts.......................   39
  Year 2000 Compliance...............   39
Certain Legal Aspects of the
  Contracts..........................   39
  General............................   39
  Security Interests in the Financed
     Vehicles........................   40
  Enforcement of Security Interests
     in Financed Vehicles............   42
  Other Matters......................   42
  Repurchase Obligation..............   43

                                       PAGE
                                       ----
WFAL.................................   43
WFSRC................................   44
WFS..................................   45
  General............................   45
  Business Activities................   45
Federal and California Income Tax
  Consequences.......................   45
  Federal Income Tax Consequences....   45
  Tax Characterization of Trusts.....   45
  Tax Consequences to Holders of the
     Notes...........................   46
  California Income Tax
     Consequences....................   48
ERISA Considerations.................   48
Plan of Distribution.................   48
Legal Matters........................   49
Experts..............................   49
Forward-Looking Statements...........   49
Index of Definitions.................   50

                                SUMMARY OF TERMS

     This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of an offering, carefully read this entire document and the accompanying prospectus supplement.

THE PARTIES:

The Issuer of the Trust.......   Each series of Notes will be issued by a
                                 separate owner trust (each, a "Trust")

Sellers/Seller................   WFS Financial Auto Loans, Inc. ("WFAL") and WFS
                                 Receivables Corporation ("WFSRC") or only WFAL, as described in the related prospectus supplement

Sellers' Addresses............   WFAL: 23 Pasteur, Irvine, California 92618
                                 WFSRC: 6655 West Sahara Avenue, Las Vegas,
                                 Nevada 89102

Sellers' Telephone Numbers....   WFAL: (949) 727-1000
                                 WFSRC: (702) 247-1442

Master Servicer...............   WFS Financial Inc ("WFS")

The Insurer...................   Financial Security Assurance, Inc. ("Financial
                                 Security")

Indenture Trustee.............   See the related prospectus supplement

Owner Trustee.................   See the related prospectus supplement

THE SECURITIES:

     We will describe in each prospectus supplement the securities we are offering at that time. The offered securities will include one or more classes of asset-backed notes.

The Notes.....................   Each Note will represent the right to receive
                                 payments of principal and interest as described in the related prospectus supplement.

THE TRUST PROPERTY:

General.......................   The property of each trust will be described in
                                 the applicable prospectus supplement. In general, trust property will include:

                                 - a pool of retail installment sales contracts
                                   and a limited number of installment loans originated by WFS, all of which are secured by new or used automobiles or light duty trucks;

                                 - credit enhancement features to provide
                                   protection against losses on trust assets, including, for example, an insurance policy guaranteeing all payments to be made to holders of the notes; and

                                 - the funds in a spread account.

THE CONTRACTS

     The Contracts will consist of

     - retail installment sales contracts secured by new and used automobiles and light duty trucks purchased by WFS from new and used car dealers,

     - installment loans secured by new and used automobiles and light duty trucks made by WFS to the obligors under those loans, and

     - installment loans secured by new and used automobiles and light duty trucks made by independent auto finance companies to the obligors under those loans, which loans are then purchased by WFS,

including in each case, the right to receive the payments due thereon from on or after the Cut-Off Date specified in the related prospectus supplement.

THE SPREAD ACCOUNT

     A Spread Account is a segregated trust account in the name of the Indenture Trustee that will afford you some limited protection against losses on the Contracts. The Spread Account will be part of each Trust. It would be created with an initial deposit by WFAL (the "Spread Account Initial Deposit"). On any distribution date, the funds that are available from the Spread Account will be distributed to you to cover any shortfalls in interest and principal required to be paid on the Notes. The funds in the Spread Account will be supplemented on each distribution date by any funds in the collection account remaining after making all of the payments necessary on that Distribution Date. The funds in the Spread Account will be supplemented until they are at least equal to a certain percentage, described in the related prospectus supplement, of the sum of the remaining principal balance of the Simple Interest Contracts and the present value of the remaining scheduled payments of the monthly principal and interest due on the Rule of 78's Contracts. The percentage to be applied will depend upon the loss and delinquency rate trigger in the related Sale and Servicing Agreement.

     If on the last day of any month or on any payment date the amount on deposit in the Spread Account is greater than the amount required to be in that account on that date, the excess cash will be distributed first to the Insurer to the extent of any unreimbursed amounts due to it, then to WFAL until WFAL has received an amount equal to the Spread Account Initial Deposit and finally to the Sellers in accordance with their certificate percentage interests as described in further detail in the prospectus supplement. You will have no further rights to any such excess cash once distributed.

THE NOTE POLICY

     The Insurer will issue policies that guarantee all payments due to the Noteholders of insured classes.

REDEMPTION OF SECURITIES AND REPURCHASE OF CONTRACTS:

OPTIONAL REPURCHASE OF CONTRACTS BY WFSRC

     If WFSRC is a seller, to the extent described in the related prospectus supplement, WFSRC may repurchase all of the Contracts it has sold to a Trust on any Distribution Date prior to which it has given notice that it is exercising this right (an "Optional Repurchase"). If WFSRC exercises its right to repurchase, WFSRC will pay a Trust, in addition to the Aggregate Scheduled Balance of the Contracts being repurchased, a premium in an amount to be specified in the related prospectus supplement.

OPTIONAL PURCHASE

     The Sellers may purchase all of the Contracts owned by a Trust at any Distribution Date at which the aggregate principal balance of the Simple Interest Contracts plus the aggregate of the present value of the remaining monthly principal and interest due on the Rule of 78's Contracts owned by the Trust is equal to or less than an amount to be specified in the related prospectus supplement (an "Optional Purchase").

OPTIONAL REDEMPTION AND PREPAYMENT

     If the Sellers purchase all of the Contracts of the Trust pursuant to an Optional Purchase as discussed above, each class of outstanding Notes will be redeemed in whole at a price equal to the unpaid principal amount of that class of Notes plus the accrued interest borne by that class of Notes.

MANDATORY REDEMPTION

     The Notes may be accelerated if an Event of Default has occurred and is continuing under the Indenture. Except as otherwise provided in the related prospectus supplement, if an Insurer Default has occurred and is continuing and an Event of Default has occurred and is continuing, the Indenture Trustee may be permitted to accelerate the Notes. Except as otherwise provided in the related prospectus supplement, if an Event of Default has occurred and is continuing but no Insurer Default has occurred and is continuing, the Insurer may have the right (in addition to its obligation to make Scheduled Payments on the Notes in accordance with the terms of the Note Policy), but not the obligation, to elect to accelerate the Notes. If the Notes are accelerated, the Master Servicer or the Indenture Trustee will sell or otherwise liquidate the property of the Trust and deliver the proceeds to the Indenture Trustee for distribution in accordance with the terms of the Indenture.

TAX STATUS AND ERISA CONSIDERATIONS:

     For information concerning the application of federal and state income tax laws, and ERISA considerations, see the accompanying prospectus supplement. We urge you to consult your own tax counsel before you purchase any securities.

                                  RISK FACTORS

     You should consider the following risk factors in deciding whether to purchase any of the Notes. You should also consider the risk factors set forth under the heading "Risk Factors" in the prospectus supplement.

ABSENCE OF A SECONDARY MARKET FOR THE NOTES COULD LIMIT YOUR ABILITY TO RESELL THE NOTES

     The absence of a secondary market for the Notes could limit your ability to resell them. This means that if in the future you want to sell any Notes before they mature, you may be unable to find a buyer or, if you find a buyer, the selling price may be less than it would have been if a market existed for the Notes. There currently is no secondary market for the Notes. The Underwriters expect to make a market in the Notes but will not be obligated to do so. There is no assurance that a secondary market for the Notes will develop. If a secondary market for the Notes does develop, it might end at any time or it might not be sufficiently liquid to enable you to resell any of your Notes.

THE RATINGS OF THE NOTES MAY BE WITHDRAWN OR REVISED WHICH MAY HAVE AN ADVERSE EFFECT ON THE MARKET PRICE OF THE NOTES

     A rating agency can revise or withdraw its ratings at any time if it feels the circumstances which led to the existing ratings have changed. A revision or withdrawal of the existing rating may have an adverse effect on the market price of the related Notes.

     A security rating is not a recommendation to buy, sell or hold the Notes. The ratings are an assessment by the Rating Agencies of the likelihood that each class of Notes will be paid in full by the related final scheduled distribution date. The ratings do not consider to what extent the Notes will be subject to prepayment.

LOSSES ON CONTRACTS MAY BE AFFECTED DISPROPORTIONATELY BECAUSE OF GEOGRAPHIC CONCENTRATION OF CONTRACTS IN CALIFORNIA

     We anticipate that, as compared to other states, California will account for a larger percentage of the aggregate principal balance of the Contracts. Information regarding geographic concentrations is set forth in the prospectus supplement under the heading "Geographic Concentration of the Contracts". Economic conditions or other factors affecting California in particular could adversely affect the losses on the Contracts.

PREPAYMENTS ON THE CONTRACTS COULD CAUSE YOU TO BE PAID EARLIER THAN YOU EXPECTED, WHICH MAY ADVERSELY AFFECT YOUR YIELD TO MATURITY

     The yield to maturity of the Notes may be adversely affected by a higher or lower than anticipated rate of prepayments on the contracts. If you purchase a Note at a premium based on your expectations as to its maturity or weighted average life, and the Note pays principal more quickly than you expected, your yield will be reduced and you may not recover the premium you paid. Similarly, if you purchase a Note at a discount based on your expectations as to its maturity or weighted average life, and the Note pays principal more slowly than you expected, your yield will be lower than you anticipated. The yield to maturity on interest only Notes will be extremely sensitive to the rate of prepayments on the contracts. If the contracts prepay very quickly the yield on an interest only Note could be dramatically reduced. The vehicle loans may be prepaid in full or in part at any time. We cannot predict the rate of prepayments of the contracts, which is influenced by a wide variety of economic, social and other factors, including among others, obsolescence, the prevailing interest rates, availability of alternative financing, local and regional economic conditions and natural disasters. Therefore, we can give no assurance as to the level of prepayments that a trust will experience. Your Notes could be subject to optional or mandatory redemption features, exposing you to investment risk. One or more classes of Notes of any series may be subject to optional or mandatory redemption in whole or in part, on or after a specified date, or on or after the time when the aggregate outstanding principal amount of the automobile loans or the securities is less than a specified amount or percentage. Since prevailing interest rates may fluctuate, we cannot assure you that you will be able to reinvest these amounts at a yield equaling or exceeding the yield on your securities. You will bear the risk of reinvesting unscheduled distributions resulting from a redemption.

POSSESSION OF THE CONTRACTS BY WFS COMBINED WITH THE INSOLVENCY OF WFS MAY CAUSE YOUR PAYMENTS TO BE REDUCED OR DELAYED

     Any insolvency by WFS while in possession of the contracts may result in competing claims to ownership or security interests in the contracts which could result in delays in payments on the securities, losses to securityholders or the repayment of the securities. In addition, if the company, the servicer, or a third party while in possession of the contracts, sells or pledges and delivers them to another party, that party could acquire an interest in the contracts with priority over the trustee's interest. This could result in delays in payments on the securities, losses to you or the repayment of the securities.

LOSSES AND DELINQUENCIES ON THE CONTRACTS MAY DIFFER FROM WFS' HISTORICAL LOSS AND DELINQUENCY LEVELS

     We cannot guarantee that the delinquency and loss levels of the contracts in the Trust will correspond to the historical levels WFS experienced on its loan and vehicle portfolio. There is a risk that delinquencies and losses could increase or decline significantly for various reasons including:

     - Changes in compliance with underwriting standards; or

     - Changes in the local, regional or national economies.

NOTEHOLDERS HAVE NO RECOURSE AGAINST WFS FOR LOSSES

     There is no recourse against WFS. The securities represent obligations solely of the trust or debt secured by the trust property. No securities will be guaranteed by WFS, WFAL, WFSRC or the applicable trustee. Consequently, if payments on the automobile loans, and to the extent available, any credit enhancement, are insufficient to pay the securities in full, you have no rights to obtain payment from the company.

                             FORMATION OF THE TRUST

GENERAL

     Each Trust will be a business trust formed for the transaction described in this prospectus under the laws of the State of Delaware pursuant to a trust agreement which will be amended and restated on a date to be specified in the prospectus supplement (the "Closing Date") (the "Trust Agreement"). After its formation, the Trust will only engage in the following activities:

     - acquiring, holding and managing the Contracts and the other assets of the Trust and proceeds therefrom;

     - issuing the Notes to investors;

     - issuing Certificates to Sellers or their affiliates;

     - making payments on the Notes; and

     - engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing purposes or are incidental thereto or connected therewith.

     On the Closing Date, the Sellers, WFAL and WFSRC, will individually or jointly establish the Trust (as described in greater detail in the related prospectus supplement), to which the Contracts will be sold. WFAL will sell and assign a percentage of the Contracts directly to the Trust, and the remaining Contracts will be transferred to WFSRC, which will then sell and assign those Contracts to the Trust. The percentage of Contracts to be sold to the Trust through WFSRC will be specified in the related prospectus supplement and will range from zero percent to one hundred percent. The Sellers will receive Certificates representing their beneficial interest in the assets of the Trust. The Certificates will be subordinate to the Notes.

     WFS will act as Master Servicer of the Contracts and will receive compensation and fees for those services. WFS, as Master Servicer, may retain physical possession of the original executed Contracts, and certain other documents or instruments relating to the Contracts, as custodian for the Owner Trustee pursuant to the Sale and Servicing Agreement, or may employ one or more Subservicers as custodians. In order to protect the Trust's ownership interest in the Contracts, the Trust's interest in the Contracts will be perfected by filing UCC-1 financing statements in the State of California to give notice of the Trust's ownership of the Contracts. Under the Sale and Servicing Agreement and the Indenture, WFS will be obligated to take all necessary steps to preserve and protect the interests of the Trustees in the Contracts. Neither the Indenture Trustee nor the Owner Trustee will be responsible for the legality, validity or enforceability of any security interest in respect of any Contract. WFS will not physically segregate the Contracts from other retail installment sales contracts and installment loans owned or serviced by it and will not stamp the Contracts with notice of the sale to the Sellers or the Trust. See "Certain Legal Aspects of the Contracts."

     Simultaneously with the issuance of the Notes, the Insurer will issue a policy (the "Note Policy") to the Indenture Trustee and to the Owner Trustee for the benefit of the Noteholders. Under the Note Policy, the Insurer will unconditionally and irrevocably guarantee to the related Noteholders full and complete payment of the Scheduled Payments for each Distribution Date. The Insurer will have a lien on the Contracts and other documents relating to the Contracts subordinate to the interest of the Noteholders, which lien cannot be executed upon until all required payments under the Note Policy have been made. Detailed information about the Note Policy and the Insurer are set forth under the headings "The Note Policy" and "The Insurer".

     On and after the Closing Date, the property of the Trust will consist of:

     - Contracts secured by new or used automobiles and light duty trucks (the "Financed Vehicles");

     - principal and interest due under the Contracts on and after a date to be specified in the prospectus supplement (the "Cut-Off Date");

     - security interests in the Financed Vehicles;

     - the Note Policy;

     - amounts on deposit in the Collection Account, the Note Distribution Account, the Spread Account and the Holding Account, including all Eligible Investments therein and all income from the investment of funds therein and all proceeds therefrom;

     - proceeds from claims under certain insurance policies in respect of individual Financed Vehicles or obligors under the Contracts (the "Obligors"); and

     - rights as a third party beneficiary under the sale and servicing agreement (the "Sale and Servicing Agreement"), among the Trust, the Sellers and the Master Servicer.

     Pursuant to the Indenture, the property of the Trust (other than the Note Distribution Account and the Note Policy) will be held by the Master Servicer for the benefit of the Indenture Trustee and the Insurer on behalf of the holders of the Notes.

     After the sale and assignment of the Contracts to the Trust, WFS as the Master Servicer must repurchase Contracts only if:

          (a) one of the following occur:

        - any representation or warranty made by WFS is incorrect;

        - WFS breaches its obligations under the Sale and Servicing Agreement regarding collection of payments on the Contracts; or

        - WFS fails to maintain the Trust's first priority perfected security interest in each Contract;

          (b) such incorrectness or breach listed in (a) above is not cured within 30 days; and

          (c) that incorrectness or breach materially and adversely affects a Contract.

     See "The Master Servicer."

CAPITALIZATION

     Each prospectus supplement sets forth further details regarding the capitalization of the related Trust.

INTEREST RATE AND CURRENCY SWAPS

     The Trust may also include a derivative arrangement for any series or class of Notes. A derivative arrangement may include a guaranteed rate agreement, a maturity liquidity facility, a tax protection agreement, an interest rate cap or floor agreement, an interest rate or currency swap agreement or any other similar arrangement. The related prospectus supplement will contain further details regarding any such arrangement.

PREFUNDING ACCOUNT

     The amount of Notes issued by a particular Trust may exceed the Aggregate Scheduled Balance of the Contracts sold to that Trust. If so, the difference is placed in a cash account (the "Prefunding Account"). The Prefunding Account is used to purchase additional Contracts by the Trust. The Prefunding Account will not exceed 25% of the principal amount of the Notes sold by a Trust. The related prospectus supplement will contain further details regarding the Prefunding Account, if any.

THE OWNER TRUSTEE

     The Owner Trustee will have the rights and duties set forth herein under "Certain Information Regarding the Securities -- The Trustees" and "-- Duties of the Trustees." Each prospectus supplement will contain further information regarding the Owner Trustee.

                               THE CONTRACTS POOL

     Each Contract is a retail installment sales contract or installment loan originated by a new or used car dealer or an auto finance company. Most of the Contracts will be purchased by WFS from new and used car dealers, however, a limited number of Contracts may be installment loans originated by branch offices or affiliates of WFS directly to consumers or by other independent auto finance companies which loans are then sold to WFS. Each Contract is secured by a Financed Vehicle. Except as otherwise noted, all references to contracts include installment loans.

     WFS will select the Contracts from its portfolio of fixed-interest rate retail installment sales contracts which are secured by new and used automobiles or light duty trucks. The Contracts are underwritten and purchased by WFS in the ordinary course of its business operations. Each of the Contracts is fully amortizing and provides for level payments over its term, with the portions of principal and interest of each such level payment being determined on the basis of the Rule of 78's or the simple interest (actual number of days) method. The amortization of the Rule of 78's Contracts will result in the outstanding principal balance on each of those Contract being in excess of the Scheduled Balance of that Contract. For purposes of the Trust, all Rule of 78's Contracts are amortized on an actuarial basis to prevent shortfalls of principal payments on the Notes. As amortization on an actuarial basis produces a faster amortization than does application of the Rule of 78's, there will not be a shortfall of principal in any event, including as a result of prepayments or timely payment to maturity of a Rule of 78's Contract.

     The prospectus supplement sets forth details regarding the percentage of Contracts which are Rule of 78's Contracts and the percentage of Contracts which are Simple Interest Contracts. Each prospectus supplement also will contain details regarding the distribution of Contracts by APR, the geographic concentration of the Contracts, and the percentage of Contracts relating to new and used vehicles.

UNDERWRITING PROCEDURES RELATING TO THE CONTRACTS

     WFS and its predecessors and affiliates have underwritten and purchased contracts since 1973. The discussion herein regarding contracts is applicable to the Contracts and none of the Contracts included in the Trust Property will have been underwritten under special financing programs. WFS purchases contracts across the full spectrum of the prime and non-prime credit quality market. It offers competitive rates commensurate with the risks inherent in its obligors' ability to make payments under their contracts.

     Substantially all contracts are nonrecourse to the originating dealer or lender. In the case of new vehicle contracts, the original amount financed does not exceed the sum of the dealer's cost, taxes, license fees, service warranty cost and, if applicable, premium for credit life or credit disability insurance, and in some cases, miscellaneous costs. Over-advances (i.e., advances in excess of the amount specified in the previous sentence) may be made under certain circumstances to assist a dealer in selling an automobile or light duty truck by permitting a lower down payment, and in some cases no down payment, based on the creditworthiness of the applicant. For used vehicles, the amount financed does not exceed the wholesale "blue book" value for the vehicle plus the related expenses and the over-advances just described. WFS does not have a fixed maximum amount financed as a percentage of the wholesale or retail value of the financed vehicle. Any amount financed in excess of the wholesale value of the financed vehicle is dependent upon the creditworthiness of the applicant. WFS believes that, with respect to substantially all contracts, the total amount financed, including any over-advance, does not exceed the retail value of the financed vehicle.

     Each contract is fully amortizing and provides for level payments over its term with the portion of principal and interest of each level payment determined generally on the basis of the sum of the digits (also known as the Rule of 78's), or on a simple interest basis otherwise. WFS does not have minimum maturity requirements; however, contracts of less than three years maturity are seldom purchased or made due to low customer demand.

     The underwriting process begins when an application is faxed to WFS' centralized data entry center. WFS' data entry group enters the applicant information into its front-end underwriting computer system. Once the application has been entered, the computer system will automatically obtains credit bureau information on the applicant which is then routed through one of WFS' multiple proprietary credit scorecards.

     WFS uses credit scoring to differentiate credit applicants and to rank order credit risk in terms of expected default probabilities, which enables WFS to tailor contract pricing and structure according to this statistical assessment of credit risk. For example, a consumer with a lower score would indicate a higher probability of default; therefore, WFS would structure and price the transaction to compensate for this higher default risk. Multiple scorecards are used to accommodate the full spectrum of contracts WFS purchases. In addition to a credit score, the system will highlight certain aspects of the credit application which have historically impacted the creditworthiness of the borrowers.

     Given the different risk characteristics of the contracts WFS acquires, WFS has separate credit analysts who specialize in reviewing either prime or non-prime contracts. Credit analysts are responsible for properly structuring and pricing deals to meet WFS' risked-based criteria. Credit analysts review the information, structure and price of an application and make a determination whether to approve or decline it, or make a counteroffer to the dealer. Each credit analyst's lending levels and approval authorities are established based on the individual's credit experience and portfolio performance, credit manager audit results and quality control review results. Higher levels of approvals are required for higher credit risk and are controlled by system driven parameters and limits. System driven controls include limits on interest rates, contract term, contract advances, payment to income ratios, debt to income ratios, collateral values and low side overrides.

     Once adequate approval has been received, the computer system automatically sends a fax back to the dealer with WFS' credit decision, specifying approval, denial or conditional approval based upon modification to the transaction such as increase in down payment, reduction of term, or the addition of a co-signer. As part of the approval process, the system or the credit analyst may require that some of the information be verified, such as income, employment, residence or credit history of the applicant. The system increases efficiency by automatically denying approval in certain circumstances without additional underwriting being performed. These automated notices are controlled by parameters set by WFS to be consistent with WFS' credit policy.

     If the dealer and obligor accept the terms of the approval, the dealer is required to deliver the necessary documentation for each contract to the appropriate office. The operations group audits such documents for completeness and consistency with the application, providing final approval and funding of the contract. A direct deposit is made or a check is prepared and is promptly sent to the dealer for payment. The dealer's proceeds include an up-front dealer participation paid to the dealer for consideration of the acquisition of the contract. The completed contract file is then forwarded to the records center for imaging.

     Under the direction of the Credit Pricing Committee, the Chief Credit Officer oversees credit risk management, sets underwriting policy, monitors contract pricing and tracks compliance to underwriting policies and re-underwrites select contracts. If re-underwriting statistics are unacceptable, all monthly and quarterly incentives. are forfeited by the office that originated the contracts. WFS' internal quality control group reviews contracts, on a statistical sampling basis, to ensure adherence to established lending guidelines and proper documentation requirements. Credit managers, within each regional business center, provide direct management oversight to each credit analyst. In addition, the Chief Credit Officer provides oversight management to ensure that all credit managers analysts are following overall corporate guidelines.

     Contracts purchased from independent auto finance companies are fully underwritten by WFS in the same manner and to the same criteria as Contracts originated by WFS. WFS purchases Contracts from independent auto finance companies only after WFS has completed a thorough review of the business practices and lending criteria applied by that independent auto finance company and WFS has entered into a written agreement with that company. The written agreement contains representations and warranties as to the Contracts no less broad than those made by WFS or the Sellers in the Sale and Servicing Agreement as to a related Trust.

SERVICING OF CONTRACTS

     WFS services all of the contracts WFS purchases, both those held by WFS and those sold in securitization transactions. The servicing process includes the routine collection and processing of payments, responding to borrower inquiries, maintaining the security interest in the vehicle, maintaining physical damage insurance coverage and repossessing and selling collateral when necessary.

     WFS uses monthly billing statements to serve as a reminder to borrowers as well as an early warning mechanism in the event a borrower has failed to notify WFS of an address change. Approximately 15 days before a borrower's payment is due, WFS mails a billing statement directing the borrower to mail payments to WFS' lockbox address. Payments received in the mail or through WFS' offices are processed by WFS' remittance processing center using state of the art lockbox equipment. To expedite the collection process, WFS accepts payments from borrowers through automated payment programs including PC banking, direct debits and third party payment processing services. WFS' customer service center uses interactive voice response technology to answer routine account questions and route calls to the appropriate service counselor.

     WFS' fully integrated servicing and collections system automatically forwards accounts based on estimated likelihood of default and delinquency status to WFS' automated dialers or to WFS' collection centers throughout the country. Borrowers who are past due initially receive a call from a collector queued by WFS' automated telephone dialing system. If the system is unable to reach a borrower within a specified number of days or if the account is more than 30 days delinquent, the account is forwarded to a collection specialist within the office that originated the contract. This process balances the efficiency of centralized collection efforts with the effectiveness of decentralized personal collection efforts. WFS' systems also track delinquencies and chargeoffs, monitor the performance of WFS' collection associates and forecast potential future delinquency. To assist in the collections process, WFS can access original documents through WFS' imaging system which stores all the documents related to each contract. WFS limits deferments to a maximum of three deferments over the life of the contract and rarely rewrite contracts.

     If satisfactory payment arrangements are not made, the vehicle is generally repossessed within 60 to 90 days of the date of delinquency, subject to compliance with applicable law. WFS uses independent contractors to perform repossessions. The vehicle remains in WFS' custody generally for 15 days, or longer if required by local law, to provide the obligor the opportunity to redeem the contract. If after the redemption period the delinquency is not cured, WFS writes down the vehicle to fair value and reclassifies the contract as a repossessed asset. After the redemption period expires, WFS prepares the vehicle for sale. WFS sells substantially all repossessed vehicles through wholesale auto auctions, subject to applicable law. WFS does not provide the financing on repossessions sold. WFS uses regional remarketing departments to sell WFS' repossessed vehicles. Once the vehicle is sold, any remaining deficiency balances are then charged off.

                      POOL FACTORS AND TRADING INFORMATION

     The "Note Pool Factor" for each Class of Notes will be a six-digit decimal which the Master Servicer will compute prior to each Distribution Date indicating the unpaid principal amount of each

Class of Notes, after giving effect to payments to be made on that Distribution Date, as a fraction of the initial outstanding principal amount of that Class of Notes. Each Note Pool Factor will be 1.000000 as of the Closing Date, and thereafter will decline to reflect reductions in the outstanding principal amount of the applicable Class of Notes. A Noteholder's portion of the aggregate outstanding principal amount of the related Class of Notes will be the product of (i) the original denomination of such Noteholder's Note and (ii) the applicable Note Pool Factor at the time of determination.

     The Noteholders will receive reports on or about each Distribution Date concerning payments received on the Contracts, the Pool Balance, each Note Pool Factor and various other items of information. In addition, Noteholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. See "Certain Information Regarding the Securities -- Statements to Noteholders."

                                   THE NOTES

GENERAL

     For each Trust that issues notes, one or more classes of notes of the related series will be issued pursuant to the terms of an indenture (the "Indenture"). You can obtain a copy of the Indenture (without exhibits) by writing to the Indenture Trustee at its Corporate Trust Office. The following summary and the information contained under "Certain Information Regarding the Securities" describes certain terms of the Indenture and the Notes, but does not purport to be complete. You should review the applicable prospectus supplement, the provisions of the Notes and the Indenture along with the following summary in order to have more complete information. Where particular provisions or terms used in the Notes or the Indenture are referred to, the actual provisions of such documents (including definitions of terms) are incorporated by reference as part of such summaries.

PAYMENTS OF INTEREST AND PRINCIPAL

     The applicable prospectus supplement will describe the timing and priority of payment, seniority, allocations of losses, interest rate and amount of or method of determining payments of principal and interest on each class of notes of a given series, including the final distribution date for each class of Notes (each, a "Final Scheduled Distribution Date"). In particular, interest and/or principal may be paid at different intervals, for example, monthly, quarterly, or semi-annually. Interest may be payable on either a fixed or floating rate basis. The rights of holders of any class of notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of any other class or classes of Notes of that series.

OPTIONAL REDEMPTION

     Each Class of outstanding Notes may be subject to redemption, on terms set forth in the applicable prospectus supplement. An "Optional Purchase" may occur on any distribution date at which the aggregate principal balance of the Simple Interest Contracts plus the aggregate of the present value of the remaining monthly principal and interest due on the Rule of 78's Contracts owned by the Trust is equal to or less than an amount to be specified in the applicable prospectus supplement.

OPTIONAL REPURCHASE OF CONTRACTS BY WFSRC

     If WFSRC is a seller, as described in the related prospectus supplement, it will have an Optional Repurchase right as to the Contracts it has sold to a Trust If WFSRC exercises its Optional

Repurchase right, WFSRC will pay the Trust a repurchase premium in an amount to be specified in the related prospectus supplement.

PREPAYMENT FOLLOWING OPTIONAL REPURCHASE BY WFSRC

     If WFSRC exercises its Optional Repurchase right as described above:

     - the amount received upon repurchase equal to the Aggregate Scheduled Balance of the repurchased Contracts will be treated as Collections and distributed to the Noteholders in the order of priority specified in the related prospectus supplement in addition to the distributions to which the Noteholders would then otherwise be entitled to receive,

     - the amount received equal to the prepayment premium will be distributed by the Trust on a pro-rata basis to all classes of Notes then outstanding based upon the principal amount of each such class outstanding as of the Distribution Date on which the distribution occurs, and

     - the repurchased Contracts will be transferred back to WFSRC and will no longer be assets of the Trust.

The effect of the exercise by WFSRC of its optional right to repurchase all of the Contracts it has sold to a Trust will be a reduction of the average life of those classes of Notes outstanding at the time the optional repurchase occurs. The extent of that reduction will be a function of when, following the Closing Date, the repurchase occurs. The reduction will be greater the sooner after the Closing Date the repurchase occurs.

THE INDENTURE TRUSTEE

     The Indenture Trustee will have the rights and duties set forth under "Certain Information Regarding the Securities -- The Trustees" and "-- Duties of the Trustees." Each prospectus supplement will contain further information regarding the Indenture Trustee.

EVENTS OF DEFAULT

     With respect to the Notes of a given series (unless otherwise specified in the related prospectus supplement), "Events of Default" under the related Indenture will occur if:

          (1) the Trust fails to pay any interest on the Notes of any Class within 5 days after the interest payment becomes due and payable;

          (2) the Trust fails to pay any principal of the Notes of any Class when it becomes due and payable;

          (3) the Indenture Trustee notifies the Trust, or if the Holders of Notes evidencing at least 25% of the voting interests of all the Notes notifies the Trust or the Indenture Trustee, that one of the following events has occurred, and continues for a period of 30 days after the notice is given:

        - the Trust fails to observe or perform any covenant or agreement it made in the Indenture; or

        - the representations or warranties made by the Trust in the Indenture or in any certificate delivered pursuant to or in connection with the Indenture was incorrect in a material respect at the time it was made; or

          (4) certain events of bankruptcy, insolvency, receivership or liquidation relating to the Trust occur (each, a "Trust Insolvency").

                  CERTAIN INFORMATION REGARDING THE SECURITIES

BOOK-ENTRY REGISTRATION

     The Depository Trust Company ("DTC"), New York, New York, will act as securities depository for the Notes. Each Class of Notes will be issued as fully registered securities registered in the name of Cede & Co. ("Cede"), the nominee of DTC. No person acquiring a beneficial interest in the Notes (an "Owner") will be entitled to receive a Definitive Security representing such person's beneficial ownership interest in the related Notes except in the event that Definitive Securities are issued under the limited circumstances described herein. It is anticipated that the only Noteholders will be Cede, as nominee of DTC. Owners of Notes will not be recognized by the Indenture Trustee as "Noteholders," as such term will be used in the Indenture. Owners of Notes will only be permitted to exercise the rights of Noteholders indirectly through DTC and its Participants, as further described below.

     DTC is a limited purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code in effect in the State of New York and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). DTC was created to hold securities for its participating members ("Participants") and to facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in accounts of its Participants, thereby eliminating the need for physical movement of securities certificates. Participants include securities brokers and dealers (including the Underwriters), banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (the "Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Securities and Exchange Commission.

     Owners of Notes that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or an interest in, Notes may do so only through Participants and Indirect Participants. Participants will receive a credit for the related Notes on DTC's records. The ownership interest of each Owner of Notes will in turn be recorded on the respective records of Participants and Indirect Participants. Owners of Notes will not receive written confirmation from DTC of their purchase, but Owners of Notes are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Participant or Indirect Participant through which the Owner of Notes entered into the transaction. Transfers of ownership interests in the Notes will be accomplished by entries made on the books of Participants acting on behalf of Owners of Notes.

     To facilitate subsequent transfers, all Notes deposited by Participants with DTC will be registered in the name of Cede, as nominee of DTC. The deposit of Notes with DTC and their registration in the name of Cede will not change beneficial ownership. DTC will have no knowledge of the actual Owners of Notes and its records will reflect only the identity of the Participants to whose accounts such Notes are credited, which may or may not be the ultimate Owners of Notes. Participants and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to Participants, by Participants to Indirect Participants and by Participants and Indirect Participants to Owners of Notes will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     DTC's practice is to credit Participants' accounts on each Distribution Date in accordance with their respective holdings of Notes as shown on DTC's records unless DTC has reason to believe that it will not receive payment on such Distribution Date. Payments by Participants and Indirect Participants to Owners of Notes will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant or Indirect Participant and not of DTC, the Indenture Trustee, the Owner Trustee, Financial Security or the Seller, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal of and interest on the Notes to DTC will be the responsibility of the related Trustee, disbursement of such payments to Participants will be the responsibility of DTC and disbursement of such payments to Owners of Notes will be the responsibility of Participants and Indirect Participants. As a result, under the book-entry format, Owners of Notes may experience some delay in their receipt of payments. DTC will forward such payments to its Participants which thereafter will forward them to Indirect Participants or Security Owners.

     Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of an Owner of Notes to pledge Notes to persons or entities that do not participate in the DTC system, or otherwise take actions with respect to such Notes, may be limited due to the lack of a physical certificate for such Notes.

     Neither DTC nor Cede will consent or vote with respect to the Notes. Under its usual procedures, DTC will mail an "Omnibus Proxy" to the Indenture Trustee or the Owner Trustee, as the case may be, as soon as possible after each applicable record date for such a consent or vote. The Omnibus Proxy will assign Cede's consenting or voting rights to those Participants to whose accounts the related Notes will be credited on that record date (identified in a listing attached to the Omnibus Proxy).

     None of the Master Servicer, the Seller, Financial Security, the Indenture Trustee or the Owner Trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Notes held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

DTC'S YEAR 2000 EFFORTS

     We believe that DTC has not experienced any "Year 2000 Problems." DTC management is aware that some computer applications, systems, and the like for processing data ("Systems") that are dependent upon calendar dates, including dates before, on, and after January 1, 2000, may encounter Year 2000 Problems. DTC has informed its Participants and other members of the financial community that it has developed and has implemented a program so that its Systems, as the same relate to the timely payment of distributions (including principal and income payments) to securityholders, book-entry deliveries, and settlement of trades within DTC ("DTC Services"), continue to function appropriately. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, DTC's plan included a testing phase, which was completed within appropriate time frames.

     However, DTC's ability to perform properly its services is also dependent upon other parties, including but not limited to issuers and their agents, as well as third party vendors from whom DTC licenses software and hardware, and third party vendors on whom DTC relies for information of the provision of services, including telecommunication and electrical utility service providers, among others. DTC has indicated that it has contacted (and will continue to contact) third party vendors from whom DTC acquires services to: (i) impress upon them the importance of such services being Year 2000 compliant; and (ii) determine the extent of their efforts for Year 2000 remediation (and, as appropriate, testing) of their services. In addition, DTC is in the process of developing such contingency plans as it deems appropriate.

     According to DTC, the foregoing information with respect to DTC has been provided for informational purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind.

DEFINITIVE SECURITIES

     Physical certificates representing any Class of Notes ("Definitive Securities") will be issued to the related Owners of Notes rather than to DTC, only if:

     - DTC is no longer willing or able to discharge its responsibilities as depository with respect to the Notes, and neither the Indenture Trustee nor the Owner Trustee, as the case may be, nor the Administrator is able to locate a qualified successor;

     - the Administrator, at its option, elects to terminate the book-entry system with respect to the related Notes through DTC; or

     - after an Event of Default or Servicer Default, Noteholders evidencing 51% or more of the voting interests of the related Notes advise the related Trustee through DTC and its Participants in writing that the continuation of a book-entry system through DTC or its successor is no longer in the best interests of the related Owners of Notes.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, the Owner Trustee or Indenture Trustee, as the case may be, will be required to notify the related Owners of Notes, through Participants, of the availability through DTC of Definitive Securities. Upon surrender by DTC of the certificates representing all Notes of any affected Class and the receipt of instructions for re-registration, such Trustee will issue Definitive Securities to the related Owners of Notes, who thereupon will become Noteholders for all purposes of the Indenture or the Trust Agreement, respectively.

     Distributions on the Definitive Securities will thereafter be made by the related Trustee directly to holders of such Definitive Securities in accordance with the procedures described herein and to be set forth in the Indenture and the Trust Agreement. Interest payments and any principal payments on the Notes on each Distribution Date will be made to holders in whose names the Definitive Securities were registered at the close of business on the Record Date with respect to such Distribution Date. Distributions will be made by check mailed to the address of such holders as they appear on the register specified in the Trust Agreement or the Indenture, as the case may be. The final payment on any Notes (whether Definitive Securities or Notes registered in the name of Cede), however, will be made only upon presentation and surrender of such Notes at the office or agency specified in the notice of final distribution to Noteholders. The Owner Trustee or the Indenture Trustee will mail such notice to registered Noteholders within five Business Days of receipt from the Master Servicer of notice of termination of the Trust.

     Definitive Securities will be transferable and exchangeable at the offices of the Owner Trustee or the Indenture Trustee (or any security registrar appointed thereby), as will be set forth in the Trust Agreement or the Indenture, as the case may be. No service charge will be imposed for any registration of transfer or exchange, but such Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

PAYMENTS ON THE CONTRACTS

     All Net Collections on or in respect of the Contracts will be deposited in or credited to the Collection Account or, in limited instances, the Holding Account. "Net Collections" will include all payments received by the Master Servicer on or in respect of the Contracts due on or after the Cut-Off Date, net of late payments in respect of which the Master Servicer has previously made an Advance or reimbursement to the Master Servicer for Nonrecoverable Advances. Net Collections will include:

          (a) prepayments, Net Liquidation Proceeds and Net Insurance Proceeds;

          (b) any amounts deposited in the Collection Account by:

           - a Seller to purchase Contracts, or

           - the Master Servicer to purchase Contracts; and

          (c) any Advances that may be made by the Master Servicer in respect of delinquent Contracts.

     "Net Liquidation Proceeds" will be proceeds received by the Master Servicer (net of Liquidation Expenses) upon liquidation of any Defaulted Contract. "Liquidation Expenses" will be the reasonable out-of-pocket expenses (exclusive of overhead expenses) incurred by the Master Servicer in realizing upon a defaulted Contract. "Net Insurance Proceeds" will be proceeds paid by any insurer under a comprehensive and collision or limited dual interest insurance related to a Contract (other than funds used for the repair of the related Financed Vehicle or otherwise released to the related Obligor in accordance with normal servicing procedures), after reimbursement to the Master Servicer of expenses recoverable under such insurance policy.

     Subject to the remainder of this paragraph, distributions on the Notes will be made on each Distribution Date out of Net Collections for the related Due Period plus certain reinvestment earnings on Eligible Investments and any Advance made by the Master Servicer as described under "The Master Servicer -- Advances." The amount of those Net Collections, reinvestment earnings and Advances on each Distribution Date will be applied as described under "Certain Information Regarding the Securities -- Distributions on the Securities." Amounts, to the extent available, will be withdrawn from the Spread Account to cover any shortfalls in distributions to Noteholders. Under the Note Policy, the Insurer will be obligated to provide for distribution on the Notes on each Distribution Date the amount, if any, by which the amount of Net Collections and funds available in the Spread Account is less than the sum of the interest and principal due on the Notes for that Distribution Date and will be obligated to provide for the payment of Scheduled Payments on the Notes on the respective Final Scheduled Distribution Dates.

THE ACCOUNTS AND ELIGIBLE INVESTMENTS

     General. All net collections received by the Master Servicer on or in respect of the Contracts and any Advances made by the Master Servicer will be deposited in or credited to the Collection Account or, in certain limited instances, the Holding Account. All amounts paid under the Note Policy will be deposited in or credited to the Collection Account. On each Distribution Date, the Indenture Trustee will distribute the amounts on deposit in the Collection Account with respect to such Distribution Date to the Note Distribution Account. All payments to Noteholders will be made from the Note Distribution Account.

     The Collection Account. The Master Servicer will cause all collections made on or in respect of the Contracts during a Due Period (other than amounts to be deposited in the Holding Account as described below) to be deposited in or credited to an account (the "Collection Account") to be established by the Master Servicer under the Sale and Servicing Agreement. The collections deposited will be net of late payments in respect of which the Master Servicer has previously made an Advance and reimbursements to it for Nonrecoverable Advances. The Collection Account may, upon prior written approval of the Insurer, be an uninsured general ledger account or a deposit account at the Bank. Funds in the Collection Account will be invested in a reinvestment contract (the "Reinvestment Contract") under which the Bank and WFS Financial Auto Loans 2, Inc., a subsidiary of WFS, will be the obligors, so long as the Reinvestment Contract is an Eligible Investment as described below. The reinvestment earnings on the Reinvestment Contract for each Distribution Date will be equal to the amount, if any, by which the related payment of interest for that Distribution Date exceeds the aggregate amount of interest accrued on the Contracts during the related Due Period. If the Reinvestment Contract does not qualify as an Eligible Investment, the Indenture Trustee shall invest the funds on deposit in the Collection Account in one or more other Eligible Investments. Payments under the Reinvestment Contract will be deposited in the Collection Account no later than the Business Day immediately preceding each Distribution Date.

     If an Event of Default under the Sale and Servicing Agreement has occurred and is continuing, funds in the Collection Account eligible to be invested in Eligible Investments will be invested at the direction of the Indenture Trustee. "Eligible Investments" will be specified in the Sale and Servicing Agreement and will be limited to investments which meet the criteria of the Rating Agencies as being consistent with their then-current ratings of the Notes. All income or other gain from such investments will be promptly deposited in, and any loss resulting from such investments shall be charged to, the Collection Account.

     The Distribution Accounts. The Master Servicer will establish and maintain with the Indenture Trustee an account, in the name of the Indenture Trustee on behalf of the Noteholders, in which amounts released from the Collection Account for distribution to Noteholders will be deposited and from which all distributions to Noteholders will be made (the "Note Distribution Account").

     The Holding Account. The Master Servicer will establish an account (the "Holding Account") into which it will deposit during each Due Period payments on Rule of 78's Contracts that are due in one or more subsequent Due Periods. Funds in the Holding Account due in the next Due Period will be transferred to the Collection Account immediately after the next succeeding Distribution Date.

DISTRIBUTIONS ON THE NOTES

     With respect to each series of Notes, beginning on the Distribution Date specified in the applicable prospectus supplement, payments of principal of and interest (or, where applicable, of principal or interest only) on each class of those Notes entitled thereto will be made by the applicable Indenture Trustee to the Noteholders. The timing, calculation, allocation, order, source, priorities of and requirements for all payments to each class of Noteholders will be set forth in the applicable prospectus supplement.

     With respect to each Trust, on each Distribution Date, collections on the related Receivables will be withdrawn from the related Collection Account and will be paid to the Noteholders to the extent provided in the applicable prospectus supplement. Credit enhancement, including an insurance policy, will be available to cover any shortfalls in the amount available for payment to the Noteholders on that date to the extent specified in the applicable prospectus supplement. As more fully described in the applicable prospectus supplement:

          1. payments of principal of a class of Notes of a given series will be subordinate to payments of interest on that class;

          2. payments in respect of one or more classes of Notes may be subordinated to payments in respect of other classes of Notes of the same series.

PAYMENT PRIORITIES OF THE NOTES; THE SPREAD ACCOUNT

     General. The rights of the Noteholders to receive distributions with respect to the Contracts will be subordinated to the rights of the Master Servicer (to the extent that the Master Servicer has not been reimbursed for any outstanding Advances and has not been paid all Servicing
Fees), the Trustees (to the extent the Trustees and such other entities have not received all Trust Fees and Expenses payable to them) and the Insurer (to the extent of any Unreimbursed Insurer Amounts). In addition, the rights of the Noteholders to receive distributions with respect to the Contracts will be subject to the priorities set forth under "-- Distributions on the Securities -- Deposits to the Distribution Accounts; Priority of Payments," to the extent described above. Such priorities and subordination are intended to enhance the likelihood of timely receipt by senior Noteholders of the full amount of interest and principal required to be paid to them, and to afford such senior Noteholders limited protection against losses in respect of the Contracts.

     The Spread Account. In the event of delinquencies or losses on the Contracts, the foregoing protection will be effected both by the preferential right of the Noteholders to receive current distributions with respect to the Contracts and by the establishment of a segregated trust account in the name of the Indenture Trustee (the "Spread Account"). A Spread Account will be part of each Trust. The Indenture Trustee will have a perfected security interest in the Spread Account and in all amounts deposited in or credited to the Spread Account as well as all Eligible Investments made with such deposits and earnings. The Spread Account will be created with an initial deposit by WFAL on the Closing Date in an amount to be specified in the prospectus supplement (the "Spread Account Initial Deposit"). The Spread Account will thereafter be funded by the deposit therein of any Excess Amounts in respect of each Distribution Date, until the amount on deposit in the Spread Account is at least equal to the Specified Spread Account Balance.

     Amounts held from time to time in the Spread Account will continue to be held for the benefit of holders of the Notes and the Insurer and those amounts will be invested in Eligible Investments. Investment income on monies on deposit in the Spread Account will be credited to the Spread Account. Any loss on that investment will be charged to the Spread Account.

     Calculation of Specified Spread Account Balance. The "Specified Spread Account Balance" will be calculated as described in the related prospectus supplement.

WITHDRAWALS FROM THE SPREAD ACCOUNT

     Amounts held from time to time in the Spread Account will continue to be held for the benefit of the Noteholders and the Insurer. On each Distribution Date, funds will be withdrawn from the Spread Account to the extent that the amount on deposit in the Note Distribution Account is less than the Note Distributable Amount and will be deposited in the Note Distribution Account. See "Certain Information Regarding the Securities -- Withdrawals from the Spread Account" in the related prospectus supplement.

     If the amount on deposit in the Spread Account on any Calculation Day or any Distribution Date (after giving effect to all deposits thereto or withdrawals therefrom on that Distribution Date) is greater than the Specified Spread Account Balance, the Indenture Trustee will distribute any excess first, to the Insurer, to the extent of any Unreimbursed Insurer Amounts, then to WFAL until WFAL has received from the Spread Account an aggregate amount equal to the Spread Account Initial Deposit and thereafter as described in the related prospectus supplement.

     Upon any distributions to the Insurer, either Seller or the Noteholders will have no further rights in, or claims to, such amounts. None of the Noteholders, the Indenture Trustee, the Owner Trustee, the Sellers or the Insurer will be required to refund any amounts properly distributed or paid to them, whether or not there are sufficient funds on any subsequent Distribution Date to make full distributions to the Noteholders. The obligations of the Insurer under the Note Policy will not be diminished or otherwise affected by any amounts distributed to the Insurer.

PAYMENTS FROM THE SPREAD ACCOUNT AND UNDER THE NOTE POLICY

     On each Distribution Date on which the Note Distributable Amount exceeds the amount then on deposit in the Note Distribution Account, the Noteholders will be entitled to receive that deficiency (including amounts necessary to reduce the outstanding principal balance of a given Class of Notes to zero on the related Final Scheduled Distribution Date), first, from amounts on deposit in the Spread Account, and if those amounts are insufficient, then from the payment of a claim under the Note Policy.

STATEMENTS TO NOTEHOLDERS

     On or prior to each Distribution Date, you will be provided with a statement prepared by the Master Servicer (the "Statement to Noteholders") setting forth with respect to the Distribution Date or related Due Period, as applicable, among other things, the following information:

          (i) the amount of the Noteholder's distribution allocable to principal (stated separately for each Class of Notes);

          (ii) the amount of the Noteholder's distribution allocable to interest (stated separately for each Class of Notes);

          (iii) the Aggregate Scheduled Balance as of the close of business on the last day of the related Due Period;

          (iv) the amount of the Servicing Fee paid to the Master Servicer with respect to the related Due Period;

          (v) the amount of any Note Interest Carryover Shortfall, Note Principal Carryover Shortfall, on that Distribution Date and the change in such amounts from those with respect to the immediately preceding Distribution Date;

          (vi) the Note Pool Factor for each Class of Notes as of that Distribution Date;

          (vii) the balance on deposit in the Spread Account on that Distribution Date, after giving effect to distributions made on that Distribution Date, and the change in that balance from the immediately preceding Distribution Date; and

          (viii) if applicable, following an Optional Repurchase, the amount of Repurchase Premium payable.

     Each amount set forth pursuant to subclauses (i), (ii), (iv), (v) and
(viii) above with respect to a Note will be expressed in the aggregate and as a dollar amount per $1,000 of original principal amount of a Note. Copies of the statements may be obtained by Owners of Notes by a request in writing addressed to the related Trustee at its Corporate Trust Office. In addition, within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of the Sale and Servicing Agreement, the Indenture Trustee and the Owner Trustee will mail to each person who at any time during such calendar year shall have been a Noteholder, a statement containing the sum of the amounts described in clauses (i), (ii), (iv) and (v) above for the purposes of such holder's preparation of federal income tax returns. See "Certain Federal Income Tax Consequences."

EVIDENCE AS TO COMPLIANCE

     The Sale and Servicing Agreement. The Sale and Servicing Agreement will provide that a firm of independent public accountants will furnish to the Indenture Trustee and the Owner Trustee and the Insurer, on or before 90 days after the end of each fiscal year of the Master Servicer, a statement as to compliance by the Master Servicer during the preceding fiscal year (or since the Closing Date in the case of the first such statement) with certain standards relating to the servicing of the Contracts.

     The Sale and Servicing Agreement will also provide for delivery to the Indenture Trustee and the Owner Trustee and the Insurer, on or before 90 days after the end of each fiscal year of the Master Servicer, of a certificate signed by two officers of the Master Servicer stating that the Master Servicer has fulfilled its obligations under the Sale and Servicing Agreement throughout the preceding fiscal year (or since the Closing Date in the case of the first such certificate) or, if there has been a default in the fulfillment of any such obligation, describing each such default.

     Copies of those statements and certificates may be obtained by Noteholders by a request in writing addressed to the related Trustee at its Corporate Trust Office.

     The Indenture. The Trust will be required to file annually with the Indenture Trustee and the Insurer a written statement as to the fulfillment of its obligations under the Indenture.

     The Indenture Trustee will be required to mail each year to all related Noteholders a brief report relating to, among other things:

     - its eligibility and qualification to continue as Indenture Trustee under the Indenture;

     - any amounts advanced by it under the Indenture;

     - the amount, interest rate and maturity date of certain indebtedness owing by the Trust to the Indenture Trustee in its individual capacity;

     - the property and funds physically held by the Indenture Trustee as Indenture Trustee; and

     - any action taken by it that materially affects the Notes and that has not been previously reported.

CERTAIN MATTERS REGARDING THE MASTER SERVICER

     Each Sale and Servicing Agreement will provide that the Master Servicer may not resign from its obligations and duties as Master Servicer except upon determination that the Master Servicer's performance of such duties is no longer permissible under applicable law. No resignation will become effective until (i) the Indenture Trustee or a successor master servicer has assumed the Master Servicer's servicing obligations and duties under the Sale and Servicing Agreement and (ii) the Rating Agencies confirm that the selection of such successor master servicer will not result in the qualification, reduction or withdrawal of its then-current rating of any Class of Notes.

     Each Sale and Servicing Agreement will further provide that neither the Master Servicer nor any of its directors, officers, employees and agents shall be under any liability to the Trust or the Noteholders for taking any action or for refraining from taking any action pursuant to the Sale and Servicing Agreement, or for errors in judgment; provided, however, that neither the Master Servicer nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties thereunder. In addition, each Sale and Servicing Agreement will provide that the Master Servicer will be under no obligation to appear in, prosecute or defend any legal action that is not incidental to its servicing responsibilities under the Sale and Servicing Agreement and that, in its opinion, may cause it to incur any expense or liability. The Master Servicer may, however, undertake any reasonable action that it may deem necessary or desirable in respect of the Sale and Servicing Agreement and the rights and duties of the parties thereto and the interests of the Noteholders thereunder. In any event, the legal expenses and costs of that action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust, and the Master Servicer will be entitled to be reimbursed therefor out of funds on deposit in the Collection Account.

Any indemnification or reimbursement could reduce the amount otherwise available for distribution to Noteholders.

     Any corporation into which the Master Servicer may be merged or consolidated, any corporation resulting from any merger, conversion or consolidation to which the Master Servicer is a party or any corporation succeeding to the business of the Master Servicer or the Master Servicer's obligations as the Master Servicer, will be the successor of the Master Servicer under the Sale and Servicing Agreement.

SERVICER DEFAULT

     Except as otherwise provided in the related prospectus supplement, "Servicer Defaults" under each Sale and Servicing Agreement will consist of:

          (a) a claim being made under the Note Policy;

          (b) any failure by the Master Servicer to deposit in, credit to, or make the required distribution from the following, and such failure is not remedied within three Business Days after the Master Servicer receives written notice from the Indenture Trustee, the Owner Trustee or the Insurer or after the Master Servicer discovers such failure:

        - the Collection Account,

        - the Distribution Account,

        - the Spread Account, or

        - the Holding Account

          (c) any failure by the Master Servicer to deliver to the Indenture Trustee, the Owner Trustee or the Insurer certain reports required by the Sale and Servicing Agreement by, except as otherwise provided in the related prospectus supplement, the fourth Business Day prior to the related Distribution Date or to perform certain other covenants under the Sale and Servicing Agreement;

          (d) any failure by the Master Servicer or either Seller to observe or perform in any material respect any other covenant or agreement in the Sale and Servicing Agreement, which failure materially and adversely affects the rights of Noteholders, the Insurer, the Indenture Trustee or the Owner Trustee and which continues unremedied for 30 days after the giving of written notice of such failure to:

        - the Master Servicer or the related Seller, as the case may be, by the Owner Trustee, the Indenture Trustee or the Insurer or

        - to the Master Servicer or the related Seller, as the case may be, and to the Indenture Trustee or the Owner Trustee by:

          - holders of Notes evidencing at least 25% of the voting interests of all Notes, voting together as a single class, or

          - so long as a default under the Note Policy has not occurred or is not continuing and no insolvency of the Insurer has occurred, by the Insurer;

          (e) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings and certain action by either Seller or the Master Servicer indicating its insolvency, reorganization pursuant to bankruptcy or similar proceedings or inability to pay its obligations (each, an "Insolvency Event"); and

          (f) any material breach of any of the representations and warranties of the Master Servicer or either Seller (except for any breaches relating to Contracts repurchased by either Seller or the Master Servicer) that has a material adverse effect on the Noteholders and, within 30 days after written notice thereof shall have been given to the Master Servicer or either Seller by:

        - the Indenture Trustee or the Owner Trustee,

        - by holders of Notes (voting together as a single class), evidencing at least 25% of the respective voting interests thereof, or

        - so long as no default under the Note Policy has occurred and is continuing and no insolvency of the Insurer has occurred, by the Insurer.

RIGHTS UPON SERVICER DEFAULT

     Except as otherwise provided in the related prospectus supplement, as long as a Servicer Default remains unremedied, the Indenture Trustee, the Insurer or holders of Notes representing not less than 25% of the voting interests thereof, voting together as a single class, may terminate all the rights and obligations of the Master Servicer under the Sale and Servicing Agreement. After such termination, the Indenture Trustee will automatically succeed to all the responsibilities, duties and liabilities of the Master Servicer in its capacity as such under such agreement and will be entitled to similar compensation arrangements. If, however, a bankruptcy trustee or similar official has been appointed for the Master Servicer, and no Servicer Default other than such appointment has occurred, such trustee or official may have the power to prevent the Indenture Trustee, the Insurer, or the Noteholders from effecting a transfer of servicing. In the event that the Indenture Trustee is unwilling or unable so to act, it may appoint or petition a court of competent jurisdiction to appoint a successor with a net worth of at least $50,000,000 and whose regular business includes the servicing of motor vehicle receivables. The Indenture Trustee may make such arrangements for compensation to be paid, which in no event may be greater than the servicing compensation paid to the Master Servicer under the Sale and Servicing Agreement. Notwithstanding such termination, the Master Servicer shall be entitled to payment of certain amounts payable to it prior to such termination, for services rendered prior to such termination.

     So long as the Insurer is not in default under the Note Policy it may direct the actions of the Indenture Trustee upon an Event of Default.

WAIVER OF PAST DEFAULTS

     The holders of Notes evidencing at least 51% of the voting interests thereof, voting together as a single class, may, on behalf of all Noteholders, with the consent of the Insurer, waive any default by the Master Servicer in the performance of its obligations under the Sale and Servicing Agreement and its consequences. A default, however, in making any required deposits to or payments from the Collection Account, the Holding Account, the Spread Account, or the Note Distribution Account in accordance with that agreement or in respect of a covenant or provision of that agreement that cannot be modified or amended without the consent of each Noteholder, may only be waived by the approval of holders of all of the Notes. No such waiver will impair the Noteholders' rights with respect to subsequent Servicer Defaults.

VOTING INTERESTS

     The "voting interests" of the Notes of a Class or Classes will be allocated among the Noteholders or related Owners, as the case may be, in accordance with the unpaid principal amount of the Notes of each Class or Classes represented thereby; except that in certain circumstances Notes held by either Seller, WFS or any of their respective affiliates will be excluded from such determination.

AMENDMENT

     Amendment of the Sale and Servicing Agreement. The Sale and Servicing Agreement may be amended, with the consent of the Insurer but without the consent of the Noteholders to:

     - cure any ambiguity,

     - correct or supplement any provision therein which may be inconsistent with any other provision therein,

     - add any other provisions with respect to matters or questions arising under the agreement which are not inconsistent with the provisions thereof,

     - add or provide for any credit enhancement for any Class of Notes or

     - permit certain changes with respect to the Specified Spread Account Balance.

     The requirements that must be met to make the above listed amendments are:

          (a) that any amendment will not, in the opinion of counsel satisfactory to the related Trustee, materially and adversely affect the interests of any Noteholder, and

          (b) that in the case of a change with respect to the Specified Spread Account Balance:

        - the Trustee receives a letter from Standard & Poor's which basically states that its then-current rating on each Class of Notes will not be qualified, reduced or withdrawn due to that amendment and

        - the Master Servicer provides Moody's notice of such amendment.

     The Sale and Servicing Agreement may also be amended with the consent of the Noteholders evidencing at least 51% of the respective voting interests thereof, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such agreement or of modifying in any manner the rights of the related Noteholders of each Class; provided, that no such amendment may (i) except as described above, increase or reduce in any manner the amount of or accelerate or delay the timing of collections of payments on or in respect of the Contracts, required distributions on the Notes, or the Specified Spread Account Balance or the manner in which the Spread Account is funded, or (ii) reduce the percentage of the voting interests of which the holders of any Class of Notes are required to consent to any such amendment, without the consent of the Insurer and the holders of all of the relevant Class of Notes.

     Amendment of the Trust Agreement. The Trust Agreement may be amended, with the consent of the Insurer but without the consent of the Noteholders, to:

     - cure any ambiguity,

     - correct or supplement any provision which may be inconsistent with any other provision or

     - add any other provisions with respect to matters or questions arising thereunder which are not inconsistent with the provisions thereof.

     The Trust Agreement may also be amended with the consent of Noteholders evidencing at least 51% of the respective voting interests thereof, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such agreement or of modifying in any manner the rights of the Noteholders; provided, that no such amendment may increase or reduce in any manner the amount of or accelerate or delay the timing of (i) collections of payments on or in respect of the Contracts or required distributions on the Notes, or any Interest Rate or (ii) reduce the aforesaid percentage of the voting interests of which the holders of any Class of Notes are required to consent to any such amendment, without the consent of the Insurer and the holders of all of the relevant Class of Notes.

     Amendment of the Indenture. The Trust and the Indenture Trustee (on behalf of the Trust) may, without the consent of the Noteholders but with the consent of the Insurer, enter into one or more supplemental indentures for any of the following purposes:

          (i) to correct or amplify the description of the property subject to the lien of the Indenture or to subject additional property to the lien of the Indenture;

          (ii) to provide for the assumption of the Notes and the Indenture obligations by a permitted successor to the Trust;

          (iii) to add additional covenants for the benefit of the related Noteholders or to surrender any rights or powers conferred upon the Trust;

          (iv) to convey, transfer, assign, mortgage or pledge any property to the Indenture Trustee;

          (v) to cure any ambiguity or correct or supplement any provision in the Indenture or in any supplemental indenture which may be inconsistent with any other provision in the Indenture, any supplemental indenture, the Sale and Servicing Agreement or certain other agreements; provided, that any such action shall not adversely affect the interests of any Noteholder;

          (vi) to provide for the acceptance of the appointment of a successor Indenture Trustee or to add to or change any of the provisions of the Indenture as shall be necessary and permitted to facilitate the administration by more than one trustee;

          (vii) to modify, eliminate or add to the provisions of the Indenture in order to comply with the Trust Indenture Act of 1939, as amended; and

          (viii) to add any provisions to, change in any manner, or eliminate any of the provisions of, the Indenture or modify in any manner the rights of Noteholders under the Indenture; provided, that any of those actions will not, in the opinion of counsel satisfactory to the Indenture Trustee, materially and adversely affect the interests of any Noteholder or result in the creation of a new security; and further provided that any of those actions shall not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any Noteholder unless such Noteholder's consent is otherwise obtained as described below.

     Without the consent of the holder of each outstanding Note affected thereby, no supplemental indenture may:

     - change the due date of any installment of principal of or interest on any Note or reduce the principal amount thereof, the interest rate thereon (or the method by which such interest or principal is calculated) or the redemption price with respect thereto or change any place of payment where or the coin or currency in which any Note or any interest thereon is payable;

     - impair the right to institute suit for the enforcement of provisions of the Indenture regarding payment;

     - reduce the percentage of the voting interests of the Notes, the consent of the holders of which is required for any such supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the Indenture or of certain defaults thereunder and their consequences as provided for in the Indenture;

     - modify or alter the provisions of the Indenture regarding the voting of Notes held by the Trust, any other obligor on the Notes, the Seller or any of their respective affiliates;

     - reduce the percentage of the voting interests of the Notes, the consent of the holders of which is required to direct the Indenture Trustee to sell or liquidate the property of the Trust if the proceeds of that sale or liquidation would be insufficient to pay the principal amount of and accrued but unpaid interest on the outstanding Notes;

     - decrease the percentage of the voting interests of such Notes required to amend the provisions of the Indenture which specify the applicable percentage of voting interests of the Notes necessary to amend such Indenture or certain other related agreements; or

     - permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture with respect to any of the collateral for the Notes or, except as otherwise permitted or contemplated in the Indenture, terminate the lien of such Indenture on any of the collateral for the Notes or deprive the holder of any Note of the security afforded by the lien of the Indenture;

provided, that any of those actions will not, in the opinion of counsel satisfactory to the related Trustee, result in the creation of a new security.

LIST OF NOTEHOLDERS

     Three or more holders of Notes may, by written request to the Indenture Trustee, obtain access to the list of all Noteholders maintained by such Indenture Trustee for the purpose of communicating with the other Noteholders with respect to their rights under the Indenture or under the Notes. The Indenture Trustee may elect not to afford the requesting Noteholders access to the list of Noteholders if it agrees to mail the desired communication or proxy, on behalf of and at the expense of the requesting Noteholders, to all Noteholders.

     Neither the Trust Agreement nor the Indenture will provide for the holding of any annual or other meetings of Noteholders.

NO BANKRUPTCY PROCEEDINGS

     The Trust Agreement will provide that the Owner Trustee, the Indenture Trustee and each Noteholder agree that they will not at any time institute, or join in any institution against, the Trust, or the Sellers, any bankruptcy proceedings relating to the Notes, the Trust Agreement, the Indenture or certain other agreements.

TERMINATION

     The obligations of the Master Servicer, the Sellers, the Owner Trustee and Indenture Trustee pursuant to the Trust Agreement, Sale and Servicing Agreement and Indenture will terminate upon the earliest to occur of (i) the maturity or other liquidation of the last Contract and the disposition of any amounts received upon liquidation of any property remaining in the Trust, (ii) the payment to you of all amounts required to be paid to you pursuant to such agreement and (iii) the occurrence of the event described below.

     In order to avoid excessive administrative expenses, the Sellers will be permitted to purchase the remaining Contracts from the Trust on any Distribution Date following the last day of a Due Period as of which the Aggregate Scheduled Balance is less than a certain percentage, specified in the related prospectus supplement, of the Cut-Off Date Aggregate Scheduled Balance at a price equal to the aggregate unpaid principal amount of the Notes, together with accrued interest thereon for the related Interest Period. Each Seller will pay an amount equal to a percentage of the Aggregate Scheduled Balance of Contracts remaining in the Trusts in accordance with their relative certificate percentage interests.

     The Owner Trustee and Indenture Trustee will give you written notice of termination at least 20 days prior to such termination. The final distribution to you will be made only upon surrender and cancellation of your Notes at the office or agency of the Indenture Trustee specified in the notice of termination. Any funds remaining in the Trust at least 18 months after the date of termination and after such Trustee has attempted to locate a Noteholder and such measures have failed, will be distributed to a charity designated by the Master Servicer.

     Any outstanding Notes will be redeemed concurrently with any Optional Purchase, and the subsequent distribution to the Sellers of all amounts required to be distributed to them pursuant to a Trust Agreement will terminate the Trust.

PAYMENT IN FULL OF NOTES

     Upon the payment in full of all outstanding Notes and the satisfaction and discharge of the Indenture, the Owner Trustee will succeed to all the rights of the Indenture Trustee.

THE TRUSTEES

     Each of the Owner Trustees and the Indenture Trustee (the "Trustees") may resign at any time, in which event the Administrator, or its successor, will be obligated to appoint a successor trustee. The Administrator may also remove the Owner Trustee or the Indenture Trustee, in each case if such Trustee becomes insolvent or ceases to be eligible to continue as a Trustee under each Trust Agreement or Indenture, as the case may be. In such event, the Administrator will be obligated to appoint a successor Trustee. Any resignation or removal of a Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

     Each Trustee and any of its affiliates may hold Notes in their own names or as pledgees. For the purpose of meeting the legal requirements of certain jurisdictions, the Administrator and the Owner Trustee or Indenture Trustee acting jointly (or in some instances, the Owner Trustee and Indenture Trustee acting without the Administrator) will have the power to appoint co-trustees or separate trustees of all or any part of the Trust. In the event of such an appointment, all rights, powers, duties and obligations conferred or imposed upon the affected Trustee by each Indenture, Sale and Servicing Agreement or Trust Agreement will be conferred or imposed upon that Trustee and the separate trustee or co-trustee jointly, or, in any jurisdiction in which that Trustee will be incompetent or unqualified to perform certain acts, singly upon the separate trustee or co-trustee who will exercise and perform such rights, powers, duties and obligations solely at the direction of that Trustee.

     Each Trust Agreement will further provide that each Trust will, or will cause the Administrator to, pay the fees of the Indenture Trustee. Each Trust Agreement will further provide that the Owner Trustee will be entitled to indemnification by the Master Servicer for, and will be held harmless against, any loss, liability or expense incurred by it not resulting from its own willful misconduct, bad faith or negligence (other than by reason of a breach of any of its representations or warranties set forth in such agreement). The Indenture will further provide that the Indenture Trustee will be entitled to indemnification by the Trust or the Administrator for any loss, liability or expense incurred by it not resulting from its own willful misconduct, negligence or bad faith.

DUTIES OF THE TRUSTEES

     Neither Trustee will make any representations as to the validity or sufficiency of each Trust Agreement or Indenture, the Notes (other than the execution and authentication thereof), or of any Contracts or related documents. Neither Trustee will be accountable for the use or application by the Sellers or the Master Servicer of any funds paid to the Sellers or the Master Servicer in respect of the Notes or the related Contracts, or the investment of any monies by the Master Servicer before such monies are deposited into the Collection Account. The Trustees will not independently verify the existence or characteristics of the Contracts. If an Event of Default or Servicer Default has not occurred or is not continuing, each Trustee will be required to perform only those duties specifically required of it under the Indenture, Trust Agreement or Sale and Servicing Agreement, as the case may be. Generally those duties will be limited to the receipt of the various certificates and reports or other instruments required to be furnished to such Trustee under such agreements, in which case it will only be required to examine them to determine whether they conform to the requirements of such agreements. No Trustee will be charged with knowledge of a failure by the Master Servicer to perform its duties under the relevant agreements which failure constitutes an Event of Default or a Servicer Default unless such Trustee obtains actual knowledge of such failure as specified in such agreements.

     No Trustee will be under any obligation to exercise any of the rights or powers vested in it by the Indenture, Trust Agreement or Sale and Servicing Agreement, as the case may be, or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request order or direction of any of the Noteholders, unless those Noteholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred therein or thereby. No Noteholder will have any right to institute any proceeding with respect to the Indenture, Trust Agreement or Sale and Servicing Agreement, unless that holder previously has given to the appropriate Trustee written notice of default and (i) the default arises from the Master Servicer's failure to remit payments when due or (ii) the holders of Notes evidencing not less than 25% of the voting interests of the related Notes, voting together as a single class, have made written request upon the appropriate Trustee to institute that proceeding in its own name as Trustee thereunder and have offered to that Trustee reasonable indemnity and that Trustee for 60 days has neglected or refused to institute that proceeding.

ADMINISTRATION AGREEMENT

     WFS, in its capacity as administrator (the "Administrator"), will enter into an agreement (the "Administration Agreement") with the Trust, the Sellers and the Indenture Trustee pursuant to which the Administrator will agree, to the extent provided in the Administration Agreement, to provide the notices and to perform other administrative obligations required to be provided or performed by the Trust or the Owner Trustee under the Indenture. As compensation for the performance of the Administrator's obligations under the Administration Agreement and as reimbursement for its expenses related thereto, the Administrator will be entitled to a monthly administration fee (the "Administration Fee"), which fee will be paid by the Sellers and not from the proceeds of the Contracts or other assets of the Trust.

PREPAYMENT CONSIDERATIONS

     Because the rate of distribution of principal on the Notes will depend on the rate of payment on the Contracts (including prepayments, liquidations, Optional Repurchase by WFSRC if WFSRC is a seller, and repurchases of Contracts by a Seller or the Master Servicer under certain conditions and the sale or liquidation of the property of the Trust under certain conditions following the occurrence of an Event of Default), the final distribution on each Class of Notes is likely to occur earlier than the related Final Distribution Date. The right of the Sellers to repurchase all of the Contracts upon certain events is described under "-- Termination" and "The Master Servicer," and the right of WFSRC to repurchase Contracts is described under "The Notes -- Optional Repurchase of Contracts by WFSRC."

     The law of California and most other states generally requires that retail installment sales contracts such as the Contracts permit full and partial prepayment without penalty, although a minimum finance charge may be applicable in some circumstances. Any prepayments (including certain partial prepayments not designated as advance payments by the Obligor on the related Contract) can reduce the average life of the Contracts. The Master Servicer will permit the sale or other transfer of a Financed Vehicle without accelerating the maturity of the related Contract if such Contract is assumed by a person satisfying WFS' then-current underwriting standards. Partial prepayments not designated as advance payments by the Obligor on a Contract and all partial prepayments as to Simple Interest Contracts will affect the average life of the Contracts because those partial prepayments will be passed through to Noteholders on the Distribution Date following the Due Period in which they are received. Those partial prepayments designated as advance payments for Rule of 78's Contracts only will be held until passed through in accordance with the original schedule of payments for the related Contract or until the amount of such partial prepayment equals the remaining principal amount plus accrued interest due on the related Contract. Any reinvestment risk resulting from the rate of prepayments of the Contracts and the distribution of such prepayments to Noteholders will be borne entirely by the Noteholders.

     Purchases by the Seller of Contracts because of certain material defects in Contract documentation or due to breaches of its respective representations and warranties in respect thereof, in either case that materially and adversely affect the interests of Noteholders, the Indenture Trustee, the Owner Trustee or the Insurer, and purchases by the Master Servicer of Contracts due to certain breaches in representations and warranties made by the Master Servicer or due to certain breaches by the Master Servicer in servicing procedures, in either case that materially and adversely affect such Contracts can reduce the average lives of the Contracts and the Notes. Any reduction in the average life of the Notes will reduce the aggregate amount of interest received by the Noteholders over the life of the Notes.

                                THE NOTE POLICY

     The following summary of the terms of the Note Policy does not purport to be complete. You should review the summary along with the Note Policy, which is included as an exhibit to the Registration Statement of which this prospectus supplement is a part, for complete information. The following summary does, however, describe the material terms of the Note Policy as it relates to insured classes of Notes.

     On each Closing Date, Financial Security will issue the Note Policy to the Indenture Trustee pursuant to the insurance, indemnity and pledge agreement (the "Insurance Agreement"), among Financial Security, the Trust, the Sellers, Bankers Trust Company as Collateral Agent for Financial Security and WFS. Pursuant to the Note Policy, Financial Security will fully, unconditionally and irrevocably guarantee to the Noteholders payment of the Scheduled Payments for each Distribution Date.

     Simultaneously with the issuance of Notes, Financial Security will deliver a Note Policy to the Indenture Trustee for the benefit of each Noteholder. Under the Note Policy, Financial Security will unconditionally and irrevocably guarantee to the Indenture Trustee for the benefit of each Noteholder the full and complete payment of (i) Scheduled Payments (as defined below) on the Notes and (ii) the amount of any Scheduled Payment which subsequently is avoided in whole or in part as a preference payment under applicable law, but will not guarantee payment of any Repurchase Premium.

     "Scheduled Payments" will mean, with respect to any Distribution Date, payments which are scheduled to be made on the Notes during the term of the Note Policy in accordance with the original terms of the Notes when issued and without regard to any subsequent amendment or modification of the Notes or of the Indenture except amendments or modifications to which Financial Security has given its prior written consent in an amount equal to (i) the Note Interest Distributable

Amount and (ii) the Note Principal Distributable Amount. Scheduled Payments will not include payments which become due on an accelerated basis as a result of (a) a default by the Trust, (b) any election to pay principal on an accelerated basis, (c) the occurrence of an Event of Default under the Indenture or (d) any other cause, unless Financial Security elects, in its sole discretion, to pay in whole or in part such principal due upon acceleration, together with any accrued interest to the date of acceleration. If Financial Security does not so elect, the Note Policy will continue to guarantee Scheduled Payments on the Notes in accordance with their original terms. Scheduled Payments shall not include any portion of a Note Interest Distributable Amount due to Noteholders because a notice and certificate in proper form was not timely Received (as defined below) by Financial Security unless, in each case, Financial Security elects, in its sole discretion, to pay such amount in whole or in part. Scheduled Payments shall not include any amounts due in respect of the Notes attributable to any increase in interest rate, penalty or other sum payable by the Trust by reason of any default or any event of default in respect of the Notes, or by reason of any deterioration of the creditworthiness of the Trust. Scheduled Payments shall also not include, nor shall coverage be provided under the Note Policy in respect of, any taxes, withholding or other charge with respect to any Noteholder imposed by any governmental authority due in connection with the payment of any Scheduled Payment to a Noteholder.

     Payment of claims on the Note Policy made in respect of Scheduled Payments will be made by Financial Security following Receipt (as defined below) by Financial Security of the appropriate notice for payment on the later to occur of (a) 12:00 noon, New York City time, on the fourth Business Day following Receipt of such notice for payment, and (b) 12:00 noon, New York City time, on the date on which such payment was due on the Notes.

OTHER TERMS OF THE NOTE POLICY

     If payment of any amount avoided as a preference under applicable bankruptcy, insolvency, receivership or similar law is required to be made under the Note Policy, Financial Security shall cause such payment to be made on the later of:

          (a) the date when due to be paid pursuant to the Order referred to below or

          (b) the first to occur of:

             (i) the fourth Business Day following Receipt by Financial Security from the Indenture Trustee or the Owner Trustee, as the case may be, of:

                (A) a certified copy of the order (the "Order") of the court or other governmental body which exercised jurisdiction to the effect that the Noteholder is required to return principal or interest paid on the Notes during the term of the Note Policy, in either case because such distributions were avoidable as preference payments under applicable bankruptcy law,

                (B) a certificate of the Noteholder that the Order has been entered and is not subject to any stay and

                (C) an assignment duly executed and delivered by such Noteholder, in such form as is reasonably required by Financial Security and provided to such Noteholder by Financial Security, irrevocably assigning to Financial Security all rights and claims of such Noteholder relating to or arising under the related Class of Notes, against the debtor which made such preference payments or otherwise with respect to such preference payment, or

             (ii) the date of Receipt by Financial Security from the Indenture Trustee or the Owner Trustee, as the case may be, of the items referred to in clauses (A), (B) and (C) above if, at least four Business Days prior to such date of Receipt, Financial Security shall have Received written notice from the related Trustee that such items were to be delivered on such date and such date was specified in such notice.

     Such payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order and not to the related Trustee or any Noteholder directly (unless a Noteholder has previously paid such amount to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order in which case such payment shall be disbursed to the related Trustee for distribution to such Noteholder upon proof of such payment reasonably satisfactory to Financial Security). In connection with the foregoing, and as will be provided in the Indenture and Sale and Servicing Agreement, Financial Security will have certain rights to direct proceedings regarding the seeking to avoid payments made on or in respect of the Contracts or the Notes as preferential.

     The terms "Receipt" and "Received," with respect to either Policy, shall mean actual delivery to Financial Security and to its fiscal agent, if any, prior to 12:00 noon, New York City time, on a Business Day and delivery either on a day that is not a Business Day or after 12:00 noon, New York City time, shall be deemed to be Receipt on the next succeeding Business Day. If any notice or certificate given under the Note Policy by the Indenture Trustee is not in proper form or is not properly completed, executed or delivered, it shall be deemed not to have been Received, and Financial Security or its fiscal agent shall promptly so advise the Indenture Trustee, and the Indenture Trustee may submit an amended notice.

     Under the Note Policy, "Business Day" will mean any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in The City of New York, New York are authorized or obligated by law or executive order to be closed.

     Financial Security's obligations under the Note Policy in respect of Scheduled Payments shall in each case be discharged to the extent funds are transferred to the Indenture Trustee or the Owner Trustee, as the case may be, as provided in the related Policy whether or not such funds are properly applied by the Indenture Trustee or the Owner Trustee.

     Financial Security shall be subrogated to the rights of each Noteholder to receive payments of principal and interest to the extent of any payment by Financial Security under the related Policy.

     Claims under the Note Policy will constitute direct, unsecured and unsubordinated obligations of Financial Security ranking not less than pari passu with other unsecured and unsubordinated indebtedness of Financial Security for borrowed money. Claims against Financial Security under each other financial guaranty insurance policy issued thereby constitute pari passu claims against the general assets of Financial Security. The terms of the Note Policy cannot be modified or altered by any other agreement or instrument, or by the merger, consolidation or dissolution of the Trust. The Note Policy may not be cancelled or revoked prior to distribution in full of all Scheduled Payments. The Note Policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law. The Note Policy are governed by the laws of the State of New York. As a result, if a claim is made on the Note Policy for the benefit of the Noteholders and Financial Security is insolvent and unable to pay the amount then due under that policy, the Noteholders would not be permitted to file a claim against the Property/Casualty Insurance Fund specified in Article 76 of the New York Insurance Law. In that circumstance, the Noteholders would have recourse against the estate of Financial Security only, as any other general creditor of Financial Security.

                       FINANCIAL SECURITY ASSURANCE INC.

GENERAL

     Financial Security is the Insurer. Financial Security is a monoline insurance company incorporated in 1984 under the laws of the State of New York. Financial Security is licensed to engage in financial guaranty insurance business in all 50 states, the District of Columbia and Puerto Rico.

     Financial Security and its subsidiaries are engaged in the business of writing financial guaranty insurance, principally in respect of securities offered in domestic and foreign markets. In general, financial guaranty insurance consists of the issuance of a guaranty of scheduled payments of an issuer's securities -- thereby enhancing the credit rating of those securities -- in consideration for the payment of a premium to the insurer. Financial Security and its subsidiaries principally insure asset-backed, collateralized and municipal securities. Asset-backed securities are generally supported by residential mortgage loans, consumer or trade receivables, securities or other assets having an ascertainable cash flow or market value. Collateralized securities include public utility first mortgage bonds and sale/leaseback obligation bonds. Municipal securities consist largely of general obligation bonds, special revenue bonds and other special obligations of state and local governments. Financial Security insures both newly issued securities sold in the primary market and outstanding securities sold in the secondary market that satisfy Financial Security's underwriting criteria.

     Financial Security is a wholly owned subsidiary of Financial Security Assurance Holdings Ltd. ("Holdings"), a New York Stock Exchange listed company. Major shareholders of Holdings include MediaOne Capital Corporation, White Mountains Insurance Group, Inc., The Tokio Marine and Fire Insurance Co., Ltd. and XL Capital Ltd. No shareholder of Holdings is obligated to pay any debt of Financial Security of any claim under any insurance policy issued by Financial Security or to make any additional contribution to the capital of Financial Security.

     The principal executive offices of Financial Security are located at 350 Park Avenue, New York, New York 10022, and its telephone number at that location is (212) 826-0100.

REINSURANCE

     Pursuant to an intercompany agreement, liabilities on financial guaranty insurance written or reinsured from third parties by Financial Security or any of its domestic or Bermuda operating insurance company subsidiaries are generally reinsured among such companies on an agreed-upon percentage substantially proportional to their respective capital, surplus and reserves, subject to applicable statutory risk limitations. In addition, Financial Security reinsures a portion of its liabilities under certain of its financial guaranty insurance policies with other reinsurers under various quota share treaties and on a transaction-by-transaction basis. Such reinsurance is utilized by Financial Security as a risk management device and to comply with certain statutory and rating agency requirements; it does not alter or limit Financial Security's obligations under any financial guaranty insurance policy.

RATINGS

     Financial Security's insurance financial strength is rated "Aaa" by Moody's. Financial Security's insurer financial strength is rated "AAA" by Standard & Poor's and Standard & Poor's (Australia) Pty. Ltd. Financial Security's claims-paying ability is rated "AAA" by Fitch IBCA, Inc. and Japan Rating and Investment Information, Inc. Such ratings reflect only the views of the respective rating agencies, are not recommendations to buy, sell or hold securities and are subject to revisions or withdrawal at any time by such rating agencies. See "Risk Factors -- The Ratings of the Securities

May be Withdrawn or Revised Which May Have an Adverse Effect on the Market Price of the Securities."

CAPITALIZATION

     Information regarding the capitalization of Financial Security is presented in the accompanying prospectus supplement.

INSURANCE REGULATION

     Financial Security is licensed and subject to regulation as a financial guaranty insurance corporation under the laws of the State of New York, its state of domicile. In addition, Financial Security and its insurance subsidiaries are subject to regulation by insurance laws of the various other jurisdictions in which they are licensed to do business. As a financial guaranty insurance corporation licensed to do business in the State of New York, Financial Security is subject to Article 69 of the New York Insurance Law which, among other things, limits the business of each such insurer to financial guaranty insurance and related lines, requires that each such insurer maintain a minimum surplus to policyholders, establishes contingency, loss and unearned premium reserve requirements for each such insurer, and limits the size of individual transactions ("single risks") and the volume of transactions ("aggregate risks") that may be underwritten by each such insurer. Other provisions of the New York Insurance Law, applicable to non-life insurance companies such as Financial Security, regulate, among other things, permitted investments, payment of dividends, transactions with affiliates, mergers, consolidations, acquisitions or sales of assets and incurrence of liability for borrowings.

SOURCES OF ADDITIONAL INFORMATION

     For further information concerning Financial Security, see the accompanying prospectus supplement, the Consolidated Financial Statements of Financial Security and Subsidiaries, and the notes thereto, incorporated by reference into this Prospectus. Copies of the statutory quarterly and annual statements filed with the State of New York Insurance Department by Financial Security are available upon request to the State of New York Insurance Department.

                              THE MASTER SERVICER

     The Contracts will be serviced by WFS in its capacity as Master Servicer. While WFS may or may not use a Subservicer in servicing the Contracts, WFS is referred to as the Master Servicer herein.

     The Master Servicer will be obligated pursuant to the Sale and Servicing Agreement, subject to the limitations set forth therein, to service the Contracts and to repurchase Contracts under certain circumstances if certain representations and warranties made by the Master Servicer are incorrect or if the Master Servicer breaches certain of its servicing obligations under the Sale and Servicing Agreement, in either case in a manner that materially and adversely affects the Noteholders. The Master Servicer, may perform its servicing duties through one or more subservicers (each, a "Subservicer"), provided that the employment of a Subservicer shall not relieve the Master Servicer from any liability of the Master Servicer under the Sale and Servicing Agreement.

     If the Master Servicer uses a Subservicer, the Master Servicer will enter into a subservicing agreement with that Subservicer. The subservicing agreement must not be inconsistent with the terms of the Sale and Servicing Agreement. The Master Servicer may terminate a subservicing agreement and either service the related Contracts directly or enter into a new subservicing agreement for those Contracts with a Subservicer that need not be an affiliate of the Master Servicer. Notwithstanding any subservicing agreement, the Master Servicer will remain obligated and liable to the Indenture

Trustee, the Owner Trustee and the Noteholders for servicing and administering the Contracts in accordance with the Sale and Servicing Agreement as if the Master Servicer alone were servicing the Contracts. References herein to actions required or permitted to be taken by the Master Servicer include the actions by a Subservicer.

COLLECTION OF PAYMENTS

     The Master Servicer will service the Contracts and will provide certain accounting and reporting services with respect to the Contracts and the Notes. The Master Servicer must take all actions necessary to maintain continuous perfection of the security interests granted by the Obligors in the Financed Vehicles. The Master Servicer will be obligated to service the Contracts in accordance with the customary and usual servicing procedures employed by financial institutions that service retail installment sales contracts and/or installment loan agreements secured by motor vehicles and, to the extent more exacting, the procedures used for such contracts owned by the Master Servicer. In its judgment, the Master Servicer may reduce the APR of a delinquent Contract (but not below the sum of the weighted average interest rate and the Servicing Fee Percent), may reduce the principal balance and may extend the scheduled maturity of a delinquent Contract for up to 90 days in the aggregate past the originally scheduled date of the last payment on such Contract, so long as the Master Servicer makes an appropriate Advance as will be required in the Sale and Servicing Agreement.

     The Master Servicer shall deposit in or credit to the Collection Account or the Holding Account, within two Business Days of receipt, all Net Collections received on or in respect of the Contracts (except that as to Contracts serviced by a Subservicer, such proceeds shall be deposited within three Business Days of receipt by the Subservicer). The Master Servicer will also deposit in or credit to the Collection Account or the Holding Account, within two Business Days of receipt, all Net Liquidation Proceeds and Net Insurance Proceeds, after deducting the amount of any outstanding and unreimbursed Advances. See "Certain Information Regarding the Securities -- The Accounts and Eligible Investments."

ADVANCES

     The Master Servicer will be obligated to advance delinquent payments of Monthly P&I on individual Rule of 78's Contracts and to advance 30 days of interest at the sum of the weighted average interest rate and the Servicing Fee Percent for each month of delinquency in that Due Period on individual Simple Interest Contracts (each, an "Advance") to the extent that any Advance, if made, would not, in the good faith judgment of the Master Servicer, constitute a Nonrecoverable Advance. A "Nonrecoverable Advance" will be an Advance previously made or to be made by the Master Servicer which, in the good faith judgment of the Master Servicer, may not be ultimately recoverable by the Master Servicer from Liquidation Proceeds, Insurance Proceeds or otherwise. Concurrently with the furnishing of the related Distribution Date Statement to the Indenture Trustee and the Owner Trustee, the Master Servicer will deposit in the Collection Account all Advances, if any, in respect of the related Due Period. The Master Servicer will not be entitled to any interest on Advances when it is reimbursed for Advances. The amount of Advances deposited in the Collection Account for any Distribution Date may be net of amounts otherwise payable to the Master Servicer on such Distribution Date.

     In making Advances, the Master Servicer will be endeavoring to maintain a regular flow of interest and principal payments to the Noteholders rather than to guarantee or insure against losses. Advances will be reimbursed to the Master Servicer out of recoveries on the related Contracts (e.g., late payments by the Obligor, Net Liquidation Proceeds and Net Insurance Proceeds) or, to the extent any portion of an Advance is determined to be a Nonrecoverable Advance, out of unrelated installments of Monthly P&I or prepayment proceeds.

INSURANCE ON FINANCED VEHICLES

     Each Obligor on a Contract is required to maintain insurance covering physical damage to the Financed Vehicle of such Obligor in an amount not less than the lesser of its actual cash value or the unpaid principal balance under that Contract; provided, however, that the Master Servicer will not be obligated to enforce this requirement when the principal balance of a Contract is less than $4,000 or there are six or fewer months remaining to its scheduled maturity. The Master Servicer or a Subservicer is required to be named as a loss payee under the policy of insurance obtained by the Obligor. In addition, to the extent required by applicable law, the policy of insurance will be delivered to the Master Servicer or Subservicer, as appropriate. The Financed Vehicle is required to be insured against loss and damage due to fire, theft, transportation, collision and other risks covered by comprehensive coverage. The Master Servicer shall obtain a limited dual interest insurance policy which provides coverage for physical damage to, or loss of, a Financed Vehicle if the Obligor fails to maintain the required insurance and may add the premium for that insurance to the balance due on the Contract to the extent permitted by applicable law; provided, however, that the Master Servicer shall not be required to maintain that insurance in respect of any Financed Vehicle as to which the related Contract has an unpaid principal balance of less than $4,000 or there are six or fewer months remaining to its Maturity Date. Since Obligors may choose their own insurers to provide the required coverage, the specific terms and conditions of their policies vary. The Scheduled Balance of a Contract will not include any amount for premiums paid by the Master Servicer, and payments by an Obligor in respect of such financed premium will not be applied to distributions on the Notes.

SERVICER DETERMINATION AND REPORTS TO TRUSTEES

     The Master Servicer will perform monitoring and reporting functions for the Owner Trustee, the Indenture Trustee and the Insurer. The Master Servicer will prepare and deliver to the Owner Trustee, the Indenture Trustee and the Insurer the following:

          (a) each Statement to Noteholders and

          (b) an additional report covering:

           - the aggregate amount, if any, paid by or due from the Master Servicer or the Seller for the purchase of Contracts which the Master Servicer or the Seller has become obligated to purchase, and

           - the net amount of funds which have been deposited in or credited to the Collection Account or Holding Account.

SERVICING COMPENSATION

     The Master Servicer will be entitled to compensation for the performance of its obligations under the Sale and Servicing Agreement. The Master Servicer shall be entitled to receive for each Contract from the Monthly P&I paid on or in respect of that Contract an amount (the "Servicing Fee") equal to a certain percentage (the "Servicing Fee Percent"), specified in the related prospectus supplement, of the Scheduled Balance of that Contract for the related month in respect of which the Monthly P&I for that month has been collected or advanced. As additional compensation, the Master Servicer or its designee shall be entitled to retain all late payment charges, extension fees (the Master Servicer will determine when an extension is to be granted, subject to the limitations described under "The Master Servicer -- Collection of Payments") and similar items paid in respect of the Contracts. The Master Servicer or its designee will receive as additional servicing compensation the amount, if any, by which the outstanding principal balance of a Contract that is prepaid in full prior to its maturity exceeds the Scheduled Balance of that Contract. The Master Servicer shall pay all expenses incurred by it in connection with its servicing activities under the Sale and Servicing Agreement and shall not be entitled to reimbursement of such expenses except to the extent they constitute Liquidation Expenses or expenses recoverable under an applicable insurance policy.

     The Servicing Fee will compensate the Master Servicer for:

          (a) performing the functions of a third party servicer of the Contracts as an agent for the Indenture Trustee and the Owner Trustee, including:

        - collecting and posting all payments,

        - responding to inquiries of Obligors,

        - investigating delinquencies,

        - sending payment statements and reporting tax information to Obligors,

        - paying costs of collections, and

        - policing the collateral; and

          (b) administering the Contracts, including:

        - accounting for collections, and

        - furnishing quarterly and annual statements to the Indenture Trustee and the Owner Trustee with respect to distributions and generating federal income tax information and certain taxes, accounting fees, outsider auditor fees, data processing costs and other costs incurred in connection with administering the Contracts.

REALIZATION UPON DEFAULTED CONTRACTS

     The Master Servicer will liquidate any Contract that goes into default and as to which no satisfactory arrangements can be made for collection of delinquent payments. Liquidation of a defaulted Contract may be through repossession or sale of the Financed Vehicle or otherwise. In connection with a repossession or other conversion, the Master Servicer will follow normal and usual procedures for holders of motor vehicle retail installment sales contracts and installment loans. In this regard, the Master Servicer may sell the Financed Vehicle at a repossession or other sale.

YEAR 2000 COMPLIANCE

     We have been advised by WFS that WFS has not experienced any "Year 2000 Problems," but WFS continues to monitor for such problems. Many computer systems process transactions involving dates by using only two digits to represent the year of the transaction (i.e., "98" for 1998), rather than the full four digits of the year involved. These computer systems could fail or produce erroneous results during the transition from 1999 to 2000. This problem could affect a wide variety of automated information management systems, the most critical of these functions from the perspective of the Trust are the billing and collection systems used by the Master Servicer.

                     CERTAIN LEGAL ASPECTS OF THE CONTRACTS

GENERAL

     The Contracts are "chattel paper" as defined in the Uniform Commercial Code as in effect in California and the other states in which the Contracts are originated (the "UCC"). Pursuant to the

UCC, an ownership or security interest in chattel paper may be perfected by possession of the chattel paper or filing a UCC-1 financing statement with the Secretary of State or other central filing office in the appropriate state as required by the applicable UCC.

     WFS and each Seller will each take or cause to be taken those actions as are required to perfect a Trust's rights in the Contracts sold by that Seller and will represent and warrant that the Trust, subject to the interest of the Insurer under each Insurance Agreement pursuant to which a Note Policy will be issued, has good title, or a first priority security interest, free and clear of liens and encumbrances, to each Contract on the Closing Date. Under each Sale and Servicing Agreement, WFS, as Master Servicer (or one or more Subservicers), will have custody of the Contracts following the sale of the Contracts to a Trust and will hold the Contracts as bailee for the benefit of the Trust. However, the Contracts will not be physically marked to indicate the ownership or security interest thereof by a Trust. UCC-1 financing statements will be filed with the California Secretary of State to perfect by filing and to give notice of a Trust's ownership or security interest in the Contracts. If, through inadvertence or otherwise, any of the Contracts were sold to another party who purchased those Contracts in the ordinary course of its business and took possession of them, the purchaser would acquire an interest in those Contracts superior to the interests of a Trust if the purchaser acquired the Contracts in good faith, for value and without actual knowledge of the Trust's ownership or security interest in those Contracts. The Master Servicer will agree in the Sale and Servicing Agreement to take all necessary actions to preserve and protect a Trust's ownership or security interest in the Contracts. The Seller will represent and warrant that each Contract is secured by a Financed Vehicle. Notwithstanding the failure of a Trust to have obtained a valid, first priority ownership or security interest in a Contract, the Insurer will remain unconditionally and irrevocably obligated on its guarantee of Scheduled Payments payable to Noteholders on each Distribution Date. See "The Note Policy."

SECURITY INTERESTS IN THE FINANCED VEHICLES

     All of the Financed Vehicles were registered in the State of California or another of the states listed above under "The Contracts Pool" at the time of origination of the related Contracts. Perfection of security interests in motor vehicles is generally governed by state certificate of title statutes or by the motor vehicle registration laws of the state in which each vehicle is located. Security interests in vehicles registered in the State of California (the state in which the largest number of Financed Vehicles is located) may be perfected by depositing with the California Department of Motor Vehicles a properly endorsed certificate of title showing the secured party as legal owner or an application for an original registration together with an application for registration of the secured party as legal owner. Security interests in vehicles registered in most other states are perfected, generally, in a similar manner. California and some other states permit the required documents to perfect a security interest to be filed electronically as well as physically. The Sellers will represent and warrant to the Trust in the Sale and Servicing Agreement that all steps necessary to obtain a perfected first priority security interest with respect to the Financed Vehicles securing the Contracts sold by that Seller have been taken. If the Master Servicer fails, because of clerical error or otherwise, to effect or maintain such notation for a Financed Vehicle, the Trust may not have a first priority security interest in that Financed Vehicle.

     All retail contracts purchased by WFS name WFS as obligee or assignee and as the secured party. WFS also takes all actions necessary under the laws of the state in which the related vehicles are located to perfect its security interest in those vehicles, including, where applicable, having a notation of its lien recorded on the related certificate of title and obtaining possession of the certificates of title.

     A Seller will sell the Contracts sold by it and assign its security interests in the Financed Vehicles to each Trust and Financial Security. However, because of the administrative burden and expense, neither a Trust nor Financial Security will amend any certificate of title to identify the Trust or Financial Security as the new secured party nor will the certificates of title be delivered to the Trustee. Accordingly, WFS will continue to be named as the secured party on the certificates of title for the Financed Vehicles relating to Contracts originated by it. Under the law of California and most other states, the assignment of the Contracts is an effective conveyance of a security interest without amendment of any lien noted on a vehicle's certificate of title, and the new secured party succeeds thereby to the assignor's rights as secured party. However, there exists a risk in not identifying a Trust as the new secured party on the certificates of title that, through fraud or negligence, the security interest of the Trust in one or more Financed Vehicles could be released.

     In the absence of fraud or forgery by the Financed Vehicle owner or administrative error by state recording officials, notation of the lien of WFS on the certificates of title or in the electronic records of the state officials where electronic titles are permitted should be sufficient to protect the Trust against the rights of subsequent purchasers of a Financed Vehicle or subsequent lenders who take a security interest in a Financed Vehicle. If there are any Financed Vehicles as to which WFS has failed to perfect the security interest assigned to the Trust, the security interest would be subordinate to, among others, subsequent purchasers of the Financed Vehicles and holders of perfected security interests.

     In the event that the owner of a Financed Vehicle relocates to a state other than the state in which the Financed Vehicle is registered, under the laws of most states the perfected security interest in the Financed Vehicle would continue for four months after that relocation and thereafter, in most instances, until the owner registers the Financed Vehicle in that state. A majority of states, including California, generally require surrender of a certificate of title to initially register in that state a vehicle originally registered in another state. Therefore, the Master Servicer on behalf of the Trust must surrender possession, if it holds the certificate of title to a relocated Financed Vehicle, for the Financed Vehicle owner to effect the registration. If the Financed Vehicle owner moves to a state that provides for notation of lien on the certificate of title to perfect the security interests in the Financed Vehicle, WFS, absent clerical errors or fraud, would receive notice of surrender of the certificate of title if WFS' lien is noted thereon. Accordingly, WFS will have notice and the opportunity to reperfect the security interest in the Financed Vehicle in the state of relocation. If the Financed Vehicle owner moves to a state which does not require surrender of a certificate of title for registration of a motor vehicle, registration in that state could defeat perfection. In the ordinary course of servicing its portfolio of motor vehicle loans, WFS takes steps to effect reperfection upon receipt of notice of reregistration or information from the obligor as to relocation. Similarly, when an Obligor under a Contract sells a Financed Vehicle, the Master Servicer must surrender possession of the certificate of title or will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related Contract before release of the lien. Under the Sale and Servicing Agreement, the Master Servicer, at its cost, will be obligated to maintain the continuous perfection of security interests in the Financed Vehicles.

     Under the law of California and most other states, liens for unpaid taxes and possessory liens for storage of and repairs performed on a motor vehicle take priority even over a perfected security interest in that vehicle. The Internal Revenue Code of 1986, as amended, also grants priority to certain federal tax liens over the lien of a secured party. The laws of certain states and federal law permit the confiscation of motor vehicles by governmental authorities under certain circumstances if used in unlawful activities, which may result in the loss of a secured party's perfected security interest in a confiscated vehicle. Each Seller will represent in the Sale and Servicing Agreement that, as of the Closing Date, the security interest in each Financed Vehicle is prior to all other present liens upon and security interests in that Financed Vehicle. However, liens for repairs or taxes could arise at any time during the term of a Contract. No notice will be given to the Trustees, the Master Servicer or Noteholders in the event such a lien or confiscation arises and any such lien or confiscation arising after the Closing Date would not give rise to each Seller's repurchase obligations under the Sale and Servicing Agreement.

ENFORCEMENT OF SECURITY INTERESTS IN FINANCED VEHICLES

     The Master Servicer, on behalf of the Trust, may take action itself or through one or more Subservicers to enforce its security interest with respect to defaulted Contracts by repossession and resale of the Financed Vehicles securing such defaulted Contracts. In addition to the provisions of the UCC, under California law the Contracts originated in California are subject to the provisions of its Rees-Levering Motor Vehicle Sales and Finance Act (the "Rees-Levering Act"). Contracts originated in other states are subject to retail installment sales laws and similar laws of those states including in many of those states their version of the Uniform Consumer Credit Code. The provisions of the Rees-Levering Act and similar laws of other states control in the event of a conflict with the provisions of the UCC. Under the UCC and laws applicable in most states, a creditor can, without prior notice to the debtor, repossess a motor vehicle securing a loan by voluntary surrender, by "self-help" repossession without breach of peace, and by judicial process. The Rees-Levering Act and similar laws of other states place restrictions on repossession sales, including notice to the debtor of the intent to sell and of the debtor's right to redeem the vehicle. In addition, the UCC requires commercial reasonableness in the conduct of the sale.

     In the event of repossession and resale of a Financed Vehicle, the Master Servicer for the benefit of the Trust would be entitled to be paid out of the sale proceeds before the proceeds could be applied to the payment of the claims of unsecured creditors or the holders of subsequently perfected security interests or, thereafter, to the debtor.

     Under the UCC and laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the motor vehicle securing such debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments. Under California law the proceeds from the resale of the motor vehicle securing the debtor's loan are required to be applied first to the expenses of resale and repossession, and if the remaining proceeds are not sufficient to repay the indebtedness, the creditor may seek a deficiency judgment for the balance. The priority of application of proceeds of sale as to repossessed vehicles under the Contracts originated in most other states is similar.

     Certain other statutory provisions, including federal and state bankruptcy and insolvency laws, may limit or delay the ability of a creditor to repossess and resell collateral or enforce a deficiency judgment.

     In the event that deficiency judgments are not satisfied or are satisfied at a discount or are discharged in whole or in part in bankruptcy proceedings, including proceedings under Chapter 13 of the Bankruptcy Reform Act of 1978, as amended, the loss will be borne by the Trust.

OTHER MATTERS

     The so-called "holder-in-due-course" rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract which is the seller of goods which give rise to the transaction (and certain related lenders and assignees) to transfer such contract free of notice of claims by the debtor thereunder. The effect of this rule is to subject the assignee of a transferred contract to all claims and defenses which the debtor could assert against the seller of goods. Liability under this rule, which would be applicable to a Trust and Financial Security, is limited to amounts paid under a Contract; however, the Obligor may also assert the rule to set off remaining amounts due as a defense against a claim brought by the Trustee against that Obligor.

     The courts have imposed general equitable principles on repossession and litigation involving deficiency balances. These equitable principles may have an effect of relieving an Obligor from some or all of the legal consequences of a default.

     Numerous other federal and state consumer protection laws, regulations and rules impose requirements applicable to the origination and servicing of the Contracts, including the Truth-in-Lending Act (and Federal Reserve Board Regulation Z), the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act (and Federal Reserve Board Regulation B), the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code and the California Rees-Levering Act and motor vehicle retail installment sale acts in other states, and similar laws and rules. Also, the laws of certain states impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect the ability of the Trustee as an assignee to enforce noncomplying Contracts. Each Seller will represent and warrant in the Sale and Servicing Agreement that each of the Contracts, and the sale of the Financed Vehicles sold thereunder, complied with all material requirements of such laws.

REPURCHASE OBLIGATION

     In each Sale and Servicing Agreement the Master Servicer will make certain representations, warranties and affirmative covenants regarding, among other things, the maintenance of the security interest in each Financed Vehicle, the breach of which would create an obligation of the Master Servicer to repurchase any affected Contract unless the breach is cured.

                                      WFAL

     WFAL is a wholly owned, limited-purpose operating subsidiary of WFS which was incorporated under the laws of the State of California on October 24, 1985. The principal office of WFAL is 23 Pasteur, Irvine, California 92618. WFAL's telephone number is (949) 727-1002.

     WFAL was organized principally for the purpose of purchasing retail installment sales contracts and installment loans from the Bank in connection with its activities as a finance subsidiary of the Bank. Effective May 1, 1995, ownership of WFAL was transferred to WFS and it is now a limited purpose operating subsidiary of WFS. WFAL has not and will not engage in any activity other than (i) acquiring, owning, holding, selling, transferring, assigning, pledging or otherwise dealing in installment sales contracts and installment loans secured by automobiles and light-duty trucks or (ii) authorizing, issuing, selling and delivering one or more series of obligations consisting of one or more classes of bonds or pass-through certificates collateralized by installment sales contracts and installment loans secured by automobiles and light-duty trucks, which bonds or pass-through certificates are rated in the highest available category by at least one nationally recognized statistical rating agency.

     WFAL's Articles of Incorporation limit the activities of WFAL to the above purposes and to any activities incidental to and necessary for such purposes.

BREACH OF REPRESENTATIONS AND WARRANTIES; DEFECTIVE CONTRACT DOCUMENTATION

     In each Sale and Servicing Agreement, WFAL will make certain representations and warranties with respect to each Contract as of the Closing Date, including but not limited to, perfection, validity, enforceability of and the absence of liens prior to the security interest granted pursuant to each Contract, title of a Trust in and to the Contracts, validity and enforceability of the Contracts as against the related Obligor, and collision and comprehensive insurance coverage related to each Financed Vehicle. If (i) any of those representations and warranties is found to have been incorrect as of the time it was made or any document evidencing or securing a Contract is found to be defective or not to be contained in the Contract files, and (ii) the same materially and adversely affects the interest of the Indenture Trustee, the Owner Trustee or the Insurer in and to that Contract, WFAL must cure the defect or eliminate or otherwise cure the circumstances or condition in respect of which such representation or warranty is incorrect within 90 days of the discovery thereof. If the defect is not cured within that 90-day period, WFAL must repurchase the Contract affected by the defect at a price equal to the outstanding principal amount of that Contract plus accrued interest thereon to the last Due Date in the Due Period in which the repurchase occurs.

                                     WFSRC

     WFSRC is a wholly owned, limited-purpose service corporation of WFS, and was incorporated under the laws of the State of California on December 22, 1999. The principal office of WFSRC is 6655 West Sahara Avenue, Las Vegas, Nevada 83102. WFSRC's telephone number is (702) 247-1442.

     WFSRC was organized principally for the purpose of purchasing retail installment sales contracts and installment loans from WFS in connection with its activities as a finance subsidiary of WFS. WFSRC has not and will not engage in any activity other than (i) acquiring, owning, holding, selling, transferring, assigning, pledging or otherwise dealing in installment sales contracts and installment loans secured by automobiles and light-duty trucks or
(ii) originating one or more grantor or owner trusts owning installment sales contracts and installment loans secured by automobiles and light-duty trucks.

     WFSRC's Articles of Incorporation limit the activities of WFSRC to the above purposes and to any activities incidental to and necessary for such purposes.

BREACH OF REPRESENTATIONS AND WARRANTIES; DEFECTIVE CONTRACT DOCUMENTATION

     In each Sale and Servicing Agreement, WFSRC will make certain representations and warranties with respect to each Contract as of the Closing Date, including but not limited to, perfection, validity, enforceability of and the absence of liens prior to the security interest granted pursuant to each Contract, title of a Trust in and to the Contracts, validity and enforceability of the Contracts as against the related Obligor, and collision and comprehensive insurance coverage related to each Financed Vehicle. If (i) any of those representations and warranties is found to have been incorrect as of the time it was made or any document evidencing or securing a Contract is found to be defective or not to be contained in the Contract files, and (ii) the same materially and adversely affects the interest of the Indenture Trustee, the Owner Trustee or the Insurer in and to that Contract, WFSRC must cure the defect or eliminate or otherwise cure the circumstances or condition in respect of which such representation or warranty is incorrect within 90 days of the discovery thereof. If the defect is not cured within that 90-day period, WFSRC must repurchase the Contract affected by the defect at a price equal to the outstanding principal amount of that Contract plus accrued interest thereon to the last Due Date in the Due Period in which the repurchase occurs.

                                      WFS

GENERAL

     WFS is an auto finance company incorporated in California in 1988. WFS was formerly known as Westcorp Financial Services, Inc. ("Westcorp Financial"), a wholly owned operating subsidiary of the Bank and a licensed consumer finance company. Prior to May 1, 1995, the auto finance activities described in this Prospectus were conducted separately by the Bank, through its auto finance division, and by Westcorp Financial. Effective May 1, 1995, the Bank's auto finance division was combined with the consumer auto finance activities of Westcorp Financial, with Westcorp Financial then changing its corporate name to WFS Financial Inc. In August 1995, WFS completed an initial public offering of 19.7% of its common stock. WFS is now a majority owned operating subsidiary of the Bank.

     WFS' revenues are derived principally from contractual servicing fees, the retained interest on contracts sold for which servicing is retained, interest on contracts not sold and fee income including late fees, deferment fees, documentation fees and other fees, interest charged on its portfolio of contracts and, to a lesser extent, gain on other investments. Interest on borrowings and general and administrative costs are WFS' major expense items.

     The principal executive offices of WFS are located at 23 Pasteur, Irvine, California 92618 and its telephone number is (949) 727-1002.

BUSINESS ACTIVITIES

     WFS is engaged principally in the business of originating contracts secured by automobiles and light duty trucks from new and used car dealers and the public. WFS currently conducts its operations through its principal office and 45 production offices serving 43 states.

                 FEDERAL AND CALIFORNIA INCOME TAX CONSEQUENCES

                        FEDERAL INCOME TAX CONSEQUENCES

     The following is a discussion of the material federal income tax consequences of the purchase, ownership and disposition of the Notes. This summary is based upon laws, regulations, rulings and decisions currently in effect, all of which are subject to change. The discussion does not deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules contained within the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder.

     Investors should consult their own tax advisors to determine the federal, state, local and other tax consequences of the purchase, ownership and disposition of the Notes. Prospective investors should note that no rulings have been or will be sought from the Internal Revenue Service (the "IRS") with respect to any of the federal income tax consequences discussed below, and no assurance can be given that the IRS will not take contrary positions. Moreover, there are no cases or IRS rulings on transactions similar to those described herein with respect to the Trust, involving both debt and equity interests issued by a trust with terms similar to those of the Notes. Prospective investors are urged to consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the Notes.

     This summary does not purport to deal with all aspects of federal income taxation that may be relevant to investors in light of their individual investment circumstances (e.g., financial institutions, broker-dealers, life insurance companies and tax-exempt organizations).

TAX CHARACTERIZATION OF TRUSTS

     In the opinion of Mitchell, Silberberg & Knupp LLP, special tax counsel to the Sellers, the Trust will not be an association (or a publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion is based on the assumption that the terms of each Trust Agreement and related documents will be complied with, and on that counsel's conclusions that the nature of the income of such Trust will exempt it from the rule that certain publicly traded partnerships are taxable as corporations.

     If a Trust were taxable as a corporation for federal income tax purposes, it would be subject to corporate income tax on its taxable income. Such Trust's taxable income would include all its income on the related Contracts, which may be reduced by its interest expense on the Notes. Any corporate income tax could materially reduce cash available to make payments on the Notes.

TAX CONSEQUENCES TO HOLDERS OF THE NOTES

     Treatment of the Notes as Indebtedness. The Sellers will agree, and the Noteholders will agree by their purchase of Notes, to treat the Notes as debt for federal income tax purposes. Mitchell, Silberberg & Knupp LLP, special tax counsel to the Sellers, will render an opinion that the Notes will be classified as debt for federal income tax purposes. All of the discussion below assumes this characterization of the Notes is correct.

     OID. The discussion below assumes that all payments on the Notes are denominated in U.S. dollars. Moreover, the discussion assumes that the interest formula for the Notes meets the requirements for "qualified stated interest" under Treasury regulations relating to original issue discount ("OID"), and that any OID on the Notes (i.e., any excess of the principal amount of the Notes over their issue price) does not exceed a de minimis amount (i.e., 1/4% of their principal amount multiplied by the number of full years included in their term), all within the meaning of such OID regulations.

     Interest Income on the Notes. Based on the above assumptions, except as discussed in the following paragraph, the Notes will not be considered issued with OID. The stated interest thereon will be taxable to a Noteholder as ordinary interest income when received or accrued in accordance with such Noteholder's method of tax accounting. Under the OID regulations, a holder of a
Note issued with a de minimis amount of OID must include such OID in income, on a pro rata basis, as principal payments are made on the Note. A purchaser who buys a Note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

     However, because a failure to pay interest currently on Notes is not a default and does not give rise to a penalty, under the OID regulations Notes might be viewed as having been issued with OID. This interpretation would not significantly affect accrual basis holders of Notes, although it would somewhat accelerate taxable income to cash basis holders by in effect requiring them to report interest income on the accrual basis.

     Sale or Other Disposition. If a Noteholder sells a Note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the Note. The adjusted tax basis of a Note to a particular Noteholder will equal the holder's cost for the Note, increased by any market discount, acquisition discount, OID and gain previously included by such Noteholder in income with respect to the Note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by such Noteholder with respect to such Note. Any gain or loss will be capital gain or loss if the Note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

     Foreign holders. Interest payments made (or accrued) to a Noteholder who is a nonresident alien, foreign corporation or other non-United States person (a "foreign person") generally will be considered "portfolio interest," and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person (i) is not actually or constructively a "10 percent shareholder" of a Trust or the Seller (including a holder of 10% of outstanding Notes) or a "controlled foreign corporation" with respect to which a Trust or the Seller is a "related person" within the meaning of the Code and (ii) provides the Trustee or other person who is otherwise required to withhold U.S. tax with respect to the Notes with an appropriate statement (on Form W-8 or a similar form), signed under penalty of perjury, certifying that the beneficial owner of a Note is a foreign person and providing the foreign person's name and address. If a Note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8 or substitute form provided by the foreign person that owns the Note. If that interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable tax treaty.

     Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a foreign person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (ii) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

     Backup Withholding. Each holder of a Note (other than an exempt holder such as a corporation, tax exempt organization, qualified pension and profit sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalty of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt Noteholder fail to provide the required certification, the Trust will be required to withhold 31% of the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

     The IRS has issued final regulations (the "Final Regulations") which, among other things, affect the procedures to be followed by a Noteholder that is a foreign person in establishing such person's exemption for the purpose of the backup withholding rules discussed above. The Final Regulations generally will be effective for payments made after December 31, 2000. Prospective investors should consult their own tax advisors concerning the effect of the Final Regulations on their purchase, ownership and disposition of the Notes.

     Possible Alternative Treatments of the Notes. If, contrary to the opinion of special tax counsel, the IRS successfully asserted that one or more of the Notes did not represent debt for federal income tax purposes, such Notes might be treated as equity interests in a Trust. If so treated, a Trust might be treated as a publicly traded partnership taxable as a corporation with the adverse consequences described above (and the resulting taxable corporation would not be able to reduce its taxable income by deductions for interest expense on Notes recharacterized as equity). Alternatively, and most likely in the view of special tax counsel, such Trust might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of Notes as equity interests in a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) would be "unrelated business taxable income", income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of Trust expenses.

     NOTEHOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND

DISPOSITION OF THE SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

                       CALIFORNIA INCOME TAX CONSEQUENCES

     In the opinion of Mitchell, Silberberg & Knupp LLP, special tax counsel to the Sellers, the Trust will not be an association taxable as a corporation for California income tax purposes. This opinion will be based on the assumption that the terms of the Trust Agreement and related documents will be complied with. Mitchell, Silberberg & Knupp LLP has rendered an opinion that Noteholders who are not residents of or otherwise subject to tax in California will not, solely by reason of their acquisition of an interest in any Class of Notes, respectively, be subject to California income, franchise, excise or similar taxes with respect to interest on any Class of Notes or with respect to any of the other Trust Property.

     Investors should consult their own tax advisors to determine the state, local and other tax consequences to them of the purchase, ownership and disposition of the Notes.

                              ERISA CONSIDERATIONS

     The prospectus supplement contains a summary of pertinent considerations relating to ERISA and the eligibility for purchase of the Notes by ERISA plans.

                              PLAN OF DISTRIBUTION

     The issuer will offer Notes through one or more of the methods described below. The prospectus supplement will provide specific details as to the method of distribution for particular offerings, and set forth the time and place for delivery of Notes. Offerings may be made through one or more of the following methods:

     - By negotiated firm commitment or best efforts underwriting and public re-offering by underwriters;

     - By placements with institutional investors through dealers;

     - By direct placements with institutional investors; and

     - By competitive bid.

     If underwriters are used for the sale of any securities, other than for underwriting on a best efforts basis, the Notes will be acquired by the underwriters for their own account an may be resold from time to time through one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment. The Notes will be described on the cover of the prospectus supplement and the members of the underwriting syndicate, if any, will be named in the prospectus supplement.

     In connection with the sale of Notes, underwriters may receive compensation from the company or from purchasers of Notes in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of Notes may be deemed to be underwriters in connection with Notes, and any discounts or commissions received by them from the company and any profit on the resale of Notes by them may be deemed to be underwriting discounts and commissions under the Act. The prospectus supplement will describe any compensation paid to underwriters.

     It is anticipated that the underwriting agreement pertaining to the sale of Notes will provide that the obligations of the underwriters will be subject to conditions precedent providing that the underwriters will be obligated to purchase all the securities if any are purchased, other than in connection with underwriting on a best efforts basis, and that, in limited circumstances, the company will indemnify the several underwriters and the underwriters will indemnify the company against certain civil liabilities, including liabilities under the Act or will contribute to payments required to be made.

     The prospectus supplement with respect to any securities offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between the company and purchasers of Notes.

     Purchasers of Notes, including dealers, may, depending upon the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Act in connection with reoffers and sales by them of securities. Noteholders should consult with their legal advisors in this regard prior to any reoffer or sale.

                                 LEGAL MATTERS

     Certain legal matters with respect to the Notes, including certain federal and California income tax matters, will be passed upon for the Seller by Mitchell, Silberberg & Knupp LLP, Los Angeles, California. Brown & Wood LLP, San Francisco, California will act as counsel for the Underwriters. Certain legal matters relating to the Note Policy will be passed upon for the Insurer by the counsel identified in the prospectus supplement.

                                    EXPERTS

     Financial statements of the Insurer are contained in or incorporated by reference in the related prospectus supplement.

                           FORWARD-LOOKING STATEMENTS

     This Prospectus contains "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995 which provides a new "safe harbor" for these types of statements. The forward-looking statements reflect the Seller's current views with respect to future events and financial performance and are subject to certain risks and uncertainties, including those identified below, which could cause actual results to differ materially from historical results or those anticipated. The forward-looking terminology such as "believe," "expect," "may," "will," "should," "continue," and/or the negative thereof or other comparable expressions which indicate future events and trends identify forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. The Seller undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The level of demand for contracts, which is affected by such external factors as the level of interest rates, the strength of the various segments of the economy, debt burden held by consumers and demographics of WFS' lending markets could cause actual results to differ materially from historical results or those anticipated.

                              INDEX OF DEFINITIONS

     Set forth below is a list of the defined capitalized terms used in this Prospectus and the pages on which the definitions of such terms may be found.

                            TERM                              PAGE
                            ----                              -----
Administration Agreement....................................     31
Administration Fee..........................................     31
Administrator...............................................     31
Advance.....................................................     37
Business Day................................................     34
Cede........................................................     17
Closing Date................................................      9
Code........................................................     45
Cut-Off Date................................................     10
Definitive Securities.......................................     19
DTC.........................................................     17
DTC Services................................................     18
Eligible Investments........................................     21
Event of Default............................................     16
Exchange Act................................................     17
Final Scheduled Distribution Dates..........................     15
Final Regulations...........................................     47
Financed Vehicles...........................................     10
Financial Security..........................................      5
Holding Account.............................................     21
Holdings....................................................     35
Indenture...................................................     15
Indenture Trustee...........................................      5
Indirect Participants.......................................     17
Insolvency Event............................................     25
Insurance Agreement.........................................     32
Issuer......................................................      5
IRS.........................................................     45
Liquidation Expenses........................................     20
Master Servicer.............................................      5
Net Collections.............................................     19
Net Insurance Proceeds......................................     20
Net Liquidation Proceeds....................................     20
Nonrecoverable Advance......................................     37
Note Distribution Account...................................     21
Note Policy.................................................     10
Note Pool Factor............................................     14
Noteholders.................................................     17
Notes.......................................................      5
Obligors....................................................     10
OID.........................................................     46
Omnibus Proxy...............................................     18
Optional Purchase...........................................      7
Optional Repurchase.........................................      6

                            TERM                              PAGE
                            ----                              -----
Order.......................................................     33
Owner.......................................................     17
Owner Trustee...............................................      5
Participants................................................     17
Prefunding Account..........................................     11
Rees-Levering Act...........................................     42
Receipt.....................................................     34
Received....................................................     34
Reinvestment Contract.......................................     21
Rule of 78's Contract -- A Contract that provides for the
  payment by the Obligor of a specified total number of
  payments, payable in equal monthly installments, which
  total represents the principal amount financed plus add-on interest in an amount calculated by using the Rule of
  78's. Under the Rule of 78's, the amount of a monthly
  payment allocable to interest on a Contract is determined
  by multiplying the total amount of add-on interest payable over the term of the Contract by a fraction the
  denominator of which is a number equal to the sum of a
  series of numbers representing the number of each monthly
  payment due under the Contract and the numerator of which
  for a given month is the number of payments remaining
  before the maturity of the Contract. For example, with a
  Contract providing for 12 payments, the denominator of
  each month's fraction will be 78, the sum of a series of
  numbers from 1 to 12. Accordingly, in the example of a
  twelve payment Contract, the fraction for the first
  payment is 12/78, for the second payment 11/78, for the
  third payment 10/78, and so on through the final payment,
  for which the fraction is 1/78. The applicable fraction is then multiplied by the total add-on interest payment over
  the entire term of the Contract, and the resulting amount
  is the amount of add-on interest earned that month. The
  difference between the amount of the monthly payment by
  the Obligor and the amount of earned add-on interest
  calculated for the month is applied to principal
  reduction. Under the law of Texas, a similar procedure is
  permitted for calculating the amount of add-on interest
  earned, except the fraction is derived by using the sum of the monthly payments rather than the sum of the number of
  months (the "sum of the balances"). As a Contract using
  either the Rule of 78's or the sum of the balances method
  to compute interest earned is payable in equal monthly
  payments, the mathematical result is substantially
  identical under either system. Accordingly, for purposes
  of convenience, the term "Rule of 78's" is used herein in
  referring to Contracts with add-on interest regardless of
  which system is used to calculated interest earned.
Sale and Servicing Agreement................................     10
Scheduled Payments..........................................     32
Securities..................................................      5
Seller......................................................      5
Servicer Defaults...........................................     25
Servicing Fee...............................................     38
Servicing Fee Percent.......................................     38
Simple Interest Contract -- A Contract as to which interest
  is calculated each day on the basis of the actual
  principal balance of such Contract on such day. ..........
Specified Spread Account Balance............................     22
Spread Account..............................................  6, 22
Spread Account Initial Deposit..............................     22

                            TERM                              PAGE
                            ----                              -----
Statement to Noteholders....................................     23
Subservicer.................................................     36
Systems.....................................................     18
Trust.......................................................      5
Trust Agreement.............................................      9
Trust Property..............................................      5
Trustees....................................................     30
Trust Insolvency............................................     16
UCC.........................................................     39
Westcorp Financial..........................................     44
WFAL........................................................      5
WFS.........................................................      5
WFSRC.......................................................      5
Year 2000 Problems..........................................     18

        THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS SUPPLEMENT NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                             SUBJECT TO COMPLETION

         PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED                , 200

          $                         AUTOMOBILE LOAN ASSET-BACKED NOTES

                   WFS FINANCIAL 2       -       OWNER TRUST

                         WFS FINANCIAL AUTO LOANS, INC.
                        AND WFS RECEIVABLES CORPORATION
                                    SELLERS

                               WFS FINANCIAL INC
                                MASTER SERVICER

     The issuer will issue three classes of notes as listed below. The issuer
will pay interest quarterly on the 20th of           ,           ,           and
          . The first interest payment will be made on             , 2000.

     Full and timely payment of the noteholders' distributable amount on each distribution date is unconditionally and irrevocably guaranteed under a financial guaranty insurance policy issued by Financial Security Assurance Inc.

YOU SHOULD CAREFULLY REVIEW THE RISK FACTORS BEGINNING ON PAGE S-11 OF THIS PROSPECTUS SUPPLEMENT AND PAGE 8 OF THE PROSPECTUS. The securities are automobile loan asset-backed securities issued by a trust. The securities are not obligations of WFS Financial Auto Loans, Inc., WFS Receivables Corporation, WFS Financial Inc or any of their affiliates, nor are the securities insured by the Federal Deposit Insurance Corporation.

                          PRINCIPAL         INTEREST       FINAL SCHEDULED     INITIAL PUBLIC      UNDERWRITING    PROCEEDS TO THE
                            AMOUNT            RATE        DISTRIBUTION DATE   OFFERING PRICE(1)     DISCOUNTS       SELLER(1)(2)
                       ----------------   -------------   -----------------   -----------------    ------------    ---------------
Per Class A-1 Note...      $                       %
Per Class A-2 Note...      $                       %
Per Class A-3 Note...      $                       %
Total................      $                       %          $                   $                  $

-------------------------
(1) Plus accrued interest, if any, from             , 200 .

(2) Before deducting expenses, estimated to be $          .

    Delivery of the Notes, in book-entry form only, will be made through The Depositary Trust Company against payment in immediately available funds, on
    or about             , 200 .

NEITHER THE SECURITIES EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                [ UNDERWRITERS ]

                Prospectus Supplement dated                , 200

                               TABLE OF CONTENTS

                                      PAGE
                                      ----
Important Notice About Information
Presented in this Prospectus
Supplement..........................   S-3
Where to Find Information in These
  Documents.........................   S-3
Incorporation by Reference..........   S-3
Summary of Terms....................   S-5
  The Parties.......................   S-5
  Important Dates...................   S-5
  The Securities:...................   S-5
  The Trust Property................   S-6
  Redemption of Securities and
     Repurchase of Contracts........   S-8
  Tax Status........................   S-9
  Eligibility for Purchase by Money
     Market Funds...................   S-9
  ERISA Considerations..............   S-9
Risk Factors........................  S-10
  The Ratings of the Notes May be
     Withdrawn or Revised Which May
     Have an Adverse Effect on the
     Market Price of the Notes......  S-10
  Losses on Contracts May be
     Affected Disproportionately
     Because of Geographic
     Concentration of Contracts in
     California.....................  S-10
Formation of the Trust..............  S-10
  General...........................  S-10
  Capitalization....................  S-12
  The Owner Trustee.................  S-12
The Contracts Pool..................  S-12
Distribution of Contracts by APR....  S-15
Geographic Concentration of the
  Contracts.........................  S-15
  Weighted Average Lives of the
     Notes..........................  S-16
Percentage of Initial Note Principal
  at Various ABS Percentages........  S-17
Delinquency and Contract Loss
  Information.......................  S-18
Use of Proceeds.....................  S-19
The Notes...........................  S-20
  General...........................  S-20
  Payments of Interest..............  S-20
  Payments of Principal.............  S-20
  Optional Redemption...............  S-21

                                      PAGE
                                      ----
  Optional Repurchase...............  S-21
  The Indenture Trustee.............  S-22
  Events of Default.................  S-22
Certain Information Regarding the
  Securities........................  S-24
  Payments on the Contracts.........  S-24
  Distributions on the Notes........  S-25
  Payment Priorities of the Notes;
     The Spread Account.............  S-28
  Withdrawals from the Spread
     Account........................  S-29
  Payments from the Spread Account
     and Under the Note Policy......  S-30
  Servicer Default..................  S-30
  Rights Upon Servicer Default......  S-31
  Waiver of Past Defaults...........  S-32
  Voting Interests..................  S-32
  Termination.......................  S-32
  Payment in Full of Notes..........  S-32
  Prepayment Considerations.........  S-33
Capitalization of Financial Security
  Assurance Inc.....................  S-34
The Sellers.........................  S-34
  WFAL..............................  S-34
  WFSRC.............................  S-34
  Breach of Representations and
     Warranties; Defective Contract
     Documentation..................  S-35
WFS.................................  S-35
  General...........................  S-35
  Business Activities...............  S-36
The Bank............................  S-36
  General...........................  S-36
  Business Activities...............  S-36
ERISA Considerations................  S-36
  Overview..........................  S-36
  Prohibited Transactions...........  S-37
  The Notes.........................  S-37
Underwriting........................  S-38
Legal Matters.......................  S-38
Experts.............................  S-39
Forward-Looking Statements..........  S-39
Index of Definitions................  S-40

                       IMPORTANT NOTICE ABOUT INFORMATION
                    PRESENTED IN THIS PROSPECTUS SUPPLEMENT

     We provide information to you about the securities in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your series of notes, and (2) this prospectus supplement, which describes the specific terms of your series of Notes. This prospectus supplement does not contain complete information about the offering of the Notes. Additional information is contained in the prospectus. You are urged to read both this prospectus supplement and the prospectus in full. We cannot sell the notes to you unless you have received both this prospectus supplement and the prospectus.

     You should rely on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. If the information concerning your series of notes varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement. We have not authorized anyone to provide you with different information. We do not claim the accuracy of the information in this prospectus supplement as of any date other than the date stated on the cover of this prospectus supplement.

     If you purchase Notes you will also be provided with unaudited quarterly and annual reports concerning the automobile loan contracts which back the Notes.

                  WHERE TO FIND INFORMATION IN THESE DOCUMENTS

     We have included cross-references to captions in these materials where you can find further related discussions. We have started with an introductory section describing the trust and terms of this offering in abbreviated form, followed by a more complete description of the terms of this offering.

     Cross-references may be contained in the introductory section which will direct you elsewhere in this prospectus supplement. You can also find references to key topics in the Table of Contents on the preceding pages.

     You can find a listing of the pages where capitalized terms are defined under the caption "Index of Definitions" beginning on page A-1 of this prospectus supplement.

                           INCORPORATION BY REFERENCE

     All reports and other documents filed by WFS, as Master Servicer, on behalf of the Seller, or on behalf of the Trust, and the financial statements of Financial Security Assurance, Inc. and Subsidiaries included in, or as exhibits to, documents filed by Financial Security Assurance Holdings Ltd. (including specifically the Annual Report on Form 10-K for the year ended December 31, 1998 and the Quarterly Report on Form 10-Q for the quarterly periods ended March 31, June 30 and September 30, 1999), as filed in each case pursuant to Section 13(a), 13(c), 14 or 14(d) of the Securities Act of 1934, as amended (the "Exchange Act"), and those filed subsequent to the date of this prospectus supplement and prior to the termination of the offering of the Notes offered hereby shall be deemed to be incorporated by reference into this prospectus supplement and to be a part hereof from the respective dates of filing such documents. Any statement contained herein or in a document all or a portion of which is incorporated herein by this reference shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein or in any subsequently filed document which is or is also deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

     You should rely only on the information contained in or incorporated by reference in this prospectus supplement. We have not authorized anyone to provide you with different information.

     We are not offering the notes in any state where the offer of such securities is not permitted.

     We do not claim the accuracy of the information in this prospectus as of any date other than the date stated on the cover of this prospectus supplement.

     Until        , 200 , all dealers that buy, sell or trade the Securities may be required to deliver a prospectus and this prospectus supplement, regardless of whether they are participating in the offer. This is in addition to the obligation of dealers to deliver a prospectus and this prospectus supplement when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                SUMMARY OF TERMS

     This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. You will find a detailed description of the offering of securities following this summary.

THE PARTIES:

The Issuer.................  WFS Financial 200 -  Owner Trust ("Trust")

Sellers....................  WFS Financial Auto Loans, Inc. ("WFAL")
                             WFS Receivables Corporation ("WFSRC")

Master Servicer............  WFS Financial Inc ("WFS")

The Insurer................  Financial Security Assurance, Inc. ("Financial
                             Security")

Indenture Trustee..........  [          ]

Owner Trustee..............  [          ]

IMPORTANT DATES:

Statistical Calculation
Date.......................         , 200

Cut-Off Date...............       1, 200

Closing Date...............  Expected to be       , 200

Distribution Dates.........  Payments of interest will be made on the Notes on
                             each           20,           20,           20,
                                       20, commencing on           20,
                             2

Final Scheduled
Distribution Dates.........  If not paid earlier, the full outstanding principal balance of the Class A-1 Notes will be paid on
                                       20, 200 (the "Class A-1 Final Scheduled
                             Distribution Date"), of the Class A-2 Notes will be
                             paid on           20, 200 (the "Class A-2 Final
                             Scheduled Distribution Date") and of the Class A-3
                             Notes will be paid on           20, 200 (the "Class
                             A-3 Final Scheduled Distribution Date").

THE SECURITIES:

The Notes..................  The WFS Financial 2   -  Owner Trust Auto
                             Receivable Backed Notes will represent obligations of the Trust secured by the assets of the Trust.

The Certificates...........  The Trust will issue Certificates which are not being offered by this prospectus supplement. All payments in respect of any Certificates issued by the Trust will be subordinated to payments on the Notes.

     THE TERMS OF THE NOTES

                                      CLASS A-1        CLASS A-2        CLASS A-3
                                        NOTES            NOTES            NOTES
                                     ------------    -------------    -------------
Principal Amount...................  $               $                $
Interest Rate Per Annum............       %                %                %
Interest Accrual Method............          [  ]             [  ]             [  ]
Distribution Dates.................             *                *                *
First Distribution Date............      20, 2000         20, 2000         20, 2000
Final Scheduled Distribution Date
Anticipated Ratings (Moody's/
  Standard & Poor's)**.............          [  ]             [  ]             [  ]

-------------------------
*  Payments of interest and principal on the Notes will be made on      20,
        20,      20 and      20 of each year, or the first business day
   thereafter, beginning on      20, 2     . Principal will be paid sequentially
   to the earliest maturing class until paid in full.

** It is a condition to the offering of the Notes that these ratings be obtained from Moody's Investors Services, Inc. ("Moody's") and Standard & Poor's, a division of the McGraw-Hill Companies, Inc. ("Standard & Poor's" and, together with Moody's, the "Rating Agencies"). However, a Rating Agency in its discretion may lower or withdraw its rating in the future.

     PRIORITY OF PRINCIPAL PAYMENTS

     Principal of the Notes will be paid on each payment date in the following order:

     to the Class A-1 Notes until the Class A-1 Notes are paid in full;

     to the Class A-2 Notes until the Class A-2 Notes are paid in full; and

     to the Class A-3 Notes until the Class A-3 Notes are paid in full.

THE TRUST PROPERTY:

General....................  The trust property will include:

                             - a pool of retail installment sales contracts and
                               a limited number of installment loans originated by WFS, all of which are secured by new or used automobiles or light duty trucks;

                             - the funds in the spread account; and

                             - an insurance policy written by Financial Security
                               guaranteeing all payments to be made to holders of the notes.

     THE CONTRACTS

                                   [GRAPHIC]

     - The Trust receives the right to payments due under the Contracts on and
       after                1, 200 .

     - The Contracts are secured by first liens on the vehicles purchased under each Contract.

     - The Contracts will have an expected weighted average annual percentage
       rate of approximately      % and an expected weighted average remaining
       maturity of approximately                months.

     - Approximately      % of the aggregate principal amount of the Contracts
       will be "Rule of 78's Contracts" and approximately      % will be "Simple
       Interest Contracts." See "Index of Definitions" for the definition of "Rule of 78's Contract" and "Simple Interest Contract."

     THE SPREAD ACCOUNT

     The Spread Account is a segregated trust account in the name of the Indenture Trustee that will afford you some limited protection against losses on the Contracts. The Spread Account will be part of the Trust. It will be created
with an initial deposit by WFAL of $          (the "Spread Account Initial
Deposit"). On any Distribution Date, the funds that are available from the Spread Account will be distributed to you to cover any shortfalls in interest and principal required to be paid on the Notes. The funds in the Spread Account will be supplemented on each payment date by any funds in the collection account remaining after making all of the payments necessary on that Distribution Date. The funds in the Spread Account will be supplemented until they are at least
equal to   % or   % of the sum of the remaining principal balance of the Simple
Interest Contracts and the present value of the remaining scheduled payments of the monthly principal and interest due on the Rule of 78's Contracts. The rate to be applied will depend upon loss and delinquency triggers.

     If on the last day of any month or on any payment date the amount on deposit in the Spread Account is greater than the amount required to be in that account on that date, the excess cash will be distributed first to Financial Security, to the extent of any unreimbursed amounts due to it, then to the WFAL until the WFAL has received an amount equal to the Spread Account Initial Deposit and finally to the Sellers. You will have no further rights to any such excess cash.

  THE NOTE POLICY

     Financial Security will issue a policy that will guarantee all payments due to the Noteholders of insured Notes.

REDEMPTION OF SECURITIES AND REPURCHASE OF CONTRACTS:

  OPTIONAL REPURCHASE OF CONTRACTS BY WFSRC

     WFSRC may repurchase all of the Contracts it has sold to the Trust on any Distribution Date prior to which it has given notice that it is exercising its right to repurchase all of those Contracts at which the aggregate principal balance of the Simple Interest Contracts plus the aggregate of the present value of the remaining monthly principal and interest due on the Rule of 78's
Contracts owned by the Trust is equal to or less than $          (an "Optional
Repurchase"). If WFSRC exercises its Optional Repurchase right, WFSRC will pay the Trust, in addition to the Aggregate Scheduled Balance of the Contracts being repurchased, the Repurchase Premium which is an amount equal to a fraction of the Aggregate Scheduled Balance of the Contracts being repurchased. See "The Notes -- Optional Repurchase -- Calculation of Repurchase Premium".

  PREPAYMENT FOLLOWING OPTIONAL REPURCHASE BY WFSRC

     If WFSRC exercises its Optional Repurchase right as described above:

     - the amount received upon repurchase equal to the Aggregate Scheduled Balance of the repurchased Contracts will be treated as Collections and distributed to the Noteholders in the order of priority specified above under "Priority of Principal Payments" in addition to the distributions to which the Noteholders would then otherwise be entitled to receive,

     - the amount received for each class of Note outstanding on the Distribution Date on which WFSRC repurchases the Contracts sold by it to the Trust as the Repurchase Premium will be distributed pro rata by the Indenture Trustee to the Holders of record as of the Record Date related to that Distribution Date on that Distribution Date, and

     - the repurchased Contracts will be transferred back to WFSRC on that Distribution Date and will no longer be assets of the Trust.

  OPTIONAL PURCHASE

     WFAL (and WFSRC to the extent it has not exercised its Optional Repurchase of the Contracts) may purchase all of the Contracts owned by the Trust at any Distribution Date at which the aggregate principal balance of the Simple Interest Contracts plus the aggregate of the present value of the remaining monthly principal and interest due on the Rule of 78's Contracts owned by the
Trust is equal to or less than $          .

     OPTIONAL REDEMPTION AND PREPAYMENT

     If WFAL and WFSRC purchase all of the Contracts of the Trust pursuant to an Optional Purchase as discussed above:

     - each class of outstanding Notes will be redeemed in whole at a price equal to the unpaid principal amount of that class of Notes plus the accrued interest at that class of Notes' interest rate;

     - the trust will be terminated.

     MANDATORY REDEMPTION

     The Notes may be accelerated if an Event of Default has occurred and is continuing under the Indenture. If an Insurer Default has occurred and is continuing and an Event of Default has occurred and is continuing, the Indenture Trustee may be permitted to accelerate the Notes. If an Event of Default has occurred and is continuing but no Insurer Default has occurred and is continuing, Financial Security will have the right (in addition to its obligation to make Scheduled Payments on the Notes in accordance with the terms of the Note Policy), but not the obligation, to elect to accelerate the Notes. If the Notes are accelerated, the Master Servicer or the Indenture Trustee will sell or otherwise liquidate the property of the Trust and deliver the proceeds to the Indenture Trustee for distribution in accordance with the terms of the Indenture.

TAX STATUS:

     In the opinion of Mitchell, Silberberg & Knupp LLP, special counsel for federal income and California income tax purposes:

     - the Notes will be characterized as debt; and

     - the Trust will not be characterized as an association or a publicly traded partnership taxable as a corporation.

     If you purchase a Note, you agree to treat it as debt for tax purposes.

ELIGIBILITY FOR PURCHASE BY MONEY MARKET FUNDS:

     The Class A-1 Notes will be structured to be eligible securities for purchase by money market funds under Rule 2a-7 under the Investment Company Act of 1940, as amended. A money market fund should consult its legal advisers regarding the eligibility of such notes under Rule 2a-7 and whether an investment in such notes satisfies the fund's investment policies and objectives.

ERISA CONSIDERATIONS:

     The Notes are generally eligible for purchase by employee benefit plans that are subject to the Employee Retirement Income Security Act of 1974 ("ERISA"). However, administrators of employee benefit plans should review the matters discussed under "ERISA Considerations" in this prospectus supplement and also should consult with their legal advisors before purchasing Notes.

                                  RISK FACTORS

     In addition to risk factors beginning on page 8 of the accompanying prospectus, you should also consider the following risk factors in deciding whether to purchase any of the Notes.

THE RATINGS OF THE NOTES MAY BE WITHDRAWN OR REVISED WHICH MAY HAVE AN ADVERSE EFFECT ON THE MARKET PRICE OF THE NOTES

     It is a condition of issuance that the Notes be rated as follows:

                                                       STANDARD & POOR'S    MOODY'S
                                                       -----------------    -------
Class A-1 Notes......................................     [     ]           [     ]
Class A-2 and Class A-3 Notes........................     [     ]           [     ]

The ratings by Standard & Poor's of the Notes will be issued without regard to the benefit afforded by the Note Policy. The rating by Moody's of the Notes will be based on the issuance of the Note Policy by Financial Security.

     The Rating Agencies can revise or withdraw their ratings at any time if they feel the circumstances which lead to the existing ratings have changed (including, with respect to Moody's, as a result of any change in the claims-paying ability of Financial Security). A revision or withdrawal of the existing rating may have an adverse effect on the market price of the related Notes.

     A security rating is not a recommendation to buy, sell or hold the Notes. The ratings are an assessment by the Rating Agencies of the likelihood that the Notes will be paid in full by the related Final Scheduled Distribution Date. The ratings do not consider to what extent the Notes will be subject to prepayment.

LOSSES ON CONTRACTS MAY BE AFFECTED DISPROPORTIONATELY BECAUSE OF GEOGRAPHIC CONCENTRATION OF CONTRACTS IN CALIFORNIA

     As of              , 1999, WFS' records indicate that   % of the aggregate
principal balance of the Contracts will be from Contracts originating in
California. No other state accounted for more than      % of the aggregate
principal balance of the Contracts. Therefore, economic conditions or other factors affecting California in particular could adversely affect the losses on the Contracts.

                             FORMATION OF THE TRUST

GENERAL

     The Trust will be a business trust formed for the transaction described in this prospectus supplement under the laws of the State of Delaware pursuant to a trust agreement which will be amended and restated as of the date of initial issuance of the Notes (the "Closing Date") (the "Trust Agreement"). After its formation, the Trust will only engage in the following activities:

     - acquiring, holding and managing the Contracts and the other assets of the Trust and proceeds therefrom;

     - issuing the Notes;

     - making payments on the Notes;

     - engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing purposes or are incidental thereto or connected therewith.

     On or before the Closing Date, WFS will sell and assign the Contracts to WFAL and WFAL will divide the Contracts into two pools having relatively the
same characteristics. One pool containing Contracts representing      % of the
Cut-Off Date Aggregate Scheduled Balance ($          ) will be sold and assigned
by WFAL to WFSRC and on the Closing Date by WFSRC to the Trust. WFAL will sell
the other pool containing Contracts representing      % of the Cut-Off Date
Aggregate Scheduled Balance ($          ) directly to the Trust on the Closing
Date. The Trust will be established by the sale and assignment of the Contracts to the Trust by WFAL and WFSRC on the Closing Date. Certificates representing WFAL's and WFSRC's beneficial interest in the Trust will be issued by the Trust. WFS will act as Master Servicer of the Contracts and will receive compensation and fees for those services. WFS, as Master Servicer, may retain physical possession of the original executed Contracts, and certain other documents or instruments relating to the Contracts, as custodian for the Owner Trustee pursuant to the Sale and Servicing Agreement, or may employ one or more Subservicers as custodians.

     In order to protect the Trust's ownership and security interests in the Contracts, the Trust's interests in the Contracts will be perfected by WFAL filing UCC-1 financing statements in the State of California and WFSRC in the State of Nevada to give notice of the Trust's ownership of and security interests in the Contracts. Under the Sale and Servicing Agreement and the Indenture, WFS will be obligated to take all necessary steps to preserve and protect the interests of the Trustees in the Contracts. Neither the Indenture Trustee nor the Owner Trustee will be responsible for the legality, validity or enforceability of any security interest in respect of any Contract. WFS will not physically segregate the Contracts from other retail installment sales contracts and installment loans owned or serviced by it and will not stamp the Contracts with notice of the sale to WFAL or by the Sellers to the Trust. See "Certain Legal Aspects of the Contracts" in the accompanying prospectus.

     Simultaneously with the issuance of the Notes, Financial Security will issue a policy (the "Note Policy") to the Indenture Trustee for the benefit of the Noteholders of insured classes of Notes. Under the Note Policy, Financial Security will unconditionally and irrevocably guarantee to the related Noteholders full and complete payment of the Scheduled Payments for each Distribution Date, but not payment upon a default of WFSRC upon exercise of its Optional Repurchase right. Financial Security will have a lien on the Contracts and other documents relating to the Contracts subordinate to the interest of the Noteholders, which lien cannot be executed upon until all required payments under the Note Policy has been made. See "The Note Policy" in the accompanying prospectus.

     On and after the Closing Date, the property of the Trust will consist of:

     - Contracts secured by new or used automobiles and light duty trucks (the "Financed Vehicles");

     - principal and interest due under the Contracts on and after
                      (the "Cut-Off Date");

     - security interests in the Financed Vehicles;

     - the Note Policy;

     - amounts on deposit in the Collection Account, the Note Distribution Account, the Spread Account and the Holding Account, including all Eligible Investments therein and all income from the investment of funds therein and all proceeds therefrom;

     - proceeds from claims under certain insurance policies in respect of individual Financed Vehicles or obligors under the Contracts (the "Obligors"); and

     - rights as a third party beneficiary under the sale and servicing
       agreement to be dated as of                (the "Sale and Servicing
       Agreement"), among the Trust, the Seller and the Master Servicer.

     Pursuant to the Indenture, the property of the Trust (other than the Note Distribution Account and the Note Policy) will be held by the Master Servicer for the benefit of the Indenture Trustee and Financial Security on behalf of the holders of the Notes.

     After the sale and assignment of the Contracts to the Trust, WFS as the Master Servicer must repurchase Contracts only if:

          (a) one of the following occur:

        - any representation or warranty made by WFS is incorrect;

        - WFS breaches its obligations under the Sale and Servicing Agreement regarding collection of payments on the Contracts; or

        - WFS fails to maintain a first priority perfected security interest in each Contract;

          (b) such incorrectness or breach listed in (a) above is not cured within 30 days; and

          (c) that incorrectness or breach materially and adversely affects a Contract.

     See "The Master Servicer."

     The Trust's principal offices will be in Wilmington, Delaware, in care of Chase Manhattan Bank Delaware, as Owner Trustee, at 1201 Market Street, Wilmington, Delaware 19801.

CAPITALIZATION

     The following table illustrates the capitalization of the Trust as of the Cut-Off Date, as if the issuance and sale of the Notes had taken place on that date:

Class A-1 Notes.............................................  $
Class A-2 Notes.............................................
Class A-3 Notes.............................................
                                                              --------
  Total.....................................................  $
                                                              ========

THE OWNER TRUSTEE

            will be the Owner Trustee under the Trust Agreement.        is a
Delaware corporation and its Corporate Trust Office is located at
               Delaware.

     The Owner Trustee will have the rights and duties set forth herein under "Certain Information Regarding the Securities -- The Trustees" and "-- Duties of the Trustees."

                               THE CONTRACTS POOL

     Each Contract is a retail installment sales contract secured by a new or used automobiles or light duty trucks originated by a new or used car dealer located in California or one of the other 43 states listed below or an installment loan secured by a new or used automobile or light duty truck. Most of the Contracts were purchased by WFS; however, a limited number of Contracts,
no more than      % of the Cut-Off Date Aggregate Scheduled Balance, are
installment loans originated by branch
offices of WFS directly to consumers or by other independent auto finance companies which loans were then sold to WFS. Each Contract is secured by a Financed Vehicle. Except as otherwise noted, all references in this prospectus supplement, to contracts include installment loans.

     WFS will select the Contracts from its portfolio of fixed-interest rate contracts. The Contracts were underwritten and purchased by WFS in the ordinary course of its business operations.

                                              ALL CONTRACTS     CONTRACTS        CONTRACTS
                                              IN THE TRUST     SOLD BY WFAL    SOLD BY WFSRC
                                              -------------    ------------    -------------
Outstanding Principal Balance(1)
  Minimum...................................   $                $               $
  Maximum...................................   $                $               $
  Average...................................   $                $               $
Number of Contracts
  Percentage of New Vehicles(1).............             %                %               %
  Percentage of Used Vehicles(1)............             %                %               %
Financed Vehicles(1)
  Automobiles...............................             %                %               %
  Light Duty Trucks.........................             %                %               %
Percentage of Rule of 78's Contracts(1).....             %                %               %
Percentage of Simple Interest
  Contracts(1)..............................             %                %               %
Annual Percentage Rate(1)
  Minimum...................................             %                %               %
  Maximum...................................             %                %               %
  Weighted Ave. APR.........................             %                %               %
Remaining Maturities(1).....................
  Minimum...................................       Months           Months          Months
  Maximum...................................       Months           Months          Months
  Weighted Ave..............................       Months           Months          Months
Original Maturities
  Minimum...................................       Months           Months          Months
  Maximum...................................       Months           Months          Months
  Weighted Ave..............................       Months           Months          Months
  Percent over 60 Months....................             %                %               %

-------------------------
(1) Information as of                . Contracts having Cut-Off Date Aggregate
    Scheduled Balances of $          will be included in the Trust.

     Each of the Contracts is fully amortizing and provides for level payments over its term, with the portions of principal and interest of each such level payment being determined on the basis of the Rule of 78's or the simple interest (actual number of days) method. The amortization of the Rule of 78's Contracts will result in the outstanding principal balance on each of those Contract being in excess of the Scheduled Balance of that Contract. For purposes of the Trust, all Rule of 78's Contracts are amortized on an actuarial basis to prevent shortfalls of principal payments on the Notes. As amortization on an actuarial basis produces a faster amortization than does application of the Rule of 78's, there will not be a shortfall of principal in any event, including as a result of prepayments or timely payment to maturity of a Rule of 78's Contract.

     The information concerning the Contracts presented in this prospectus supplement is based upon a pool of retail installment sales contracts and
installment loans originated through                .

                      DISTRIBUTION OF CONTRACTS BY APR(1)

                           ALL CONTRACTS IN THE TRUST                CONTRACTS SOLD BY WFAL
                      -------------------------------------   -------------------------------------
                                              PERCENTAGE OF                           PERCENTAGE OF
                                  AGGREGATE     AGGREGATE                 AGGREGATE     AGGREGATE
                      NUMBER OF   PRINCIPAL     PRINCIPAL     NUMBER OF   PRINCIPAL     PRINCIPAL
     APR RANGE        CONTRACTS    BALANCE     BALANCES(2)    CONTRACTS    BALANCE     BALANCES(2)
     ---------        ---------   ---------   -------------   ---------   ---------   -------------
5.000% to 5.999%....              $                    %                  $                    %
6.000% to 6.999%....
7.000% to 7.999%....
8.000% to 8.999%....
9.000% to 9.999%....
10.000% to
  10.999%...........
11.000% to
  11.999%...........
12.000% to
  12.999%...........
13.000% to
  13.999%...........
14.000% to
  14.999%...........
15.000% to
  15.999%...........
16.000% to
  16.999%...........
17.000% to
  17.999%...........
18.000% to
  18.999%...........
19.000% to
  19.999%...........
20.000% to
  20.999%...........
21.000% to
  21.999%...........
22.000% to
  22.999%...........
23.000% to
  23.999%...........
24.000% to
  24.999%...........
25.000% to
  25.999%...........
26.000% to
  26.999%...........
27.000% to
  27.999%...........
28.000% to
  28.999%...........
29.000% to
  29.999%...........
30.000% and over....
                       -------    --------       ------        -------    --------       ------
  Total.............              $........            %                  $                    %
                       =======    ========       ======        =======    ========       ======

                             CONTRACTS SOLD BY WFSRC
                      -------------------------------------
                                              PERCENTAGE OF
                                  AGGREGATE     AGGREGATE
                      NUMBER OF   PRINCIPAL     PRINCIPAL
     APR RANGE        CONTRACTS    BALANCE     BALANCES(2)
     ---------        ---------   ---------   -------------
5.000% to 5.999%....              $                    %
6.000% to 6.999%....
7.000% to 7.999%....
8.000% to 8.999%....
9.000% to 9.999%....
10.000% to
  10.999%...........
11.000% to
  11.999%...........
12.000% to
  12.999%...........
13.000% to
  13.999%...........
14.000% to
  14.999%...........
15.000% to
  15.999%...........
16.000% to
  16.999%...........
17.000% to
  17.999%...........
18.000% to
  18.999%...........
19.000% to
  19.999%...........
20.000% to
  20.999%...........
21.000% to
  21.999%...........
22.000% to
  22.999%...........
23.000% to
  23.999%...........
24.000% to
  24.999%...........
25.000% to
  25.999%...........
26.000% to
  26.999%...........
27.000% to
  27.999%...........
28.000% to
  28.999%...........
29.000% to
  29.999%...........
30.000% and over....
                       -------    --------       ------
  Total.............              $                    %
                       =======    ========       ======

-------------------------
(1) Information as of                . Contracts having Cut-Off Date Aggregate
    Scheduled Balances of $          will be included in the Trust.

(2) Percentages may not add to 100.00% due to rounding.

                  GEOGRAPHIC CONCENTRATION OF THE CONTRACTS(1)

                          ALL CONTRACTS SOLD TO THE TRUST             CONTRACTS SOLD BY WFAL
                       -------------------------------------   -------------------------------------
                                               PERCENTAGE OF                           PERCENTAGE OF
                                   AGGREGATE     AGGREGATE                 AGGREGATE     AGGREGATE
                       NUMBER OF   PRINCIPAL     PRINCIPAL     NUMBER OF   PRINCIPAL     PRINCIPAL
      STATE(2)         CONTRACTS    BALANCE      BALANCES      CONTRACTS    BALANCE      BALANCES
      --------         ---------   ---------   -------------   ---------   ---------   -------------
California...........              $                    %                  $                    %
Arizona..............
Texas................
Washington...........
Florida..............
Oregon...............
Colorado.............
Ohio.................
Nevada...............
North Carolina.......
Virginia.............
Illinois.............
South Carolina.......
Alabama..............
Tennessee............
Missouri.............
Utah.................
Georgia..............
Idaho................
Pennsylvania.........
Maryland.............
Indiana..............
Kentucky.............
Michigan.............
Massachusetts........
New Jersey...........
Wisconsin............
Oklahoma.............
Connecticut..........
Kansas...............
Mississippi..........
New Mexico...........
Delaware.............
Iowa.................
West Virginia........
Wyoming..............
Rhode Island.........
New Hampshire........
Hawaii...............
Maine................
Minnesota............
New York.............
Nebraska.............
                        -------    --------        -----        -------    --------        -----
  Total..............   $                  %                    $                  %
                        =======    ========        =====        =======    ========        =====

                              CONTRACTS SOLD BY WFSRC
                       -------------------------------------
                                               PERCENTAGE OF
                                   AGGREGATE     AGGREGATE
                       NUMBER OF   PRINCIPAL     PRINCIPAL
      STATE(2)         CONTRACTS    BALANCE     BALANCES(2)
      --------         ---------   ---------   -------------
California...........              $                    %
Arizona..............
Texas................
Washington...........
Florida..............
Oregon...............
Colorado.............
Ohio.................
Nevada...............
North Carolina.......
Virginia.............
Illinois.............
South Carolina.......
Alabama..............
Tennessee............
Missouri.............
Utah.................
Georgia..............
Idaho................
Pennsylvania.........
Maryland.............
Indiana..............
Kentucky.............
Michigan.............
Massachusetts........
New Jersey...........
Wisconsin............
Oklahoma.............
Connecticut..........
Kansas...............
Mississippi..........
New Mexico...........
Delaware.............
Iowa.................
West Virginia........
Wyoming..............
Rhode Island.........
New Hampshire........
Hawaii...............
Maine................
Minnesota............
New York.............
Nebraska.............
                        -------    --------        -----
  Total..............   $                  %
                        =======    ========        =====

-------------------------
(1) Information as of              , 2   . Contracts having Cut-Off Date
    Aggregate Scheduled Balances of $          will be included in the Trust.

(2) Based upon the state in which the new or used car dealer which originated a Contract is located, or in the case of an installment loan, the state in which the office of the lender which originated the loan is located.

WEIGHTED AVERAGE LIVES OF THE NOTES

     Prepayments on Contracts can be measured relative to a payment standard or model. The model used in this prospectus supplement, the Absolute Prepayment Model ("ABS"), represents an assumed rate of prepayment each month relative to the original number of Contracts in a pool of Contracts. ABS further assumes that all the Contracts in question are the same size and amortize at the same rate and that each Contract in each month of its life will either be paid as scheduled or be paid in full. For example, in a pool of Contracts originally containing 10,000 Contracts, a 1% ABS rate means that 100 receivables prepay each month. ABS does not purport to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of Contracts, including the Contracts.

     As the rate of payment of principal of each class of Notes will depend on the rate of payment (including prepayments) of the principal balance of the Contracts, final payment of any class of Notes could occur significantly earlier than the Final Scheduled Distribution Dates for that class of Notes. Reinvestment risk associated with early payment of the Notes of any class will be borne exclusively by the holders of those Notes.

     The table captioned "Percent of Initial Note Principal Amount at Various ABS Percentages" (the "ABS Table") has been prepared on the basis of the characteristics of the Contracts described under "The Contract Pool". The ABS Tables assumes that:

     - the Contracts prepay in full at the specified constant percentage of ABS monthly, with no defaults, losses or repurchases,

     - each Scheduled Payment on each Contract is scheduled to be made and is made on the last day of each month and each month has 30 days,

     - payments are made on the Notes on each Distribution Date (and each such date is assumed to be the twentieth day of each applicable month),

     - WFSRC does not exercise its Optional Repurchase right, and

     - the Sellers exercise their Optional Purchase on the earliest Distribution Date on which such option may be exercised.

     The ABS Table indicates the projected weighted average life of each class of Notes and sets forth the percent of the initial principal amount of each class of Notes that is projected to be outstanding after each of the Distribution Dates shown at various constant ABS percentages.

     The ABS Table also assumes that the Contracts have been aggregated into hypothetical pools with all of the Contracts within each such pool having the following characteristics and that the level scheduled payment for each of the pools (which is based on the Aggregate Scheduled Balance, APR, original term to maturity and remaining term to maturity as of the assumed Cut-Off Date) will be such that each pool will be fully amortized by the end of its remaining term to maturity.

                                                                          REMAINING     ORIGINAL
                                      AGGREGATE                             TERM          TERM
                                      PRINCIPAL             ASSUMED      TO MATURITY   TO MATURITY
                POOL                   BALANCE     APR    CUT-OFF DATE   (IN MONTHS)   (IN MONTHS)
                ----                  ---------   -----   ------------   -----------   -----------
[     ].............................
[     ].............................
[     ].............................
  Total.............................

     The actual characteristics and performance of the Contracts will differ from the assumptions used in preparing the ABS Table. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the Contracts will prepay at a constant ABS rate until maturity or that all of the Contracts will prepay at the same ABS rate. Moreover, the diverse terms of Contracts within each of the hypothetical pools could produce slower or faster principal distributions than indicated in the ABS Table at the various constant percentages of ABS specified, even if the original and remaining terms to maturity of the Contracts are as assumed. Any difference between those assumptions and the actual characteristics and performance of the Contracts, or actual prepayment experience, will affect the percentages of initial amounts outstanding over time and the weighted average lives of each class of Notes.

        PERCENTAGE OF INITIAL NOTE PRINCIPAL AT VARIOUS ABS PERCENTAGES

                                   CLASS A-1 NOTES                     CLASS A-2 NOTES                     CLASS A-3 NOTES
                          ---------------------------------   ---------------------------------   ---------------------------------
   DISTRIBUTION DATE       0.0%     1.0%     1.8%     2.5%     0.0%     1.0%     1.8%     2.5%     0.0%     1.0%     1.8%     2.5%
   -----------------      ------   ------   ------   ------   ------   ------   ------   ------   ------   ------   ------   ------
Weighted Average Life
  (years)(1)............

-------------------------
(1) The weighted average life of a Note is determined by (x) multiplying the amount of each principal payment on a Note by the number of periods (months) from the date of issuance of the Note to the related Distribution Date, (y) adding the results and (z) dividing the sum by the original principal amount of the Note.

(2) This calculation assumes that the Sellers do not exercise their Optional Purchase and that WFSRC does not exercise its Optional Repurchase right.

     This Table has been prepared based on the assumptions described on Page S-17 (including the assumptions regarding the characteristics and performance of the Contracts, which will differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

                   DELINQUENCY AND CONTRACT LOSS INFORMATION

     The following tables set forth (i) the delinquency experience in regard to contracts originated and serviced by WFS and its affiliates, including contracts subsequently sold to WFS Financial Auto Loans, Inc. and WFS Financial Auto Loans 2, Inc. as of December 31, 1995 through 1999 and (ii) the loss experience for such contracts originated and serviced by WFS and its affiliates, including contracts subsequently sold to WFS Financial Auto Loans, Inc. and WFS Financial Auto Loans 2, Inc. for the years ended December 31, 1995 through 1999. There is no assurance that the future delinquency and loss experience of the Contracts will be similar to that set forth below. WFS defines delinquency as being past due based on the contractual due date of the underlying contract.

                       CONTRACT DELINQUENCY EXPERIENCE(1)

                                                              DECEMBER 31,
                          ------------------------------------------------------------------------------------
                                   1999                     1998                     1997              1996
                          ----------------------   ----------------------   ----------------------   ---------
                           NUMBER                   NUMBER                   NUMBER                   NUMBER
                             OF         AMOUNT        OF         AMOUNT        OF         AMOUNT        OF
                          CONTRACTS      (2)       CONTRACTS      (2)       CONTRACTS      (2)       CONTRACTS
                          ---------   ----------   ---------   ----------   ---------   ----------   ---------
                                                         (DOLLARS IN THOUSANDS)
Contracts Serviced......   524,709    $5,354,385    464,257    $4,367,099    408,958    $3,680,817    341,486
                           =======    ==========    =======    ==========    =======    ==========    =======
Period of delinquency(3)
 31 - 59 days...........    12,868    $  107,416     13,885    $  112,208      6,605    $   54,450      4,511
 60 - 89 days...........     3,511        29,738      3,966        32,100      2,161        18,652      1,305
 90 days or more........     1,711        14,872      1,768        14,441        918         7,762        567
                           -------    ----------    -------    ----------    -------    ----------    -------
       Total contracts
        and amount
        delinquent......    18,090    $  152,026     19,619    $  158,749      9,684    $   80,864      6,383
                           =======    ==========    =======    ==========    =======    ==========    =======
Delinquencies as a
 percentage of number
 and amount of contracts
 outstanding............      3.45%         2.84%      4.23%         3.64%      2.37%         2.20%      1.87%
                           =======    ==========    =======    ==========    =======    ==========    =======

                                     DECEMBER 31,
                          -----------------------------------
                             1996               1995
                          ----------   ----------------------
                                        NUMBER
                            AMOUNT        OF         AMOUNT
                             (2)       CONTRACTS      (2)
                          ----------   ---------   ----------
                                (DOLLARS IN THOUSANDS)
Contracts Serviced......  $3,046,585    258,665    $2,209,594
                          ==========    =======    ==========
Period of delinquency(3)
 31 - 59 days...........  $   38,173      2,180    $   18,557
 60 - 89 days...........      11,470        690         6,143
 90 days or more........       5,144        308         2,701
                          ----------    -------    ----------
       Total contracts
        and amount
        delinquent......  $   54,787      3,178    $   27,401
                          ==========    =======    ==========
Delinquencies as a
 percentage of number
 and amount of contracts
 outstanding............        1.80%      1.23%         1.24%
                          ==========    =======    ==========

-------------------------
(1) Includes delinquency information relating to those contracts that are owned by WFS and contracts that were sold to a grantor or owner trust but which are serviced by WFS.

(2) This amount is net of unearned add-on interest.

(3) The period of delinquency is based on the number of days payments are contractually past due.

                          CONTRACT LOSS EXPERIENCE(1)

                                                 FOR THE YEAR ENDED DECEMBER 31,
                                  --------------------------------------------------------------
                                     1999         1998         1997         1996         1995
                                  ----------   ----------   ----------   ----------   ----------
                                                      (DOLLARS IN THOUSANDS)
Contracts Serviced
  At end of period (net of
     unearned add-on
     interest)..................  $5,354,385   $4,367,099   $3,680,817   $3,046,585   $2,209,594
                                  ==========   ==========   ==========   ==========   ==========
  Average during period (net of
     unearned add-on
     interest)..................  $4,839,514   $4,006,185   $3,383,570   $2,627,622   $1,886,359
                                  ==========   ==========   ==========   ==========   ==========
  Gross charge offs of contracts
     during period..............  $  150,518   $  173,422   $  136,773   $   86,464   $   48,999
  Recoveries and contracts
     charged off in prior
     periods....................      47,581       36,230       34,634       25,946       18,715
                                  ----------   ----------   ----------   ----------   ----------
  Net charge offs...............  $  102,937   $  137,192   $  102,139   $   60,518   $   30,284
                                  ==========   ==========   ==========   ==========   ==========
  Net charge offs as a
     percentage of contracts
     outstanding during
     period.....................        2.13%        3.42%        3.02%        2.30%        1.61%

-------------------------
(1) Includes loss information for contracts that are owned by WFS and contracts that were sold to a grantor or owner trust but which are serviced by WFS. It is the policy of WFS to charge-off all contracts when they become 120 days delinquent, whether such contract is owned by WFS or serviced by WFS for others. WFS believes that its charge-off policy is consistent with that customarily used in the automobile finance industry.

     Net charge-offs as a percentage of contracts outstanding for contracts originated and serviced by WFS decreased in 1999 to 2.13%, a 37.7% decrease from the 3.42% experienced in 1998 following a 13.25% increase over the 3.02% net charge-off level experienced in 1997. Delinquencies, as a percentage of amount of contracts outstanding increased from 2.20% at year end 1997 to 3.64% at year end 1998 and decreased to 2.84% in 1999, an increase of 65.5% and decrease of 22.0%, respectively. Loss and delinquency experience during 1998 and 1997 for contracts originated and serviced by WFS was impacted by a variety of factors including an increase in the percentage of the outstanding contracts which were originally underwritten in 1997 and 1998 as non-prime contracts, an increase in the number of personal bankruptcy filings and general economic conditions. Loss and delinquency experience in 1998 was also impacted by a disruption of collection efforts arising from WFS' restructuring of its offices throughout the United States and the continued transitory effect of moving post-repossession collection efforts to recently created centralized asset recovery and vehicle recovery centers. The decrease in loss and delinquency experience for the first nine months in 1999 resulted from an increase in the origination of contracts originally underwritten as prime contracts and completion of WFS' restructuring efforts. As the characteristics of the Contracts may be different than that of the entire portfolio of contracts originated and serviced by WFS, no assurances can be given that the performance of the Contracts will be similar.

                                USE OF PROCEEDS

     WFAL will apply the net proceeds from the sale of the Notes (i.e., the proceeds of the public offering of the Notes minus expenses relating thereto) to the purchase of the Contracts from WFS.

                                   THE NOTES

GENERAL

     The Notes will be issued pursuant to an indenture between the Trust and the
Indenture Trustee to be dated as of                (the "Indenture"), a form of
which has been filed as an exhibit to the Registration Statement. You can obtain a copy of the Indenture (without exhibits) by writing to the Indenture Trustee at its Corporate Trust Office. The following summary and the information contained under "Certain Information Regarding the Securities" describes the material terms of the Indenture and the Notes. You should, however, review the provisions of the Notes and the Indenture along with the following summary in order to have more complete information. Where particular provisions or terms used in the Notes or the Indenture are referred to, the actual provisions of such documents (including definitions of terms) are incorporated by reference as part of such summaries.

     Distributions of interest and principal on the Notes will be made on
          20,           20,           20 and           20 of each year (or, if
any such day is not a Business Day, on the next succeeding Business Day) (each,
a "Distribution Date"), commencing           20, 2          . Payments on the
Notes on each Distribution Date will be paid to the holders of record of the related Notes on the Business Day immediately proceeding such Distribution Date or, in the event that Definitive Securities are issued, as of the 15th day of the month immediately proceeding the month in which such Distribution Date occurs (each, a "Record Date").

     A "Business Day" will be any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York, Wilmington, Delaware or Los Angeles, California are authorized or obligated by law, executive order or government decree to be closed.

PAYMENTS OF INTEREST

     Interest on the outstanding principal amount of each Class of Notes will accrue at the applicable Interest Rate and will be payable to the Noteholders of each Class on each Distribution Date. Interest on the Class A-1 Notes will be calculated on the basis of the actual days elapsed in an Interest Period and a 360-day year. Interest on the Class A-2 and Class A-3 Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Interest accrued but not paid on any Distribution Date will be due on the immediately succeeding Distribution Date, together with, to the extent permitted by applicable law, interest on that unpaid interest at the related Interest Rate. An "Interest Period" with respect to any Distribution Date will be the period from and including the most recent Distribution Date on which interest has been paid (or from and including the Cut-Off Date with respect to the first Distribution Date) to but excluding the current Distribution Date. Interest payments on the Notes will be made from Net Collections after all accrued and unpaid Trustees' fees and other administrative fees of the Trust and payment of all applicable servicing compensation to the Master Servicer (collectively, "Trust Fees and Expenses") have been paid. See "Certain Information Regarding the Securities -- Distributions on the Securities -- Deposits to the Distribution Accounts; Priority of Payments in the accompanying prospectus."

PAYMENTS OF PRINCIPAL

     Principal payments will be made to the Noteholders, to the extent described below, on each Distribution Date in an amount equal to the related Principal Distributable Amount, in each case calculated as described under "Certain Information Regarding the Securities -- Distributions on the
Securities -- Deposits to the Distribution Accounts; Priority of Payments." Principal payments on the Notes will be made from Net Collections after all Trust Fees and Expenses have been paid, and after the Note Interest Distributable Amount has been distributed. See "Certain Information Regarding the Securities -- Distributions on the
Securities -- Deposits to the Distribution Accounts; Priority of Payments."

     We will make principal payments on the Notes on each Distribution Date from the Note Distribution Account in the following order:

          (1) to the Class A-1 Notes until the principal amount of the Class A-1 Notes has been reduced to zero;

          (2) to the Class A-2 Notes until the principal amount of the Class A-2 Notes has been reduced to zero; and

          (3) to the Class A-3 Notes until the principal amount of the Class A-3 Notes has been reduced to zero.

     To the extent not previously paid prior to such dates, the outstanding
principal amount of (i) the Class A-1 Notes will be payable on           20,
200          (the "Class A-1 Final Scheduled Distribution Date"), (ii) the Class
A-2 Notes will be payable on           20, 200          (the "Class A-2 Final
Scheduled Distribution Date") and (iii) the Class A-3 Notes will be payable on
          20, 200          (the "Class A-3 Final Scheduled Distribution Date"
and, together with the Class A-1 Final Scheduled Distribution Date and the Class A-2 Final Scheduled Distribution Date, the "Final Scheduled Distribution Dates"). The Final Scheduled Distribution Date for a Class of Notes represents the last day on which the outstanding principal amount of the related Notes will be paid. In no event may the principal paid in respect of a Class of Notes exceed the unpaid principal balance of that Class of Notes. See "Certain Information Regarding the Securities -- Distributions on the
Securities -- Deposits to the Distribution Accounts; Priority of Payments in the accompanying prospectus."

     The actual date on which the outstanding principal amount of any Class of Notes is paid may be earlier than its Note Final Scheduled Distribution Date based on a variety of factors, including the factors described under "Certain Information Regarding the Securities -- Prepayment Considerations." "Certain Legal Aspects of the Contracts -- Repurchase Obligation" and "The Sellers -- Breach of Representations and Warranties; Defective Contract Documentation in the accompanying prospectus."

OPTIONAL REDEMPTION

     Each Class of outstanding Notes will be subject to redemption in whole, but not in part, on any Distribution Date following the last day of a Due Period as of which an Optional Purchase occurs. An "Optional Purchase" may occur on any Distribution Date at which the aggregate principal balance of the Simple Interest Contracts plus the aggregate of the present value of the remaining monthly principal and interest due on the Rule of 78's Contracts owned by the
Trust is equal to or less than $          . The redemption price will equal the
unpaid principal amount of that Class of Notes plus accrued interest on that amount at the applicable Interest Rate for the related Interest Period.

OPTIONAL REPURCHASE

     If WFSRC exercises its Optional Repurchase right as described above, it
will give not less than      days notice to the Trustee and will affect the
repurchase at the next following Distribution Date. The repurchase price payable by WFSRC will be equal to the Aggregate Scheduled Balance of the Contracts it is repurchasing as of the Distribution Date preceding the Distribution Date as of which the repurchase is to occur (the "Base Price"), plus the Repurchase Premium described in the next paragraph.

     Calculation of Repurchase Premium. The Repurchase Premium payable by WFSRC
will be a fraction of the Base Price. If the Base Price is $          or less,
but more than $          , the Repurchase Premium will be      % of the Base
Price. If the Base Price is $          or less, but more than $          , the
Repurchase Premium will be      % of the Base Price. If the Base Price is less
than $          , the Repurchase Premium will be zero.

     The amount of the repurchase price equal to the Base Price will be treated as Collections and distributed to the Noteholders in the order of priority specified above under "-- Payments of Principal" in addition to the distributions to which the Noteholders would then otherwise be entitled to receive.

     The Repurchase Premium will be distributed to the Holders of record as of the related Record Date for the Distribution Date on which WFSRC is repurchasing the balance of the Contracts sold by it to the Trust on a pro rata basis, in addition to any distribution which those Holders are otherwise then entitled to receive.

     The repurchased Contracts will be transferred back to WFSRC and will no longer be assets of the Trust.

THE INDENTURE TRUSTEE

               will be the Indenture Trustee. The Indenture Trustee is a
corporation and its Corporate Trust Office is located at           .

     The Indenture Trustee will have the rights and duties set forth under "Certain Information Regarding the Securities -- The Trustees" and "-- Duties of the Trustees" in the accompanying prospectus.

EVENTS OF DEFAULT

     It is an "Event of Default" under the Indenture if:

          (1) the Trust fails to pay any interest on the Notes of any Class within 5 days after the interest payment becomes due and payable;

          (2) the Trust fails to pay any principal of the Notes of any Class when it becomes due and payable;

          (3) the Indenture Trustee notifies the Trust, or if the Holders of Notes evidencing at least 25% of the voting interests of all the Notes notifies the Trust or the Indenture Trustee, that one of the following events has occurred, and continues for a period of 30 days after the notice is given;

        - the Trust fails to observe or perform any covenant or agreement it made in the Indenture;

        - the representations or warranties made by the Trust in the Indenture or in any certificate delivered pursuant to or in connection with the Indenture was incorrect in a material respect at the time it was made; or

          (4) certain events of bankruptcy, insolvency, receivership or liquidation relating to the Trust occur (each, a "Trust Insolvency").

     Upon the occurrence of an Event of Default:

          (1) If an Insurer Default has not occurred or is not continuing, Financial Security can (in addition to its obligation to make Scheduled Payments on the Notes in accordance with the terms of the Note Policy), but it is not obligated to, elect to:

        - subject to the limitations listed below, first accelerate the principal of the Notes and then cause the Master Servicer or the Trustee to sell or otherwise liquidate all or part of the property of the Trust, in whole or in part on any date or dates following such acceleration as Financial Security, in its sole discretion, shall elect, and finally to deliver the proceeds to the Indenture Trustee to distribute in accordance with the terms of the Note Policy.

          (2) If an Insurer Default has occurred and is continuing, the Trustee may, or if requested in writing by holders of at least 66 2/3% of the voting interests of all the Notes, shall:

        - subject to the limitations listed below, declare the Notes due and payable at par, together with accrued interest on the Notes.

          (3) Notwithstanding any of the foregoing, upon the occurrence of a Trust Insolvency, if an Insurer Default has occurred and is continuing:

        - subject to the limitations listed below, the Notes will become immediately due and payable at par, together with accrued interest on the Notes.

          (4) No sale or liquidation of the property of the Trust pursuant to the above provisions may occur if the proceeds from the sale or liquidation are not sufficient to pay all of the outstanding principal and accrued interest on the Notes; unless:

        - an Insurer Default has not occurred or is not continuing and the related Event of Default arose as described in clauses (1), (2) or (4) of the first paragraph of this Events of Default Section; or

        - an Insurer Default has occurred and is continuing and:

             (i) holders of 100% of the voting interests of all the Notes consent to such sale or liquidation; or

             (ii) the Trustee determines that the property of the Trust will not continue to provide sufficient funds for the payment of the principal of and interest on the Notes, the Trustee provides prior written notice of that sale or liquidation to each Rating Agency, and holder of at least 66 2/3% of the voting interests of all the Notes consent to that sale or liquidation.

     It is an "Insurer Default" if:

          (1) Financial Security fails to perform any of its obligations under the Note Policy, or

          (2) certain events of bankruptcy, insolvency, receivership or liquidation relating to Financial Security occur.

     Further, in the event that an Insurer Default has not occurred or is not continuing, following the occurrence of an Event of Default, if Financial Security has not elected to accelerate the principal of the Notes and such Event of Default is subsequently cured, Financial Security shall not thereafter have the right to elect to accelerate the principal of the Notes or to cause the property of the Trust to be sold or liquidated by reason of that Event of Default and the rights of all parties shall thereupon be restored as though that Event of Default had not occurred.

     Following the occurrence of an Event of Default and provided that (i) an Insurer Default has not occurred or is not continuing and (ii) Financial Security has not elected to accelerate the principal of the Notes, the Indenture Trustee and the Owner Trustee will continue to submit claims under the Policy for any shortfalls in Scheduled Payments on the Notes. See "The Note Policy."

                  CERTAIN INFORMATION REGARDING THE SECURITIES

PAYMENTS ON THE CONTRACTS

     All Net Collections on or in respect of the Contracts will be deposited in or credited to the Collection Account or, in limited instances, the Holding Account. "Net Collections" will include all payments received by the Master Servicer on or in respect of the Contracts due on or after the Cut-Off Date, net of late payments in respect of which the Master Servicer has previously made an Advance or reimbursement to the Master Servicer for Nonrecoverable Advances and
net of the Servicing Fee of        . Net Collections will include:

          (a) prepayments, Net Liquidation Proceeds and Net Insurance Proceeds;

          (b) any amounts deposited in the Collection Account by:

           - the Sellers to purchase Contracts,

           - WFSRC to repurchase Contracts, or

           - the Master Servicer to purchase Contracts; and

          (c) any Advances that may be made by the Master Servicer in respect of delinquent Contracts.

     "Net Liquidation Proceeds" will be proceeds received by the Master Servicer (net of Liquidation Expenses) upon liquidation of any Defaulted Contract. "Liquidation Expenses" will be the reasonable out-of-pocket expenses (exclusive of overhead expenses) incurred by the Master Servicer in realizing upon a defaulted Contract. "Net Insurance Proceeds" will be proceeds paid by any insurer under a comprehensive and collision or limited dual interest insurance related to a Contract (other than funds used for the repair of the related Financed Vehicle or otherwise released to the related Obligor in accordance with normal servicing procedures), after reimbursement to the Master Servicer of expenses recoverable under such insurance policy.

     Subject to the remainder of this paragraph, distributions on the Notes will be made on each Distribution Date out of Net Collections for the related Due Period plus certain reinvestment earnings on Eligible Investments and any Advance made by the Master Servicer as described under "The Master
Servicer -- Advances" in the accompanying prospectus. The amount of those Net Collections, reinvestment earnings and Advances on each Distribution Date will be applied as described under "-- Distributions on the Securities." Amounts, to the extent available, will be withdrawn from the Spread Account to cover any shortfalls in distributions to Noteholders. Under the Note Policy, Financial Security will be obligated to provide for distribution on the insured Notes on each Distribution Date the amount, if any, by which the amount of Net Collections and funds available in the Spread Account is less than the sum of the interest and principal due on the insured Notes for that Distribution Date and will be obligated to provide for the payment of Scheduled Payments on the Notes on the respective Note Final Scheduled Distribution Dates.

     If WFSRC exercises its Optional Repurchase right, the amount payable by it equal to the Base Price will be treated as Net Collections and will be deposited into the Collections Account and distributed as any other Net Collections at the time of their receipt. The amount payable by WFSRC equal to the Repurchase Premium will not be treated as Net Collections and will not be, directly or indirectly, distributed as any other Net Collections. Instead, the Repurchase Premium will be distributed separately by the Indenture Trustee, on the Distribution Date as of which the Contracts sold to the Trust by WFSRC are to be repurchased by WFSRC on a pro rata basis. The Indenture Trustee will deliver a report (the "Prepayment Report") concurrently with the distribution of the Repurchase Premium reflecting the total amounts of Repurchase Premium received by the Indenture Trustee expressed as a dollar amount per $1,000 of securities of each class of Notes then outstanding.

DISTRIBUTIONS ON THE NOTES

     General. On or before the fifth Business Day prior to each Distribution Date (each such date, a "Determination Date"), the Master Servicer will deliver to the Indenture Trustee, the Owner Trustee, Financial Security and the Rating Agencies a statement (the "Distribution Date Statement") setting forth, among other things, the following amounts with respect to the related Due Period and such Distribution Date:

     - the amount of funds in the Collection Account allocable to collections on the Contracts in the related Due Period (excluding any Advances and Repurchase Amounts);

     - the amount required to repurchase all Contracts repurchased by the Seller or the Master Servicer during the related Due Period;

     - the Advances made by the Master Servicer and the amounts for which the Master Servicer is entitled to be reimbursed for unreimbursed Advances;

     - the amount of Net Collections;

     - the Note Interest Distributable Amount;

     - the Note Principal Distributable Amount;

     - the Repurchase Premium, if any; and

     - the Servicing Fee.

     Deposits to the Distribution Accounts; Priority of Payments. On each Distribution Date, the Master Servicer will allocate amounts on deposit in the Collection Account with respect to the related Due Period and that Distribution Date as described below and will instruct the Indenture Trustee to make the following deposits and distributions in the following amounts and order of priority (in each case after giving effect to all deposits and distributions of higher priority):

          (1) to the Master Servicer, the Servicing Fee, including any unpaid Servicing Fees with respect to one or more prior Due Periods;

          (2) to the Indenture Trustee and the Owner Trustee, any accrued and unpaid Trustees' fees;

          (3) to the Note Distribution Account, from Net Collections (after giving effect to the reduction in Net Collections described in clauses (1) and (2) above), the Note Interest Distributable Amount to be distributed to the holders of the Notes at their respective Interest Rates;

          (4) to the Note Distribution Account, from any remaining Net Collections, the Note Principal Distributable Amount (which amount includes, if such Distribution Date is a Note

     Final Scheduled Distribution Date, the remaining principal amount of the related Class of Notes to be distributed to the holders of such Class of Notes), to be distributed to the holders of the Class A-1 Notes until the principal amount of the Class A-1 Notes has been reduced to zero, second to the holders of the Class A-2 Notes until the principal amount of the Class A-2 Notes has been reduced to zero and third to the holders of the Class A-3 Notes until the principal amount of the Class A-3 Notes has been reduced to zero;

          (5) to Financial Security, from any remaining Net Collections, any amounts owing to Financial Security in respect of all payments, if any, made under the Note Policy for which reimbursement has not yet been made to Financial Security and any unreimbursed fees, expenses or other amounts owing to Financial Security under the Insurance Agreement (collectively, "Unreimbursed Insurer Amounts"); and

          (6) in the event that the distributions described in clauses (1) through (5) above have been funded exclusively from Net Collections, any remaining Net Collections ("Excess Amounts") will be deposited into the Spread Account, until the amount on deposit therein equals the Specified Spread Account Balance, with any remaining Excess Amounts being distributed as described under "-- Withdrawals from the Spread Account."

     In addition, WFSRC has exercised its Optional Repurchase, the Indenture Trustee will distribute the Repurchase Premium to Noteholders on a pro rata basis.

     If the Notes are accelerated following an Event of Default, amounts collected following the sale or liquidation of the property of the Trust will be distributed in the priority described above. See "The Notes -- Events of Default."

     For the purposes hereof, the following terms will have the following meanings:

     The "Aggregate Scheduled Balance" will equal the sum of the Scheduled Balances of each outstanding Contract. At the time of initial issuance of the Notes, the initial aggregate principal amount of the Notes will equal the Aggregate Scheduled Balance.

     The "Aggregate Scheduled Balance Decline" will mean, with respect to any Distribution Date, the amount by which the Aggregate Scheduled Balance as of the beginning of the related Due Period (or as of the Cut-Off Date in the case of the first Distribution Date) exceeds the Aggregate Scheduled Balance as of the end of such Due Period.

     A "Defaulted Contract" will mean, with respect to any Due Period, a Contract (i) which is, at the end of such Due Period, delinquent in the amount of at least two monthly payments or (ii) with respect to which the related Financed Vehicle has been repossessed or repossession efforts have been commenced.

     A "Due Period" will mean, with respect to any Distribution Date, the three-month period commencing on the first day of the third month preceding the month in which that Distribution Date occurs (or commencing on the Cut-Off Date in the case of the first Distribution Date) to the last day of the month immediately preceding the month in which that Distribution Date occurs.

     A "Liquidated Contract" will be a Contract that (i) has been repurchased by the Seller or Master Servicer or as to which all of the principal has been paid prior to its scheduled maturity; (ii) is a Defaulted Contract with respect to which the related Financed Vehicle was repossessed and, after any cure period required by law has expired, the Master Servicer has charged-off any losses prior to the four-month period referenced in clause (iv) below; (iii) has been paid in full on or after its scheduled maturity; or (iv) is delinquent as to all or part of four or more payments of Monthly P&I. Contracts that become Liquidated Contracts pursuant to clause (ii) or (iv) above and any collections thereon will thereupon no longer be part of the Trust, although collections thereon will be deposited in the Collection Account.

     The "Note Distributable Amount" will mean, with respect to any Distribution Date, the sum of the Note Principal Distributable Amount and the Note Interest Distributable Amount for that Distribution Date.

     The "Note Interest Carryover Shortfall" will mean, with respect to any Distribution Date and a Class of Notes, the excess, if any, of the sum of the
Note Interest Distributable Amount for that Class for the immediately preceding Distribution Date plus any outstanding Note Interest Carryover Shortfall for that Class on such preceding Distribution Date, over the amount in respect of interest that is actually deposited in the Note Distribution Account with respect to that Class on that preceding Distribution Date, plus, to the extent permitted by applicable law, interest on the amount of interest due but not paid to Noteholders of such Class on that preceding Distribution Date at the related Interest Rate for the related Interest Period.

     The "Note Interest Distributable Amount" will mean, with respect to any Distribution Date and a Class of Notes, the sum of the Note Quarterly Interest Distributable Amount and the Note Interest Carryover Shortfall for such Class of Notes for that Distribution Date.

     The "Note Principal Carryover Shortfall" will mean, as of the close of any Distribution Date, the excess of the sum of the Note Quarterly Principal Distributable Amount and any outstanding Note Principal Carryover Shortfall for the immediately preceding Distribution Date over the amount in respect of principal that is actually deposited in the Note Distribution Account on that Distribution Date.

     The "Note Principal Distributable Amount" will mean, with respect to any Distribution Date, the sum of the Note Quarterly Principal Distributable Amount for that Distribution Date and any outstanding Note Principal Carryover Shortfall for the immediately preceding Distribution Date; provided, however, that the Note Principal Distributable Amount with respect to a Class of Notes shall not exceed the outstanding principal amount of such Class of Notes. Notwithstanding the foregoing, the Note Principal Distributable Amount on each Note Final Scheduled Distribution Date shall not be less than the amount that is necessary (after giving effect to other amounts to be deposited in the Note Distribution Account on such Distribution Date and allocable to principal) to reduce the outstanding principal amount of the related Class of Notes to zero.

     The "Note Quarterly Interest Distributable Amount" will mean, with respect to any Distribution Date, 90 days of interest (or in the case of the first Distribution Date, interest accrued from and including the Cut-Off Date to but excluding such Distribution Date, [or in the case of the Class A-1 Notes, interest for the actual number of days in the applicable Interest Period, based on a 360-day year]) at the related Interest Rate for each Class of Notes on the outstanding principal amount of the Notes of that Class on the immediately preceding Distribution Date, after giving effect to all payments of principal to Noteholders of that Class on or prior to that Distribution Date (or, in the case of the first Distribution Date, on the original principal amount of that Class of Notes).

     The "Note Quarterly Principal Distributable Amount" will mean, with respect to any Distribution Date, the Principal Distributable Amount for that Distribution Date.

     The "Principal Distributable Amount" will mean, with respect to any Distribution Date, the sum of (i) the Aggregate Scheduled Balance Decline for such Distribution Date, plus (ii) the aggregate Scheduled Balances as of such Distribution Date of all Contracts that became Liquidated Contracts pursuant to clause (i), (ii) or (iv) of the definition of the term "Liquidated Contract" during the related Due Period.

     The "Scheduled Balance" of a Rule of 78's Contract will represent the present value of the remaining scheduled payments of Monthly P&I due on that Contract discounted on a monthly basis as described below, while the Scheduled Balance of a Simple Interest Contract will be its actual principal balance. The "Monthly P&I" for a Contract will be the installment of principal and interest due thereunder each month (each such date, a "Due Date") and will be substantially equal for the term of the Contract. The Scheduled Balance of a Rule of 78's Contract for the Cut-Off Date and each Due Date will be set forth in a schedule to the Sale and Servicing Agreement and will be equal to the present value (determined as discussed below) at each of those dates of all payments of Monthly P&I on the Contract that are due after such Due Date. That present value will be determined by discounting (on a monthly basis) each payment of Monthly P&I from the last day of the month in which that payment of Monthly P&I is due to the first day of the month in which that Due Date occurs using a discount rate that will produce a present value at the Cut-Off Date equal to the outstanding principal balance of the Contract as of the Cut-Off Date. The interest rate borne by substantially all of the Contracts will not be less than the weighted average of the sums of the Interest Rates on the Closing Date plus the Servicing Fee Percent.

PAYMENT PRIORITIES OF THE NOTES; THE SPREAD ACCOUNT

     General. The rights of the Noteholders to receive distributions with respect to the Contracts will be subordinated to the rights of the Master Servicer (to the extent that the Master Servicer has not been reimbursed for any outstanding Advances and has not been paid all Servicing Fees), the Trustees (to the extent the Trustees and such other entities have not received all Trust Fees and Expenses payable to them) and Financial Security (to the extent of any Unreimbursed Insurer Amounts). In addition, the rights of the Noteholders to receive distributions with respect to the Contracts will be subject to the priorities set forth under "-- Distributions on the Securities -- Deposits to the Distribution Accounts; Priority of Payments," "-- Distributions on the Securities -- Prepayment Premium; Priority of Payments." Such priorities and subordination are intended to enhance the likelihood of timely receipt by Noteholders of the full amount of interest and principal required to be paid to them, and to afford such Noteholders limited protection against losses in respect of the Contracts.

     The Spread Account. In the event of delinquencies or losses on the Contracts, the foregoing protection will be affected both by the preferential right of the Noteholders to receive current distributions with respect to the Contracts and by the establishment of a segregated trust account in the name of the Indenture Trustee (the "Spread Account"). The Spread Account will be part of the Trust. The Indenture Trustee will have a perfected security interest in the Spread Account and in all amounts deposited in or credited to the Spread Account as well as all Eligible Investments made with such deposits and earnings. The Spread Account will be created with an initial deposit by the WFAL on the
Closing Date of an amount equal to $          (the "Spread Account Initial
Deposit"). The Spread Account will thereafter be funded by the deposit therein of any Excess Amounts in respect of each Distribution Date, until the amount on deposit in the Spread Account is at least equal to the Specified Spread Account Balance.

     Amounts held from time to time in the Spread Account will continue to be held for the benefit of holders of the Notes and Financial Security and those amounts will be invested in Eligible Investments. Investment income on monies on deposit in the Spread Account will be credited to the Spread Account. Any loss on that investment will be charged to the Spread Account.

     Calculation of Specified Spread Account Balance. The "Specified Spread Account Balance" will be calculated as of the last day of each month (each, a
"Calculation Day") and will equal    % of the Aggregate Scheduled Balance on
such Calculation Day, except that if on any Calculation Day (i) the Charge-Off Percentage for the three calendar month period ending on that Calculation Day
exceeds    % or (ii) the Delinquency Percentage for the three calendar month
period ending on that Calculation Day exceeds    %, then the Specified Spread
Account Balance shall equal    % of the Aggregate Scheduled Balance on that
Calculation Day (but only for so long as such Charge-Off Percentage or Delinquency Percentage thresholds continue to be exceeded on any subsequent Calculation Day). Notwithstanding the foregoing, in no event can the Specified
Spread Account Balance be greater than $          (   % of the Cut-off Date
Aggregate Scheduled Balance) or less than $          (the amount required by the
Rating Agencies and Financial Security); provided, however, it shall not be greater than the outstanding aggregate principal amount of the Notes if such
amount is less than $          . At no time after the Closing Date will the
Sellers, the Master Servicer, Financial Security or any other entity be required to deposit their own funds into the Spread Account.

     The "Charge-Off Percentage" will mean, with respect to any three calendar month period, the annualized percentage equivalent of the average of the percentages of charged-off Contracts for each month in such period. For each month, the percentage of charged-off Contracts shall be the percentage equivalent of a fraction, the numerator of which is the aggregate Scheduled Balance for that month of all Contracts that have become Liquidated Contracts (as specified in clause (ii) or (iv) of the definition of Liquidated Contracts) during that month, less any Net Liquidation Proceeds received during that month (and not reflected in prior periods) with respect to those Contracts or from any Contracts charged-off in prior periods, and the denominator of which is the aggregate Scheduled Balance of all outstanding Contracts as of the end of the immediately preceding month. The "Delinquency Percentage" will mean, with respect to any three calendar month period, the average of the percentages of delinquent Contracts for each month in that period. For each month the percentage of delinquent Contracts shall be the percentage equivalent of a fraction, the numerator of which is the sum of (i) the aggregate Scheduled Balance of all outstanding Contracts 61 days or more delinquent (after taking into account permitted extensions), plus (ii) the aggregate Scheduled Balance of all Contracts in respect of which the related Financed Vehicles have been repossessed but have not been liquidated (to the extent the related Contract is not otherwise reflected in clause (i) above), and the denominator of which is the aggregate Scheduled Balance of all outstanding Contracts, in each case on the last day of that calendar month.

     The Master Servicer may, from time to time after the date of this prospectus supplement, and with the approval of Financial Security, request the Rating Agencies to approve a formula for determining the Specified Spread Account Balance that is different from that described above and would result in a decrease in the amount of the Specified Spread Account Balance or the manner by which the Spread Account is funded. If the Rating Agencies deliver a letter to the Indenture Trustee, the Owner Trustee and Financial Security to the effect that the use of any new formulation will not in and of itself result in a qualification, reduction or withdrawal of its then-current rating of any Class of Notes (without giving effect to the guaranty under the Policy of payments owing to the Noteholders of insured Classes of Notes), then the Specified Spread Account Balance will be determined in accordance with such new formula. The Sale and Servicing Agreement will accordingly be amended to reflect that new calculation without the consent of any Noteholder.

WITHDRAWALS FROM THE SPREAD ACCOUNT

     Amounts held from time to time in the Spread Account will continue to be held for the benefit of the Noteholders and Financial Security. On each Distribution Date, funds will be withdrawn from the Spread Account to the extent that the amount on deposit in the Note Distribution Account is less than the Note Distributable Amount and will be deposited in the Note Distribution Account. See "Certain Information Regarding the Securities -- Payments from the Spread Account and Under the Note Policy" in the accompanying prospectus.

     If the amount on deposit in the Spread Account on any Calculation Day or any Distribution Date (after giving effect to all deposits thereto or withdrawals therefrom on that Distribution Date) is greater than the Specified Spread Account Balance, the Indenture Trustee will distribute any excess first, to Financial Security, to the extent of any Unreimbursed Insurer Amounts, then to WFAL until WFAL has received from the Spread Account an aggregate amount equal to the Spread Account Initial Deposit and finally to WFAL and WFSRC according to their certificate percentage interests.

     Upon any distributions to Financial Security or the Sellers, the Noteholders will have no further rights in, or claims to, such amounts. None of the Noteholders, the Indenture Trustee, the Owner Trustee, the Sellers or Financial Security will be required to refund any amounts properly distributed or paid to them, whether or not there are sufficient funds on any subsequent Distribution Date to make full distributions to the Noteholders. The obligations of Financial Security under the Policy will not be diminished or otherwise affected by any amounts distributed to Financial Security.

PAYMENTS FROM THE SPREAD ACCOUNT AND UNDER THE NOTE POLICY

     On each Distribution Date on which the Note Distributable Amount exceeds the amount then on deposit in the Note Distribution Account, the Noteholders will be entitled to receive that deficiency (including amounts necessary to reduce the outstanding principal balance of a given Class of Notes to zero on the related Note Final Scheduled Distribution Date), first, from amounts on deposit in the Spread Account, and second, if those amounts are still insufficient, then from the payment of a claim under the Note Policy.

SERVICER DEFAULT

     "Servicer Defaults" under the Sale and Servicing Agreement will consist of:

          (a) a claim being made under the Note Policy,

          (b) any failure by the Master Servicer to deposit in, credit to, or make the required distribution from the following, and such failure is not remedied within three Business Days after the Master Servicer receives written notice from the Indenture Trustee, the Owner Trustee, or Financial Security or after the Master Servicer discovers such failure:

        - the Collection Account,

        - either Distribution Account,

        - the Spread Account, or

        - the Holding Account.

          (c) any failure by the Master Servicer to deliver to the Indenture Trustee, the Owner Trustee or Financial Security certain reports required by the Sale and Servicing Agreement by the fourth Business Day prior to the related Distribution Date or to perform certain other covenants under the Sale and Servicing Agreement;

          (d) any failure by the Master Servicer or either Seller to observe or perform in any material respect any other covenant or agreement in the Sale and Servicing Agreement, which failure materially and adversely affects the rights of Noteholders, Financial Security, the

     Indenture Trustee or the Owner Trustee and which continues unremedied for 30 days after the giving of written notice of such failure to:

        - the Master Servicer or the affected Seller, as the case may be, by the Owner Trustee, the Indenture Trustee or Financial Security or

        - to the Master Servicer or the affected Seller, as the case may be, and to the Indenture Trustee or the Owner Trustee by:

          - holders of Notes evidencing at least 25% of the voting interests of all Notes, or

          - so long as a default under the Policy has not occurred or is not continuing and no insolvency of Financial Security has occurred, by Financial Security;

          (e) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain action by either Seller or the Master Servicer indicating its insolvency, reorganization pursuant to bankruptcy or similar proceedings or inability to pay its obligations (each, an "Insolvency Event"); and

          (f) any material breach of any of the representations and warranties of the Master Servicer or either Seller (except for any breaches relating to Contracts repurchased by a Seller or the Master Servicer) that has a material adverse effect on the Noteholders and, within 30 days after written notice thereof shall have been given to the Master Servicer or the Sellers by:

        - the Indenture Trustee or the Owner Trustee,

        - by holders of Notes (voting together as a single class), or

          - so long as no default under the Policy has occurred and is continuing and no insolvency of Financial Security has occurred, by Financial Security.

RIGHTS UPON SERVICER DEFAULT

     As long as a Servicer Default remains unremedied, the Indenture Trustee, Financial Security or holders of Notes representing not less than 25% of the voting interests thereof, voting together as a single class, may terminate all the rights and obligations of the Master Servicer under the Sale and Servicing Agreement. After such termination, the Indenture Trustee will automatically succeed to all the responsibilities, duties and liabilities of the Master Servicer in its capacity as such under such agreement and will be entitled to similar compensation arrangements. If, however, a bankruptcy trustee or similar official has been appointed for the Master Servicer, and no Servicer Default other than such appointment has occurred, such trustee or official may have the power to prevent the Indenture Trustee, Financial Security or the Noteholders from effecting a transfer of servicing. In the event that the Indenture Trustee is unwilling or unable so to act, it may appoint or petition a court of competent jurisdiction to appoint a successor with a net worth of at least $50,000,000 and whose regular business includes the servicing of motor vehicle receivables. The Indenture Trustee may make such arrangements for compensation to be paid, which in no event may be greater than the servicing compensation paid to the Master Servicer under the Sale and Servicing Agreement. Notwithstanding such termination, the Master Servicer shall be entitled to payment of certain amounts payable to it prior to such termination, for services rendered prior to such termination.

     So long as Financial Security is not in default under the Note Policy it may direct the actions of the Indenture Trustee upon an Event of Default.

WAIVER OF PAST DEFAULTS

     The holders of Notes evidencing at least 51% of the voting interests thereof, voting together as a single class, may, on behalf of all Noteholders, with the consent of Financial Security, waive any default by the Master Servicer in the performance of its obligations under the Sale and Servicing Agreement and its consequences. A default, however, in making any required deposits to or payments from the Collection Account, the Holding Account, the Spread Account or the Note Distribution Account in accordance with that agreement or in respect of a covenant or provision of that agreement that cannot be modified or amended without the consent of each Noteholder, may only be waived by the approval of holders of all of the Notes. No such waiver will impair the Noteholders' rights with respect to subsequent Servicer Defaults.

VOTING INTERESTS

     The "voting interests" of the Notes of a Class or Classes will be allocated among the Noteholders or related Note Owners, as the case may be, in accordance with the unpaid principal amount of the Notes of each Class or Classes represented thereby; except that in certain circumstances Notes held by either Seller, WFS or any of their respective affiliates will be excluded from such determination.

TERMINATION

     The obligations of the Master Servicer, the Sellers, the Owner Trustee and Indenture Trustee pursuant to the Trust Agreement, Sale and Servicing Agreement and the Indenture will terminate upon the earliest to occur of (i) the maturity or other liquidation of the last Contract and the disposition of any amounts received upon liquidation of any property remaining in the Trust, (ii) the payment to you of all amounts required to be paid to you pursuant to such agreements and (iii) the occurrence of the event described below.

     In order to avoid excessive administrative expenses, WFAL will be permitted to purchase the remaining Contracts from the Trust on any Distribution Date following the last day of a Due Period as of which the Aggregate Scheduled Balance is less than 10% of the Cut-Off Date Aggregate Scheduled Balance at a price equal to the aggregate unpaid principal amount of the Notes, together with accrued interest thereon for the related Interest Period. If WFSRC has not previously exercised its Option Repurchase right, it will join WFAL in the repurchase of the remaining Contracts (for which no Repurchase premium will be
due), in the proportions of      % and      %, respectively.

     The Owner Trustee and Indenture Trustee will give you written notice of termination at least 20 days prior to such termination. The final distribution to you will be made only upon surrender and cancellation of your Notes at the office or agency of the related Trustee specified in the notice of termination. Any funds remaining in the Trust at least 18 months after the date of termination and after such Trustee has attempted to locate a Noteholder and such measures have failed, will be distributed to a charity designated by the Master Servicer.

     Any outstanding Notes will be redeemed concurrently with any Optional Purchase, and the subsequent distribution to the Sellers of all amounts required to be distributed to them pursuant to the Trust Agreement will terminate the Trust.

PAYMENT IN FULL OF NOTES

     Upon the payment in full of all outstanding Notes and the satisfaction and discharge of the Indenture, the Owner Trustee will succeed to all the rights of the Indenture Trustee.

PREPAYMENT CONSIDERATIONS

     Because the rate of distribution of principal on the Notes will depend on the rate of payment on the Contracts (including prepayments, liquidations, the exercise by WFSRC of its Optional Repurchase right, and repurchases of Contracts by a Seller or the Master Servicer under certain conditions and the sale or liquidation of the property of the Trust under certain conditions following the occurrence of an Event of Default or the Optional Purchase by the Sellers), the final distribution on each Class of Notes is likely to occur earlier than the related Final Scheduled Distribution Date. The right of the Sellers to repurchase all of the Contracts upon certain events is described under "-- Termination" and "The Master Servicer," and the right of WFSRC to repurchase the Contracts it has sold to the Trust is described under "The Notes -- Optional Repurchase".

     The law of California and most other states generally requires that retail installment sales contracts such as the Contracts permit full and partial prepayment without penalty, although a minimum finance charge may be applicable in some circumstances. Any prepayments (including certain partial prepayments not designated as advance payments by the Obligor on the related Contract) can reduce the average life of the Contracts. The Master Servicer will permit the sale or other transfer of a Financed Vehicle without accelerating the maturity of the related Contract if such Contract is assumed by a person satisfying WFS' then-current underwriting standards. Partial prepayments not designated as advance payments by the Obligor on a Contract and all partial prepayments as to Simple Interest Contracts will affect the average life of the Contracts because those partial prepayments will be passed through to Noteholders on the Distribution Date following the Due Period in which they are received. Those partial prepayments designated as advance payments for Rule of 78's Contracts only will be held until passed through in accordance with the original schedule of payments for the related Contract or until the amount of such partial prepayment equals the remaining principal amount plus accrued interest due on the related Contract. Any reinvestment risk resulting from the rate of prepayments of the Contracts and the distribution of such prepayments to Noteholders will be borne entirely by the Noteholders, but will be partially offered in the case of an Optional Repurchase by the Prepayment Premium payable by WFSRC in connection with an Optional Repurchase.

     Purchases by the Sellers of Contracts because of certain material defects in Contract documentation or due to breaches of its respective representations and warranties in respect thereof, in either case that materially and adversely affect the interests of Noteholders, the Indenture Trustee, the Owner Trustee or Financial Security, and purchases by the Master Servicer of Contracts due to certain breaches in representations and warranties made by the Master Servicer or due to certain breaches by the Master Servicer in servicing procedures, in either case that materially and adversely affect such Contracts can reduce the average lives of the Contracts and the Notes. Any reduction in the average life of the Notes will reduce the aggregate amount of interest received by the Noteholders over the life of the Notes.

     While WFS does not maintain specific records for this purpose, it estimates that, based on its experience over the past five years, the monthly prepayment rate on the outstanding principal amount of the retail installment sales contracts and installment loans secured by automobiles and light duty trucks it has originated and serviced, for itself or others, has been approximately 1.8% of the outstanding principal amount. However, no assurance can be given that the Contracts will experience this rate of prepayment or any greater or lesser rate. WFS does not maintain specific records which would suggest any difference in prepayment rate for Rule of 78's Contracts as compared with Simple Interest Contracts.

              CAPITALIZATION OF FINANCIAL SECURITY ASSURANCE INC.

     The following table sets forth the capitalization of Financial Security and its wholly owned subsidiaries on the basis of generally accepted accounting principles as of September 30, 1999 (in thousands):

                                                              SEPTEMBER 30, 1999
                                                              ------------------
                                                                    ACTUAL
                                                              ------------------
                                                                 (UNAUDITED)
                                                                (IN THOUSANDS)
Deferred Premium Revenue (net of prepaid reinsurance
  premiums).................................................      $  550,165
                                                                  ----------
Surplus Notes...............................................         120,000
                                                                  ----------
Minority Interest...........................................          22,002
                                                                  ----------
Shareholder's Equity:
  Common Stock..............................................          15,000
  Additional Paid-In Capital................................         706,117
  Accumulated Other Comprehensive Income (net of deferred
     income taxes)..........................................         (23,005)
  Accumulated Earnings......................................         450,593
                                                                  ----------
  Total Shareholder's Equity................................       1,148,705
                                                                  ----------
Total Deferred Premium Revenue, Surplus Notes, Minority
  Interest and Shareholder's Equity.........................      $1,840,872
                                                                  ==========

     For further information regarding Financial Security, see the accompanying prospectus.

                                  THE SELLERS

WFAL

     WFAL is a wholly owned, limited-purpose operating subsidiary of WFS which was incorporated under the laws of the State of California on October 24, 1985. The principal office of WFAL is 23 Pasteur, Irvine, California 92618. WFAL's telephone number is (949) 727-1002.

     WFAL was organized principally for the purpose of purchasing retail installment sales contracts and installment loans from the Bank in connection with its activities as a finance subsidiary of the Bank. Effective May 1, 1995, ownership of WFAL was transferred to WFS and it is now a limited purpose operating subsidiary of WFS. The Seller has not and will not engage in any activity other than (i) acquiring, owning, holding, selling, transferring, assigning, pledging or otherwise dealing in installment sales contracts and installment loans secured by vehicles or (ii) authorizing, issuing, selling and delivering one or more series of obligations consisting of one or more classes of bonds or pass-through certificates collateralized by installment sales contracts and installment loans secured by vehicles, which bonds or pass-through certificates are rated in one of the four highest available categories by at least one nationally recognized statistical rating agency.

     WFAL's Articles of Incorporation limit its activities to the above purposes and to any activities incidental to and necessary for such purposes.

WFSRC

     WFSRC is a wholly owned, limited-purpose service operation of WFS, and was incorporated under the laws of the State of California on December 22, 1999. The principal office of WFSRC is

6655 West Sahara Avenue, Las Vegas, Nevada 83102. WFSRC's telephone number is
(702) 247-1442.

     WFSRC was organized principally for the purpose of purchasing retail installment sales contracts and installment loans from WFS in connection with its activities as a finance subsidiary of WFS. WFSRC has not and will not engage in any activity other than (i) acquiring, owning, holding, selling, transferring, assigning, pledging or otherwise dealing in installment sales contracts and installment loans secured by vehicles or (ii) originating one or more grantor or owner trusts owning installment sales contracts and installment loans secured by vehicles.

     WFSRC's Articles of Incorporation limit the activities of WFSRC to the above purposes and to any activities incidental to and necessary for such purposes.

BREACH OF REPRESENTATIONS AND WARRANTIES; DEFECTIVE CONTRACT DOCUMENTATION

     In the Sale and Servicing Agreement, the Sellers will make certain representations and warranties with respect to each Contract sold by them to the Trust as of the Closing Date, including but not limited to, perfection, validity, enforceability of and the absence of liens prior to the security interest granted pursuant to each Contract, title of the Trust in and to the Contracts, validity and enforceability of the Contracts as against the related Obligor, and collision and comprehensive insurance coverage related to each Financed Vehicle. If (i) any of those representations and warranties is found to have been incorrect as of the time it was made or any document evidencing or securing a Contract is found to be defective or not to be contained in the Contract files, and (ii) the same materially and adversely affects the interest of the Noteholders, the Indenture Trustee, the Owner Trustee or Financial Security in and to that Contract, the affected Seller must cure the defect or eliminate or otherwise cure the circumstances or condition in respect of which such representation or warranty is incorrect within 90 days of the discovery thereof. If the defect is not cured within that 90-day period, that Seller must repurchase the Contract affected by the defect at a price equal to the outstanding principal amount of that Contract plus accrued interest thereon to the last Due Date in the Due Period in which the repurchase occurs.

                                      WFS

GENERAL

     WFS Financial Inc ("WFS" or, in its capacity as Master Servicer, the "Master Servicer") is an auto finance company incorporated in California in 1988. WFS was formerly known as Westcorp Financial Services, Inc. ("Westcorp Financial"), a wholly owned operating subsidiary of the Bank and a licensed consumer finance company. Prior to May 1, 1995, the auto finance activities described in this Prospectus were conducted separately by the Bank, through its auto finance division, and by Westcorp Financial. Effective May 1, 1995, the Bank's auto finance division was combined with the consumer auto finance activities of Westcorp Financial, with Westcorp Financial then changing its corporate name to WFS Financial Inc. In August 1995, WFS completed an initial public offering of 19.7% of its common stock. WFS is now a majority owned operating subsidiary of the Bank.

     WFS purchases contracts in both the prime and non-prime credit quality segments of the auto finance market. During 1998, WFS purchased approximately 68% of its contracts from the prime credit quality segment and 32% from the non-prime segment, and during the nine months ended September 30, 1999, WFS purchased approximately 70% of its contracts from the prime credit quality segment and 30% from the non-prime segment. WFS purchases the majority of its contracts from franchised dealers and to a lesser extent from independent dealers. During 1998, contracts for new and used vehicles represented 18% and 82%, respectively, of WFS' volume of contracts purchased, and during the nine months ended September 30, 1999, contracts for new and used vehicles represented 22% and 76%, respectively, of WFS volume of contracts purchased.

     WFS is an operating subsidiary of the Bank. As an operating subsidiary, WFS is subject to regulation and supervision by the OTS and the Federal Deposit Insurance Corporation ("FDIC"). At December 31, 1999, WFS had total assets of $2,130.9 million, total liabilities of $1,918.7 million and stockholders' equity of $212.2 million. As of December 31, 1999, WFS' net portfolio of contracts totaled approximately $1.4 billion.

     WFS' revenues are derived principally from contractual servicing fees, the retained interest on contracts sold for which servicing is retained, interest on contracts not sold and fee income including late fees, deferment fees, documentation fees and other fees, interest charged on its portfolio of contracts and, to a lesser extent, gain on other investments. Interest on borrowings and general and administrative costs are WFS' major expense items.

     The principal executive offices of WFS are located at 23 Pasteur, Irvine, California 92618 and its telephone number is (949) 727-1002.

BUSINESS ACTIVITIES

     WFS is engaged principally in the business of originating contracts secured by automobiles and light duty trucks from new and used car dealers and the public. WFS currently conducts its operations through its principal office and 45 production offices serving 43 states.

                                    THE BANK

GENERAL

     Western Financial Bank (the "Bank") is a federally chartered savings association. At December 31, 1999, the Bank had total assets of $4.5 billion, total deposits of $2.2 billion and stockholder's equity of $353 million on a generally accepted accounting principles basis. The Bank is a wholly owned subsidiary of Westcorp. Westcorp is a financial services holding company which operates principally through the Bank, its wholly owned subsidiary, and through WFS.

     As a federally chartered savings association, the Bank is subject to regulation and supervision by the OTS and the FDIC. The Bank is a member of the Federal Home Loan Bank of San Francisco.

     The principal executive office of the Bank is located at 15750 Alton Parkway, Irvine, California 92618 and its telephone number is (949) 727-1100.

BUSINESS ACTIVITIES

     The Bank provides a wide range of financial services through its community banking group which includes retail and commercial operations. Retail banking services are available through a network of 25 retail banking offices located throughout California. Commercial banking operations target selected southern California markets. Western Financial Bank maintains an ownership interest in WFS which exceeds 80 percent.

                              ERISA CONSIDERATIONS

OVERVIEW

     The Employee Retirement Income Security Act of 1974, as amended, imposes certain restrictions on employee benefit plans subject to ERISA ("Plans") and on persons who are parties in interest or disqualified persons ("parties in interest") with respect to such Plans which would affect purchases of Notes by or on behalf of Plans. Certain employee benefit plans, such as governmental plans and church plans (if no election has been made under Section 410(d) of the Code), are not subject to the requirements of ERISA and assets of those plans may be invested without regard to the ERISA considerations described below, subject to the provisions of other applicable federal and state law, including, for any government or church plan qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code, the prohibited transaction rules set forth in Section 503 of the Code.

     Investments by Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification, requirements respecting delegation of investment authority and the requirement that a Plan's investment be made in accordance with the documents governing the Plan.

PROHIBITED TRANSACTIONS

     Section 406 of ERISA prohibits parties in interest with respect to a Plan from engaging in certain transactions involving a Plan and its assets unless a statutory or administrative exemption applies to the transaction. Section 4975 of the Code and Section 502(i) of ERISA impose certain excise taxes on such prohibited transactions. Notes purchased by a Plan would be assets of the Plan. Under regulations issued by the U.S. Department of Labor, the Contracts in certain circumstances may also be deemed to be assets of each Plan that purchases Notes. If this were so, persons that cause a Plan to acquire Notes or that sponsor or insure the related Contracts or manage, control or service the Contracts may be subject to the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of Section 4975 of the Code in the absence of a statutory or administrative exemption.

THE NOTES

     The Notes may be purchased by a Plan subject to ERISA or Section 4975 of the Code. A fiduciary of a Plan must determine that the purchase of a Note is consistent with its fiduciary duties under ERISA and does not result in a nonexempt prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Code.

     The Notes may not be purchased with the assets of a Plan if the Sellers, the Master Servicer, the Indenture Trustee, the Owner Trustee or any of their affiliates (i) has investment or administrative discretion with respect to such Plan assets; (ii) has authority or responsibility to give, or regularly gives, investment advice with respect to such Plan assets, for a fee and pursuant to an agreement or understanding that such advice (a) will serve as a primary basis for investment decisions with respect to such Plan assets and (b) will be based on the particular investment needs for such Plan; or (iii) is an employer maintaining or contributing to that Plan.

                                  UNDERWRITING

     Subject to certain conditions contained in an underwriting agreement (the
"Underwriting Agreement"),           (the "Underwriters"), for whom           is
acting as representative (the "Representative"), have agreed to severally purchase from the Sellers, and the Sellers have jointly and severally agreed to sell to the Underwriters, the respective principal amounts of each Class of Notes as set forth opposite their names below:

                          CLASS A-1, A-2 AND A-3 NOTES

                                      PRINCIPAL AMOUNT      PRINCIPAL AMOUNT      PRINCIPAL AMOUNT
            UNDERWRITER              OF CLASS A-1 NOTES    OF CLASS A-2 NOTES    OF CLASS A-3 NOTES
            -----------              ------------------    ------------------    ------------------
  .................................       $                     $                     $
  .................................
                                          --------              --------              --------
          Total....................       $                     $                     $
                                          ========              ========              ========

                                                               SELLING      REALLOWANCE
                           CLASS                              CONCESSION     DISCOUNT
                           -----                              ----------    -----------
Class A-1 Notes.............................................           %             %
Class A-2 Notes.............................................           %             %
Class A-3 Notes.............................................           %             %

     After the initial public offering, the public offering prices of the Notes and these concessions and discounts may be changed.

     The Underwriting Agreement provides that the Underwriters' obligations thereunder are subject to approval of certain legal matters by counsel and to various other conditions.

     The Sellers and WFS have agreed to jointly and severally indemnify the Underwriters against certain liabilities, including liabilities under applicable securities laws, or contribute to payments the Underwriters may be required to make in respect thereof.

     In connection with the offering of the Notes, the Underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of any Class of Notes. Specifically, the Underwriters may overallot the offering, creating a syndicate short position. The Underwriters may bid for and purchase the Notes in the open market to cover syndicate short positions. In addition, the Underwriters may bid for and purchase the Notes in the open market to stabilize the price of the Notes. These activities may stabilize or maintain the market price of the Notes above independent market levels. The Underwriters are not required to engage in these activities, and may end these activities at any time.

                                 LEGAL MATTERS

     Certain legal matters with respect to the Notes, including certain federal and California income tax matters, will be passed upon for the Sellers by Mitchell, Silberberg & Knupp LLP, Los Angeles, California. Brown & Wood LLP, San Francisco, California will act as counsel for the Underwriters. Certain legal matters relating to the Policies will be passed upon for Financial Security by Bruce E. Stern, Esq., General Counsel, Financial Security or an Associate General Counsel of Financial Security and by Clifford Chance Rogers & Wells LLP, New York, New York.

                                    EXPERTS

     The consolidated balance sheets of Financial Security Assurance Inc. and Subsidiaries as of December 31, 1998 and 1997 and the related consolidated statements of income, changes in shareholder's equity and cash flows for each of the three years in the period ended December 31, 1998, incorporated by reference in this prospectus supplement, have been incorporated herein in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

                           FORWARD-LOOKING STATEMENTS

     This prospectus supplement contains "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995 which provides a new "safe harbor" for these types of statements. The forward-looking statements reflect the Sellers' current views with respect to future events and financial performance and are subject to certain risks and uncertainties, including those identified below, which could cause actual results to differ materially from historical results or those anticipated. The forward-looking terminology such as "believe," "expect," "may," "will," "should," "continue," and/or the negative thereof or other comparable expressions which indicate future events and trends identify forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. The Sellers undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The level of demand for contracts, which is affected by such external factors as the level of interest rates, the strength of the various segments of the economy, debt burden held by consumers and demographics of WFS' lending markets could cause actual results to differ materially from historical results or those anticipated.

                              INDEX OF DEFINITIONS

     Set forth below is a list of the defined capitalized terms used in this prospectus supplement and the pages on which the definitions of such terms may be found.

                TERM                  PAGE
                ----                  ----
ABS.................................  S-16
Administration Agreement............
Advance.............................  S-24
Aggregate Scheduled Balance.........  S-26
Aggregate Scheduled Balance
  Decline...........................  S-26
APR.................................  S-13
Bank................................  S-36
Business Day........................  S-20
Calculation Day.....................  S-28
Charge-Off Percentage...............  S-29
Class A-1 Final Scheduled
  Distribution Date.................  S-5
Class A-1 Notes.....................  S-6
Class A-2 Final Scheduled
  Distribution Date.................  S-5
Class A-2 Notes.....................  S-6
Class A-3 Final Scheduled
  Distribution Date.................  S-5
Class A-3 Notes.....................  S-6
Closing Date........................  S-5
Contracts...........................  S-6
Cut-Off Date........................  S-5
Cut-Off Date Aggregate Scheduled
  Balance...........................  S-11
Defaulted Contract..................  S-26
Delinquency Percentage..............  S-29
Determination Date..................  S-25
Distribution Accounts...............  S-25
Distribution Dates..................  S-5
Due Period..........................  S-26
Eligible Investments................  S-13
ERISA...............................  S-9
Event of Default....................  S-22
Excess Amounts......................  S-26
Exchange Act........................  S-3
FDIC................................  S-36
Final Scheduled Distribution Date...  S-6
Financed Vehicles...................  S-11
Financial Security..................  S-5

                TERM                  PAGE
                ----                  ----
Holding Account.....................  S-11
Indenture...........................  S-20
Indenture Trustee...................  S-5
Insolvency Event....................  S-31
Insurer Default.....................  S-23
Interest Rate.......................  S-6
Issuer..............................  S-5
Liquidated Contract.................  S-26
Liquidation Expenses................  S-24
Master Servicer.....................  S-5
Moody's.............................  S-6
Net Collections.....................  S-24
Net Insurance Proceeds..............  S-24
Net Liquidation Proceeds............  S-24
Note Distributable Amount...........  S-26
Note Distribution Account...........  S-12
Note Interest Carryover Shortfall...  S-26
Note Interest Distributable
  Amount............................  S-26
Note Policy.........................  S-8
Note Principal Carryover
  Shortfall.........................  S-26
Note Principal Distributable
  Amount............................  S-26
Note Quarterly Interest
  Distributable Amount..............  S-26
Note Quarterly Principal
  Distributable Amount..............  S-26
Noteholders.........................  S-12
Notes...............................  S-5
Obligors............................  S-11
Optional Purchase...................  S-8
Optimal Repurchase..................  S-9
OTS.................................  S-36
Owner Trustee.......................  S-5
Plans...............................  S-36
Principal Distributable Amount......  S-26
Rating Agencies.....................  S-6
Record Date.........................  S-20
Repurchase Program..................  S-8

                TERM                  PAGE
                ----                  ----
Rule of 78's Contract -- A Contract
that provides for the payment by the
Obligor of a specified total number
of payments, payable in equal
monthly installments, which total
represents the principal amount
financed plus add-on interest in an
amount calculated by using the Rule
of 78's. Under the Rule of 78's, the
amount of a monthly payment
allocable to interest on a Contract
is determined by multiplying the
total amount of add-on interest
payable over the term of the
Contract by a fraction the
denominator of which is a number
equal to the sum of a series of
numbers representing the number of
each monthly payment due under the
Contract and the numerator of which
for a given month is the number of
payments remaining before the
maturity of the Contract. For
example, with a Contract providing
for 12 payments, the denominator of
each month's fraction will be 78,
the sum of a series of numbers from
1 to 12. Accordingly, in the example
of a twelve payment Contract, the
fraction for the first payment is
12/78, for the second payment
11/78, for the third payment 10/78,
and so on through the final payment,
for which the fraction is 1/78. The
applicable fraction is then
multiplied by the total add-on
interest payment over the entire
term of the Contract, and the
resulting amount is the amount of
add-on interest earned that month.
The difference between the amount of
the monthly payment by the Obligor
and the amount of earned add-on
interest calculated for the month is
applied to principal reduction.
Under the law of Texas, a similar
procedure is permitted for
calculating the amount of add-on
interest earned, except the fraction
is derived by using the sum of the
monthly payments

                TERM                  PAGE
                ----                  ----
rather than the sum of the number of
months (the "sum of the balances").
As a Contract using either the Rule
of 78's or the sum of the balances
method to compute interest earned is
payable in equal monthly payments,
the mathematical result is
substantially identical under either
system. Accordingly, for purposes of
convenience, the term "Rule of 78's"
is used herein in referring to
Contracts with add-on interest
regardless of which system is used
to calculated interest earned.
Sale and Servicing Agreement........  S-13
Scheduled Balance...................  S-28
Securities..........................  S-5
Sellers.............................  S-5
Servicer Defaults...................  S-30
Servicing Fee.......................  S-24
Simple Interest Contract -- A
  Contract as to which interest is
  calculated each day on the basis
  of the actual principal balance of
  such Contract on such day.
Specified Spread Account Balance....  S-28
Spread Account......................  S-7
Spread Account Initial Deposit......  S-7
Standard & Poor's...................  S-6
Trust...............................  S-5
Trust Agreement.....................  S-10
Trust Fees and Expenses.............  S-20
Trust Property......................  S-6
Trustees............................  S-5
Trust Insolvency....................  S-22
UCC-I...............................  S-11
Underwriters........................  S-38
Underwriting Agreement..............  S-38
Unreimbursed Insurer Amounts........  S-26
Westcorp Financial..................  S-35
WFAL................................  S-65
WFS.................................  S-65
WFSRC...............................  S-65

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                  [ WFS LOGO ]

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

        THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS SUPPLEMENT NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                             SUBJECT TO COMPLETION

         PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED                , 200

          $                         AUTOMOBILE LOAN ASSET-BACKED NOTES

                   WFS FINANCIAL 2       -       OWNER TRUST

                         WFS FINANCIAL AUTO LOANS, INC.
                                     SELLER

                               WFS FINANCIAL INC
                                MASTER SERVICER

     The issuer will issue three classes of notes as listed below. The issuer
will pay interest quarterly on the 20th of           ,           ,           and
          . The first interest payment will be made on             , 2000.

     Full and timely payment of the noteholders' distributable amount on each distribution date is unconditionally and irrevocably guaranteed under a financial guaranty insurance policy issued by Financial Security Assurance Inc.

YOU SHOULD CAREFULLY REVIEW THE RISK FACTORS BEGINNING ON PAGE S-10 OF THIS PROSPECTUS SUPPLEMENT AND PAGE 8 OF THE PROSPECTUS. The securities are automobile loan asset-backed securities issued by a trust. The securities are not obligations of WFS Financial Auto Loans, Inc., WFS Financial Inc or any of their affiliates, nor are the securities insured by the Federal Deposit Insurance Corporation.

                          PRINCIPAL         INTEREST       FINAL SCHEDULED     INITIAL PUBLIC      UNDERWRITING    PROCEEDS TO THE
                            AMOUNT            RATE        DISTRIBUTION DATE   OFFERING PRICE(1)     DISCOUNTS       SELLER(1)(2)
                       ----------------   -------------   -----------------   -----------------    ------------    ---------------
Per Class A-1 Note...      $                       %
Per Class A-2 Note...      $                       %
Per Class A-3 Note...      $                       %
Total................      $                       %          $                   $                  $

-------------------------
(1) Plus accrued interest, if any, from             , 200 .

(2) Before deducting expenses, estimated to be $          .

    Delivery of the Notes, in book-entry form only, will be made through The Depositary Trust Company against payment in immediately available funds, on
    or about             , 200 .

NEITHER THE SECURITIES EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                [ UNDERWRITERS ]

                Prospectus Supplement dated                , 200

                               TABLE OF CONTENTS

                                      PAGE
                                      ----
Important Notice About Information
Presented in this Prospectus
Supplement..........................   S-3
Where to Find Information in These
  Documents.........................   S-3
Incorporation by Reference..........   S-3
Summary of Terms....................   S-5
  The Parties.......................   S-5
  Important Dates...................   S-5
  The Securities:...................   S-5
  The Trust Property................   S-6
  Redemption of Securities and
     Repurchase of Contracts........   S-8
  Tax Status........................   S-8
  Eligibility for Purchase by Money
     Market Funds...................   S-9
  ERISA Considerations..............   S-9
Risk Factors........................  S-10
  The Ratings of the Notes May be
     Withdrawn or Revised Which May
     Have an Adverse Effect on the
     Market Price of the Notes......  S-10
  Losses on Contracts May be
     Affected Disproportionately
     Because of Geographic
     Concentration of Contracts in
     California.....................  S-10
Formation of the Trust..............  S-10
  General...........................  S-10
  Capitalization....................  S-12
  The Owner Trustee.................  S-12
The Contracts Pool..................  S-12
Distribution of Contracts by APR....  S-14
Geographic Concentration of the
  Contracts.........................  S-15
  Weighted Average Lives of the
     Notes..........................  S-16
Percentage of Initial Note Principal
  at Various ABS Percentages........  S-17
Delinquency and Contract Loss
  Information.......................  S-18
Use of Proceeds.....................  S-19
The Notes...........................  S-20
  General...........................  S-20
  Payments of Interest..............  S-20
  Payments of Principal.............  S-20
  Optional Redemption...............  S-21

                                      PAGE
                                      ----
  The Indenture Trustee.............  S-21
  Events of Default.................  S-22
Certain Information Regarding the
  Securities........................  S-23
  Payments on the Contracts.........  S-23
  Distributions on the Notes........  S-24
  Payment Priorities of the Notes;
     The Spread Account.............  S-27
  Withdrawals from the Spread
     Account........................  S-29
  Payments from the Spread Account
     and Under the Note Policy......  S-29
  Servicer Default..................  S-29
  Rights Upon Servicer Default......  S-30
  Waiver of Past Defaults...........  S-31
  Voting Interests..................  S-31
  Termination.......................  S-31
  Payment in Full of Notes..........  S-32
  Prepayment Considerations.........  S-32
Capitalization of Financial Security
  Assurance Inc.....................  S-33
The Seller..........................  S-33
  WFAL..............................  S-33
  Breach of Representations and
     Warranties; Defective Contract
     Documentation..................  S-33
WFS.................................  S-34
  General...........................  S-34
  Business Activities...............  S-35
The Bank............................  S-35
  General...........................  S-35
  Business Activities...............  S-35
WII.................................  S-35
ERISA Considerations................  S-36
  Overview..........................  S-36
  Prohibited Transactions...........  S-36
  The Notes.........................  S-36
Underwriting........................  S-37
Legal Matters.......................  S-37
Experts.............................  S-38
Forward-Looking Statements..........  S-38
Index of Definitions................  S-39

                       IMPORTANT NOTICE ABOUT INFORMATION
                    PRESENTED IN THIS PROSPECTUS SUPPLEMENT

     We provide information to you about the securities in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your series of notes, and (2) this prospectus supplement, which describes the specific terms of your series of Notes. This prospectus supplement does not contain complete information about the offering of the Notes. Additional information is contained in the prospectus. You are urged to read both this prospectus supplement and the prospectus in full. We cannot sell the notes to you unless you have received both this prospectus supplement and the prospectus.

     You should rely on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. If the information concerning your series of notes varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement. We have not authorized anyone to provide you with different information. We do not claim the accuracy of the information in this prospectus supplement as of any date other than the date stated on the cover of this prospectus supplement.

     If you purchase Notes you will also be provided with unaudited quarterly and annual reports concerning the automobile loan contracts which back the Notes.

                  WHERE TO FIND INFORMATION IN THESE DOCUMENTS

     We have included cross-references to captions in these materials where you can find further related discussions. We have started with an introductory section describing the trust and terms of this offering in abbreviated form, followed by a more complete description of the terms of this offering.

     Cross-references may be contained in the introductory section which will direct you elsewhere in this prospectus supplement. You can also find references to key topics in the Table of Contents on the preceding pages.

     You can find a listing of the pages where capitalized terms are defined under the caption "Index of Definitions" beginning on page S-45 of this prospectus supplement.

                           INCORPORATION BY REFERENCE

     All reports and other documents filed by WFS, as Master Servicer, on behalf of the Seller, or on behalf of the Trust, and the financial statements of Financial Security Assurance, Inc. and Subsidiaries included in, or as exhibits to, documents filed by Financial Security Assurance Holdings Ltd. (including specifically the Annual Report on Form 10-K for the year ended December 31, 1998 and the Quarterly Report on Form 10-Q for the quarterly periods ended March 31, June 30 and September 30, 1999), as filed in each case pursuant to Section 13(a), 13(c), 14 or 14(d) of the Securities Act of 1934, as amended (the "Exchange Act"), and those filed subsequent to the date of this prospectus supplement and prior to the termination of the offering of the Notes offered hereby shall be deemed to be incorporated by reference into this prospectus supplement and to be a part hereof from the respective dates of filing such documents. Any statement contained herein or in a document all or a portion of which is incorporated herein by this reference shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein or in any subsequently filed document which is or is also deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

     You should rely only on the information contained in or incorporated by reference in this prospectus supplement. We have not authorized anyone to provide you with different information.

     We are not offering the notes in any state where the offer of such securities is not permitted.

     We do not claim the accuracy of the information in this prospectus as of any date other than the date stated on the cover of this prospectus supplement.

     Until                , 200 , all dealers that buy, sell or trade the Notes
may be required to deliver a prospectus and this prospectus supplement, regardless of whether they are participating in the offer. This is in addition to the obligation of dealers to deliver a prospectus and this prospectus supplement when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                SUMMARY OF TERMS

     This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. You will find a detailed description of the offering of securities following this summary.

THE PARTIES:

The Issuer.................  WFS Financial 2   -  Owner Trust ("Trust")

Seller.....................  WFS Financial Auto Loans, Inc. ("WFAL")

Master Servicer............  WFS Financial Inc ("WFS")

The Insurer................  Financial Security Assurance, Inc. ("Financial
                             Security")

Indenture Trustee..........  [                ]

Owner Trustee..............  [                ]

IMPORTANT DATES:

Statistical Calculation
Date.......................               , 2

Cut-Off Date...............            1, 2

Closing Date...............  Expected to be              , 2

Distribution Dates.........  Payments of principal and interest will be made on
                             the Notes on each           20,           20,
                                       20,           20, commencing on
                                       20, 2

Final Scheduled
Distribution Dates.........  If not paid earlier, the full outstanding principal balance of the Class A-1 Notes will be paid on
                                       20, 200 (the "Class A-1 Final Scheduled
                             Distribution Date"), of the Class A-2 Notes will be
                             paid on           20, 200 (the "Class A-2 Final
                             Scheduled Distribution Date") of the Class A-3
                             Notes will be paid on           20, 200 (the "Class
                             A-3 Final Scheduled Distribution Date").

SECURITIES:

The Notes..................  The WFS Financial 2   -       Owner Trust Auto
                             Receivable Backed Notes will represent obligations of the Trust secured by the assets of the Trust.

The Certificates...........  The Trust will issue Certificates which are not being offered by this prospectus supplement. All payments in respect of any Certificates issued by the Trust will be subordinated to payments on the Notes.

     THE TERMS OF THE NOTES

                           CLASS A-1           CLASS A-2           CLASS A-3
                             NOTES               NOTES               NOTES
                       -----------------   -----------------   -----------------
Principal Amount.....  $                   $                   $
Interest Rate Per
Annum................                  %                   %                   %
Interest Accrual
  Method.............               [  ]                [  ]                [  ]
Distribution Dates...                  *                   *                   *
First Distribution
  Date...............           20, 2000            20, 2000            20, 2000
Final Scheduled
  Distribution
  Date...............
Anticipated Ratings
  (Moody's/Standard &
  Poor's)**..........               [  ]                [  ]                [  ]

-------------------------
 * Payments of interest and principal on the Notes will be made on           20,
             20,           20 and           20 of each year, or the first
   business day thereafter, beginning on           20, 2          . Principal
   will be paid sequentially to the earliest maturing class until paid in full.

** It is a condition to the offering of the Notes that these ratings be obtained from Moody's Investors Services, Inc. ("Moody's") and Standard & Poor's, a division of the McGraw-Hill Companies, Inc. ("Standard & Poor's" and, together with Moody's, the "Rating Agencies"). However, a Rating Agency in its discretion may lower or withdraw its rating in the future.

     PRIORITY OF PRINCIPAL PAYMENTS

     Principal of the Notes will be paid on each distribution date in the following order:

     to the Class A-1 Notes until the Class A-1 Notes are paid in full;

     to the Class A-2 Notes until the Class A-2 Notes are paid in full; and

     to the Class A-3 Notes until the Class A-3 Notes are paid in full.

THE TRUST PROPERTY:

GENERAL....................  The trust property will include:

                             - a pool of retail installment sales contracts and
                               a limited number of installment loans originated by WFS, all of which are secured by new or used automobiles or light duty trucks;

                             - the funds in the spread account; and

                             - an insurance policy written by Financial Security
                               guaranteeing all payments to be made to holders of the notes.

THE CONTRACTS

                                   [GRAPHIC]

     - The Trust also receives the right to payments due under the Contracts on
       and after              1, 2000.

     - The Contracts are secured by first liens on the vehicles purchased under each Contract.

     - The Contracts will have an expected weighted average annual percentage
       rate of approximately      % and an expected weighted average remaining
       maturity of approximately   months.

     - Approximately      % of the aggregate principal amount of the Contracts
       will be "Rule of 78's Contracts" and approximately      % will be "Simple
       Interest Contracts." See "Index of Definitions" for the definition of "Rule of 78's Contract" and "Simple Interest Contract."

     THE SPREAD ACCOUNT

     The Spread Account is a segregated trust account in the name of the Indenture Trustee that will afford you some limited protection against losses on the Contracts. The Spread Account will be part of the Trust. It will be created
with an initial deposit by WFAL of $          (the "Spread Account Initial
Deposit"). On any Distribution Date, the funds that are available from the Spread Account will be distributed to you to cover any shortfalls in interest and principal required to be paid on the Notes. The funds in the Spread Account will be supplemented on each payment date by any funds in the collection account remaining after making all of the payments necessary on that Distribution Date. The funds in the Spread Account will be supplemented until they are at least
equal to   % or   % of the sum of the remaining principal balance of the Simple
Interest Contracts and the present value of the remaining scheduled payments of the monthly principal and interest due on the Rule of 78's Contracts. The rate to be applied will depend upon loss and delinquency triggers.

     If on the last day of any month or on any payment date the amount on deposit in the Spread Account is greater than the amount required to be in that account on that date, the excess cash will be distributed first to Financial Security, to the extent of any unreimbursed amounts due to it, then to the Seller until the Seller has received an amount equal to the Spread Account Initial Deposit and finally to the Seller and WFS Investments, Inc. ("WII"). You will have no further rights to any such excess cash.

     THE NOTE POLICY

     Financial Security will issue policies that guarantee all payments due to the Noteholders of insured Notes.

REDEMPTION OF SECURITIES AND REPURCHASE OF CONTRACTS:

     OPTIONAL PURCHASE

     WFAL may purchase all of the Contracts owned by the Trust at any Distribution Date at which the aggregate principal balance of the Simple Interest Contracts plus the aggregate of the present value of the remaining monthly principal and interest due on the Rule of 78's Contracts owned by the
Trust is equal to or less than $          .

     OPTIONAL REDEMPTION AND PREPAYMENT

     If WFAL purchases all of the Contracts of the Trust pursuant to an Optional Purchase as discussed above:

     - each class of outstanding Notes will be redeemed in whole at a price equal to the unpaid principal amount of that class of Notes plus the accrued interest at that class of Notes' interest rate; and

     - the trust will be terminated.

     MANDATORY REDEMPTION

     The Notes may be accelerated if an Event of Default has occurred and is continuing under the Indenture. If an Insurer Default has occurred and is continuing and an Event of Default has occurred and is continuing, the Indenture Trustee may be permitted to accelerate the Notes. If an Event of Default has occurred and is continuing but no Insurer Default has occurred and is continuing, Financial Security will have the right (in addition to its obligation to make Scheduled Payments on the Notes in accordance with the terms of the Note Policy), but not the obligation, to elect to accelerate the Notes. If the Notes are accelerated, the Master Servicer or the Indenture Trustee will sell or otherwise liquidate the property of the Trust and deliver the proceeds to the Indenture Trustee for distribution in accordance with the terms of the Indenture.

TAX STATUS:

     In the opinion of Mitchell, Silberberg & Knupp LLP, special counsel for federal income and California income tax purposes:

     - the Notes will be characterized as debt; and

     - the Trust will not be characterized as an association or a publicly traded partnership taxable as a corporation.

     If you purchase a Note, you agree to treat it as debt for tax purposes.

ELIGIBILITY FOR PURCHASE BY MONEY MARKET FUNDS:

     The Class A-1 Notes will be structured to be eligible securities for purchase by money market funds under Rule 2a-7 under the Investment Company Act of 1940, as amended. A money market fund should consult its legal advisers regarding the eligibility of such notes under Rule 2a-7 and whether an investment in such notes satisfies the fund's investment policies and objectives.

ERISA CONSIDERATIONS:

     The Notes are generally eligible for purchase by employee benefit plans that are subject to the Employee Retirement Income Security Act of 1974 ("ERISA"). However, administrators of employee benefit plans should review the matters discussed under "ERISA Considerations" in this prospectus supplement and also should consult with their legal advisors before purchasing Notes.

                                  RISK FACTORS

     In addition to risk factors on page   of the accompanying prospectus, you
should also consider the following risk factors in deciding whether to purchase any of the Notes.

THE RATINGS OF THE NOTES MAY BE WITHDRAWN OR REVISED WHICH MAY HAVE AN ADVERSE EFFECT ON THE MARKET PRICE OF THE NOTES

     It is a condition of issuance that the Notes be rated as follows:

                                                       STANDARD & POOR'S    MOODY'S
                                                       -----------------    -------
Class A-1 Notes......................................     [     ]           [     ]
Class A-2 and Class A-3 Notes........................     [     ]           [     ]

     The ratings by Standard & Poor's of the Notes will be issued without regard to the benefit afforded by the Note Policy. The rating by Moody's of the Notes will be based on the issuance of the Note Policy by Financial Security.

     The Rating Agencies can revise or withdraw their ratings at any time if they feel the circumstances which lead to the existing ratings have changed (including, with respect to Moody's, as a result of any change in the claims-paying ability of Financial Security). A revision or withdrawal of the existing rating may have an adverse effect on the market price of the related Notes.

     A security rating is not a recommendation to buy, sell or hold the Notes. The ratings are an assessment by the Rating Agencies of the likelihood that the Notes will be paid in full by the related Final Scheduled Distribution Date. The ratings do not consider to what extent the Notes will be subject to prepayment.

LOSSES ON CONTRACTS MAY BE AFFECTED DISPROPORTIONATELY BECAUSE OF GEOGRAPHIC CONCENTRATION OF CONTRACTS IN CALIFORNIA

     As of              , 1999, WFS' records indicate that      % of the
aggregate principal balance of the Contracts will be from Contracts originating
in California. No other state accounted for more than      % of the aggregate
principal balance of the Contracts. Therefore, economic conditions or other factors affecting California in particular could adversely affect the losses on the Contracts.

                             FORMATION OF THE TRUST

GENERAL

     The Trust will be a business trust formed for the transaction described in this prospectus supplement under the laws of the State of Delaware pursuant to a trust agreement which will be amended and restated as of the date of initial issuance of the Notes (the "Closing Date") (the "Trust Agreement"). After its formation, the Trust will only engage in the following activities:

     - acquiring, holding and managing the Contracts and the other assets of the Trust and proceeds therefrom;

     - issuing the Notes;

     - making payments on the Notes; and

     - engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing purposes or are incidental thereto or connected therewith.

     On or before the Closing Date, WFS will sell and assign the Contracts to WFAL. The Trust will be established by the sale and assignment of the Contracts to the Trust by WFAL on the Closing Date. Certificates representing WFAL's and WII's beneficial interests in the Trust will be issued by the Trust in the relative amounts of 99% and 1%. WFS will act as Master Servicer of the Contracts and will receive compensation and fees for those services. WFS, as Master Servicer, may retain physical possession of the original executed Contracts, and certain other documents or instruments relating to the Contracts, as custodian for the Owner Trustee pursuant to the Sale and Servicing Agreement, or may employ one or more Subservicers as custodians.

     In order to protect the Trust's ownership and security interests in the Contracts, the Trust's interests in the Contracts will be perfected by WFAL filing UCC-1 financing statements in the State of California and WFSRC in the State of Nevada to give notice of the Trust's ownership of and security interests in the Contracts. Under the Sale and Servicing Agreement and the Indenture, WFS will be obligated to take all necessary steps to preserve and protect the interests of the Trustees in the Contracts. Neither the Indenture Trustee nor the Owner Trustee will be responsible for the legality, validity or enforceability of any security interest in respect of any Contract. WFS will not physically segregate the Contracts from other retail installment sales contracts and installment loans owned or serviced by it and will not stamp the Contracts with notice of the sale to WFAL or by the Seller to the Trust. See "Certain Legal Aspects of the Contracts" in the accompanying prospectus.

     Simultaneously with the issuance of the Notes, Financial Security will issue a policy (the "Note Policy") to the Indenture Trustee for the benefit of the Noteholders. Under the Note Policy, Financial Security will unconditionally and irrevocably guarantee to the related Noteholders full and complete payment of the Scheduled Payments for each Distribution Date. Financial Security will have a lien on the Contracts and other documents relating to the Contracts subordinate to the interest of the Noteholders, which lien cannot be executed upon until all required payments under the Note Policy have been made. See "The Note Policy" in the accompanying prospectus.

     On and after the Closing Date, the property of the Trust will consist of:

     - Contracts secured by new or used automobiles and light duty trucks (the "Financed Vehicles");

     - principal and interest due under the Contracts on and after
                      (the "Cut-Off Date");

     - security interests in the Financed Vehicles;

     - the Note Policy;

     - amounts on deposit in the Collection Account, the Note Distribution Account, the Spread Account and the Holding Account, including all Eligible Investments therein and all income from the investment of funds therein and all proceeds therefrom;

     - proceeds from claims under certain insurance policies in respect of individual Financed Vehicles or obligors under the Contracts (the "Obligors"); and

     - rights as a third party beneficiary under the sale and servicing
       agreement to be dated as of                (the "Sale and Servicing
       Agreement"), among the Trust, the Seller and the Master Servicer.

     Pursuant to the Indenture, the property of the Trust (other than the Note Distribution Account, and the Note Policy) will be held by the Master Servicer for the benefit of the Indenture Trustee and Financial Security on behalf of the holders of the Notes.

     After the sale and assignment of the Contracts to the Trust, WFS as the Master Servicer must repurchase Contracts only if:

          (a) one of the following occur:

        - any representation or warranty made by WFS is incorrect;

        - WFS breaches its obligations under the Sale and Servicing Agreement regarding collection of payments on the Contracts; or

        - WFS fails to maintain a first priority perfected security interest in each Contract;

          (b) such incorrectness or breach listed in (a) above is not cured within 30 days; and

          (c) that incorrectness or breach materially and adversely affects a Contract.

     See "The Master Servicer."

     The Trust's principal offices will be in Wilmington, Delaware, in care of Chase Manhattan Bank Delaware, as Owner Trustee, at 1201 Market Street, Wilmington, Delaware 19801.

CAPITALIZATION

     The following table illustrates the capitalization of the Trust as of the Cut-Off Date, as if the issuance and sale of the Notes had taken place on that date:

Class A-1 Notes.............................................  $
Class A-2 Notes.............................................
Class A-3 Notes.............................................
                                                              --------
  Total.....................................................  $
                                                              ========

THE OWNER TRUSTEE

               will be the Owner Trustee under the Trust Agreement.           is
a Delaware corporation and its Corporate Trust Office is located at Delaware.

     The Owner Trustee will have the rights and duties set forth herein under "Certain Information Regarding the Securities -- The Trustees" and "-- Duties of the Trustees."

                               THE CONTRACTS POOL

     Each Contract is a retail installment sales contract secured by a new or used automobiles or light duty trucks originated by a new or used car dealer located in California or one of the other 43 states listed below or an installment loan secured by a new or used automobile or light duty truck. Most of the Contracts were purchased by WFS; however, a limited number of Contracts,
no more than      % of the Cut-Off Date Aggregate Scheduled Balance, are
installment loans originated by branch offices of WFS directly to consumers or by other independent auto finance companies which loans were then sold to WFS. Each Contract is secured by a Financed Vehicle. Except as otherwise noted, all references to contracts in this prospectus supplement include installment loans.

     WFS will select the Contracts from its portfolio of fixed-interest rate contracts. The Contracts were underwritten and purchased by WFS in the ordinary course of its business operations.

                                                              ALL CONTRACTS
                                                              IN THE TRUST
                                                              -------------
Outstanding Principal Balance(1)
Minimum.....................................................    $
  Maximum...................................................    $
  Average...................................................    $
Number of Contracts.........................................
  Percentage of New Vehicles(1).............................            %
  Percentage of Used Vehicles(1)............................            %
Financed Vehicles(1)........................................
  Automobiles...............................................            %
  Light Duty Trucks.........................................            %
Percentage of Rule of 78's Contracts(1).....................            %
Percentage of Simple Interest Contracts(1)..................            %
Annual Percentage Rate(1)
  Minimum...................................................            %
  Maximum...................................................            %
  Weighted Ave. APR.........................................            %
Remaining Maturities(1)
  Minimum...................................................      Months
  Maximum...................................................      Months
  Weighted Ave. ............................................      Months
Original Maturities
  Minimum...................................................      Months
  Maximum...................................................      Months
  Weighted Ave. ............................................      Months
  Percent over 60 Months....................................            %

-------------------------
(1) Information as of                . Contracts having Cut-Off Date Aggregate
    Scheduled Balances of $          will be included in the Trust.

     Each of the Contracts is fully amortizing and provides for level payments over its term, with the portions of principal and interest of each such level payment being determined on the basis of the Rule of 78's or the simple interest (actual number of days) method. The amortization of the Rule of 78's Contracts will result in the outstanding principal balance on each of those Contract being in excess of the Scheduled Balance of that Contract. For purposes of the Trust, all Rule of 78's Contracts are amortized on an actuarial basis to prevent shortfalls of principal payments on the Notes. As amortization on an actuarial basis produces a faster amortization than does application of the Rule of 78's, there will not be a shortfall of principal in any event, including as a result of prepayments or timely payment to maturity of a Rule of 78's Contract.

     The information concerning the Contracts presented in this prospectus supplement is based upon a pool of retail installment sales contracts and
installment loans originated through                .

                      DISTRIBUTION OF CONTRACTS BY APR(1)

                                                            ALL CONTRACTS IN THE TRUST
                                                      ---------------------------------------
                                                                                PERCENTAGE OF
                                                                   AGGREGATE      AGGREGATE
                                                      NUMBER OF    PRINCIPAL      PRINCIPAL
                     APR RANGE                        CONTRACTS     BALANCE      BALANCES(2)
                     ---------                        ---------    ---------    -------------
 5.000% to 5.999%...................................               $                    %
 6.000% to 6.999%...................................
 7.000% to 7.999%...................................
 8.000% to 8.999%...................................
 9.000% to 9.999%...................................
10.000% to 10.999%..................................
11.000% to 11.999%..................................
12.000% to 12.999%..................................
13.000% to 13.999%..................................
14.000% to 14.999%..................................
15.000% to 15.999%..................................
16.000% to 16.999%..................................
17.000% to 17.999%..................................
18.000% to 18.999%..................................
19.000% to 19.999%..................................
20.000% to 20.999%..................................
21.000% to 21.999%..................................
22.000% to 22.999%..................................
23.000% to 23.999%..................................
24.000% to 24.999%..................................
25.000% to 25.999%..................................
26.000% to 26.999%..................................
27.000% to 27.999%..................................
28.000% to 28.999%..................................
29.000% to 29.999%..................................
30.000% and over....................................
                                                      --------     --------          ---
  Total.............................................               $                    %
                                                      ========     ========          ===

-------------------------
(1) Information as of                . Contracts having Cut-Off Date Aggregate
    Scheduled Balances of $     will be included in the Trust.

(2) Percentages may not add to 100.00% due to rounding.

                  GEOGRAPHIC CONCENTRATION OF THE CONTRACTS(1)

                                                          ALL CONTRACTS SOLD TO THE TRUST
                                                      ---------------------------------------
                                                                                PERCENTAGE OF
                                                                   AGGREGATE      AGGREGATE
                                                      NUMBER OF    PRINCIPAL      PRINCIPAL
                      STATE(2)                        CONTRACTS     BALANCE       BALANCES
                      --------                        ---------    ---------    -------------
California..........................................
Arizona.............................................
Texas...............................................
Washington..........................................
Florida.............................................
Oregon..............................................
Colorado............................................
Ohio................................................
Nevada..............................................
North Carolina......................................
Virginia............................................
Illinois............................................
South Carolina......................................
Alabama.............................................
Tennessee...........................................
Missouri............................................
Utah................................................
Georgia.............................................
Idaho...............................................
Pennsylvania........................................
Maryland............................................
Indiana.............................................
Kentucky............................................
Michigan............................................
Massachusetts.......................................
New Jersey..........................................
Wisconsin...........................................
Oklahoma............................................
Connecticut.........................................
Kansas..............................................
Mississippi.........................................
New Mexico..........................................
Delaware............................................
Iowa................................................
West Virginia.......................................
Wyoming.............................................
Rhode Island........................................
New Hampshire.......................................
Hawaii..............................................
Maine...............................................
Minnesota...........................................
New York............................................
Nebraska............................................
                                                       -------     --------          ---
  Total                                                            $........            %
                                                       =======     ========          ===

-------------------------
(1) Information as of        , 2   . Contracts having Cut-Off Date Aggregate
    Scheduled Balances of $          will be included in the Trust.

(2) Based upon the state in which the new or used car dealer which originated a Contract is located, or in the case of an installment loan, the state in which the office of the lender which originated the loan is located.

WEIGHTED AVERAGE LIVES OF THE NOTES

     Prepayments on Contracts can be measured relative to a payment standard or model. The model used in this prospectus supplement, the Absolute Prepayment Model ("ABS"), represents an assumed rate of prepayment each month relative to the original number of Contracts in a pool of Contracts. ABS further assumes that all the Contracts in question are the same size and amortize at the same rate and that each Contract in each month of its life will either be paid as scheduled or be paid in full. For example, in a pool of Contracts originally containing 10,000 Contracts, a 1% ABS rate means that 100 receivables prepay each month. ABS does not purport to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of Contracts, including the Contracts.

     As the rate of payment of principal of each class of Notes will depend on the rate of payment (including prepayments) of the principal balance of the Contracts, final payment of any class of Notes could occur significantly earlier than the Final Scheduled Distribution Dates for that class of Notes. Reinvestment risk associated with early payment of the Notes of any class will be borne exclusively by the holders of those Notes.

     The table captioned "Percent of Initial Note Principal Amount at Various ABS Percentages" (the "ABS Table") has been prepared on the basis of the characteristics of the Contracts described under "The Contract Pool". The ABS Tables assumes that:

     - the Contracts prepay in full at the specified constant percentage of ABS monthly, with no defaults, losses or repurchases,

     - each Scheduled Payment on each Contract is scheduled to be made and is made on the last day of each month and each month has 30 days,

     - payments are made on the Notes on each Distribution Date (and each such date is assumed to be the twentieth day of each applicable month), and

     - the Seller exercises its Optional Purchase on the earliest Distribution Date on which such option may be exercised.

     The ABS Table indicates the projected weighted average life of each class of Notes and sets forth the percent of the initial principal amount of each class of Notes that is projected to be outstanding after each of the Distribution Dates shown at various constant ABS percentages.

     The ABS Table also assumes that the Contracts have been aggregated into hypothetical pools with all of the Contracts within each such pool having the following characteristics and that the level scheduled payment for each of the pools (which is based on the Aggregate Scheduled Balance, APR, original term to maturity and remaining term to maturity as of the assumed Cut-Off Date) will be such that each pool will be fully amortized by the end of its remaining term to maturity.

                                                                        REMAINING     ORIGINAL
                                      AGGREGATE            ASSUMED       TERM TO       TERM TO
                                      PRINCIPAL            CUT-OFF      MATURITY      MATURITY
                POOL                   BALANCE     APR       DATE      (IN MONTHS)   (IN MONTHS)
                ----                  ---------   -----   ----------   -----------   -----------
[          ]........................
[          ]........................
[          ]........................
  Total.............................

     The actual characteristics and performance of the Contracts will differ from the assumptions used in preparing the ABS Table. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the Contracts will prepay at a constant ABS rate until maturity or that all of the Contracts will prepay at the same ABS rate. Moreover, the diverse terms of Contracts within each of the hypothetical pools could produce slower or faster principal distributions than indicated in the ABS Table at the various constant percentages of ABS specified, even if the original and remaining terms to maturity of the Contracts are as assumed. Any difference between those assumptions and the actual characteristics and performance of the Contracts, or actual prepayment experience, will affect the percentages of initial amounts outstanding over time and the weighted average lives of each class of Notes.

        PERCENTAGE OF INITIAL NOTE PRINCIPAL AT VARIOUS ABS PERCENTAGES

                            CLASS A-1 NOTES             CLASS A-2 NOTES             CLASS A-3 NOTES
                       -------------------------   -------------------------   -------------------------
  DISTRIBUTION DATE    0.0%   1.0%   1.8%   2.5%   0.0%   1.0%   1.8%   2.5%   0.0%   1.0%   1.8%   2.5%
  -----------------    ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----
Weighted Average Life
  (years)(1).........

-------------------------
(1) The weighted average life of a Note is determined by (x) multiplying the amount of each principal payment on a Note by the number of periods (months) from the date of issuance of the Note to the related Distribution Date, (y) adding the results and (z) dividing the sum by the original principal amount of the Note.

(2) This calculation assumes that the Seller does not exercise its Optional Purchase.

     This Table has been prepared based on the assumptions described on Page S-20 (including the assumptions regarding the characteristics and performance of the Contracts, which will differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

                   DELINQUENCY AND CONTRACT LOSS INFORMATION

The following tables set forth (i) the delinquency experience in regard to contracts originated and serviced by WFS and its affiliates, including contracts subsequently sold to WFS Financial Auto Loans, Inc. and WFS Financial Auto Loans 2, Inc. as of December 31, 1995 through 1999 and (ii) the loss experience for such contracts originated and serviced by WFS and its affiliates, including contracts subsequently sold to WFS Financial Auto Loans, Inc. and WFS Financial Auto Loans 2, Inc. for the years ended December 31, 1995 through 1999. There is no assurance that the future delinquency and loss experience of the Contracts will be similar to that set forth below. WFS defines delinquency as being past due based on the contractual due date of the underlying contract.

                       CONTRACT DELINQUENCY EXPERIENCE(1)

                                                          AT DECEMBER 31,
                        ------------------------------------------------------------------------------------
                                 1999                     1998                     1997              1996
                        ----------------------   ----------------------   ----------------------   ---------
                         NUMBER                   NUMBER                   NUMBER                   NUMBER
                           OF                       OF                       OF                       OF
                        CONTRACTS   AMOUNT(2)    CONTRACTS   AMOUNT(2)    CONTRACTS   AMOUNT(2)    CONTRACTS
                        ---------   ----------   ---------   ----------   ---------   ----------   ---------
                                                       (DOLLARS IN THOUSANDS)
Portfolio.............  $524,709    $5,354,385    464,257    $4,367,099    408,958    $3,680,817    341,486
                        ========    ==========    =======    ==========    =======    ==========    =======
Period of
delinquency(3)
  31-59 days..........    12,868    $  107,416     13,885    $  112,208      6,605    $   54,450      4,511
  60-89 days..........     3,511        29,738      3,966        32,100      2,161        18,652      1,305
  90 days or more.....     1,711        14,872      1,768        14,441        918         7,762        567
                        --------    ----------    -------    ----------    -------    ----------    -------
Total contracts and
  amount delinquent...    18,090    $  152,026     19,619    $  158,749      9,684    $   80,864      6,383
                        ========    ==========    =======    ==========    =======    ==========    =======
Delinquencies as a
  percentage of number
  and amount of
  contracts
  outstanding.........      3.45%         2.84%      4.23%         3.64%      2.37%         2.20%      1.87%
                        ========    ==========    =======    ==========    =======    ==========    =======

                                  AT DECEMBER 31,
                        -----------------------------------
                           1996               1995
                        ----------   ----------------------
                                      NUMBER
                                        OF
                        AMOUNT(2)    CONTRACTS   AMOUNT(2)
                        ----------   ---------   ----------
                              (DOLLARS IN THOUSANDS)
Portfolio.............  $3,046,585    258,665    $2,209,594
                        ==========    =======    ==========
Period of
delinquency(3)
  31-59 days..........  $   38,173      2,180    $   18,557
  60-89 days..........      11,470        690         6,143
  90 days or more.....       5,144        308         2,701
                        ----------    -------    ----------
Total contracts and
  amount delinquent...  $   54,787      3,178    $   27,401
                        ==========    =======    ==========
Delinquencies as a
  percentage of number
  and amount of
  contracts
  outstanding.........        1.80%      1.23%         1.24%
                        ==========    =======    ==========

-------------------------
(1) Includes delinquency information relating to those contracts that are owned by WFS and contracts that were sold to a grantor or owner trust but which are serviced by WFS.

(2) This amount is net of unearned add-on interest.

(3) The period of delinquency is based on the number of days payments are contractually past due.

                          CONTRACT LOSS EXPERIENCE(1)

                                                 FOR THE YEAR ENDED DECEMBER 31,
                                  --------------------------------------------------------------
                                     1999         1998         1997         1996         1995
                                  ----------   ----------   ----------   ----------   ----------
                                                      (DOLLARS IN THOUSANDS)
Contracts Serviced
At end of period (net of
  unearned add-on interest).....  $5,354,385   $4,367,099   $3,680,817   $3,046,585   $2,209,594
                                  ==========   ==========   ==========   ==========   ==========
  Average during period (net of
     unearned add-on
     interest)..................  $4,839,514   $4,006,185   $3,383,570   $2,627,622   $1,886,359
                                  ==========   ==========   ==========   ==========   ==========
  Gross charge offs of contracts
     during period..............  $  150,518   $  173,422   $  136,773   $   86,464   $   48,999
  Recoveries of contracts
     charged off in prior
     periods....................      47,581       36,230       34,634       25,946       18,715
                                  ----------   ----------   ----------   ----------   ----------
  Net charge offs...............  $  102,937   $  137,192   $  102,139   $   60,518   $   30,284
                                  ==========   ==========   ==========   ==========   ==========
  Net charge offs as a
     percentage of contracts
     outstanding during
     period.....................        2.13%        3.42%        3.02%        2.30%        1.61%

-------------------------
(1) Includes loss information for contracts that are owned by WFS and contracts that were sold to a grantor or owner trust but which are serviced by WFS. It is the policy of WFS to charge-off all contracts when they become 120 days delinquent, whether such contract is owned by WFS or serviced by WFS for others. WFS believes that its charge-off policy is consistent with that customarily used in the automobile finance industry.

     Net charge-offs as a percentage of contracts outstanding for contracts originated and serviced by WFS decreased in 1999 to 2.13%, a 37.7% decrease from the 3.42% experienced in 1998 following a 13.25% increase over the 3.02% net charge-off level experienced in 1997. Delinquencies, as a percentage of amount of contracts outstanding increased from 2.20% at year end 1997 to 3.64% at year end 1998 and decreased to 2.84% in 1999, an increase of 65.5% and decrease of 22.0%, respectively. Loss and delinquency experience during 1998 and 1997 for contracts originated and serviced by WFS was impacted by a variety of factors including an increase in the percentage of the outstanding contracts which were originally underwritten in 1997 and 1998 as non-prime contracts, an increase in the number of personal bankruptcy filings and general economic conditions. Loss and delinquency experience in 1998 was also impacted by a disruption of collection efforts arising from WFS' restructuring of its offices throughout the United States and the continued transitory effect of moving post-repossession collection efforts to recently created centralized asset recovery and vehicle recovery centers. The decrease in loss and delinquency experience for 1999 resulted from an increase in the origination of contracts originally underwritten as prime contracts and completion of WFS' restructuring efforts. As the characteristics of the Contracts may be different than that of the entire portfolio of contracts originated and serviced by WFS, no assurances can be given that the performance of the Contracts will be similar.

                                USE OF PROCEEDS

     WFAL will apply the net proceeds from the sale of the Notes (i.e., the proceeds of the public offering of the Notes minus expenses relating thereto) to the purchase of the Contracts from WFS.

                                   THE NOTES

GENERAL

     The Notes will be issued pursuant to an indenture between the Trust and the
Indenture Trustee to be dated as of                (the "Indenture"), a form of
which has been filed as an exhibit to the Registration Statement. You can obtain a copy of the Indenture (without exhibits) by writing to the Indenture Trustee at its Corporate Trust Office. The following summary and the information contained under "Certain Information Regarding the Securities" describes the material terms of the Indenture and the Notes. You should, however, review the provisions of the Notes and the Indenture along with the following summary in order to have more complete information. Where particular provisions or terms used in the Notes or the Indenture are referred to, the actual provisions of such documents (including definitions of terms) are incorporated by reference as part of such summaries.

     Distributions of interest and principal on the Notes will be made on
               20,                20,                20 and                20 of
each year (or, if any such day is not a Business Day, on the next succeeding
Business Day) (each, a "Distribution Date"), commencing                20, 2   .
Payments on the Notes on each Distribution Date will be paid to the holders of record of the related Notes on the Business Day immediately proceeding such Distribution Date or, in the event that Definitive Securities are issued, as of the 15th day of the month immediately proceeding the month in which such Distribution Date occurs (each, a "Record Date").

     A "Business Day" will be any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York, Wilmington, Delaware or Los Angeles, California are authorized or obligated by law, executive order or government decree to be closed.

PAYMENTS OF INTEREST

     Interest on the outstanding principal amount of each Class of Notes will accrue at the applicable Interest Rate and will be payable to the Noteholders of each Class on each Distribution Date. Interest on the Class A-1 Notes will be calculated on the basis of the actual days elapsed in an Interest Period and a 360-day year. Interest on the Class A-2 and Class A-3 Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Interest accrued but not paid on any Distribution Date will be due on the immediately succeeding Distribution Date, together with, to the extent permitted by applicable law, interest on that unpaid interest at the related Interest Rate. An "Interest Period" with respect to any Distribution Date will be the period from and including the most recent Distribution Date on which interest has been paid (or from and including the Cut-Off Date with respect to the first Distribution Date) to but excluding the current Distribution Date. Interest payments on the Notes will be made from Net Collections after all accrued and unpaid Trustees' fees and other administrative fees of the Trust and payment of all applicable servicing compensation to the Master Servicer (collectively, "Trust Fees and Expenses") have been paid. See "Certain Information Regarding the Securities -- Distributions on the Securities -- Deposits to the Distribution Accounts; Priority of Payments" in the accompanying prospectus.

PAYMENTS OF PRINCIPAL

     Principal payments will be made to the Noteholders, to the extent described below, on each Distribution Date in an amount equal to the Note Percentage of the related Principal Distributable Amount, in each case calculated as described under "Certain Information Regarding the Securities -- Distributions on the Securities -- Deposits to the Distribution Accounts; Priority of Payments." Principal payments on the Notes will be made from Net Collections after all Trust Fees and

Expenses have been paid, and after the Note Interest Distributable Amount has been distributed. See "Certain Information Regarding the
Securities -- Distributions on the Securities -- Deposits to the Distribution Accounts; Priority of Payments."

     We will make principal payments on the Notes on each Distribution Date from the Note Distribution Account in the following order:

          (1) to the Class A-1 Notes until the principal amount of the Class A-1 Notes has been reduced to zero;

          (2) to the Class A-2 Notes until the principal amount of the Class A-2 Notes has been reduced to zero; and

          (3) to the Class A-3 Notes until the principal amount of the Class A-3 Notes has been reduced to zero.

     To the extent not previously paid prior to such dates, the outstanding principal amount of (i) the Class A-1 Notes will be payable on
20, 200 (the "Class A-1 Final Scheduled Distribution Date"), (ii) the Class A-2
Notes will be payable on                20, 200 (the "Class A-2 Final Scheduled
Distribution Date") and (iii) the Class A-3 Notes will be payable on
               20, 200 (the "Class A-3 Final Scheduled Distribution Date" and, together with the Class A-1 Final Scheduled Distribution Date and the Class A-2 Final Scheduled Distribution Date, the "Final Scheduled Distribution Dates"). The Final Scheduled Distribution Date for a Class of Notes represents the last day on which the outstanding principal amount of the related Notes will be paid. In no event may the principal paid in respect of a Class of Notes exceed the unpaid principal balance of that Class of Notes. See "Certain Information Regarding the Securities -- Distributions on the Securities -- Deposits to the Distribution Accounts; Priority of Payments" in the accompanying prospectus.

     The actual date on which the outstanding principal amount of any Class of Notes is paid may be earlier than its Note Final Scheduled Distribution Date based on a variety of factors, including the factors described under "Certain Information Regarding the Securities -- Prepayment Considerations." "Certain Legal Aspects of the Contracts -- Repurchase Obligation" and "The Seller -- Breach of Representations and Warranties; Defective Contract Documentation" in the accompanying prospectus.

OPTIONAL REDEMPTION

     Each Class of outstanding Notes will be subject to redemption in whole, but not in part, on any Distribution Date following the last day of a Due Period as of which an Optional Purchase occurs. An "Optional Purchase" may occur on any Distribution Date at which the aggregate principal balance of the Simple Interest Contracts plus the aggregate of the present value of the remaining monthly principal and interest due on the Rule of 78's Contracts owned by the
Trust is equal to or less than $          . The redemption price will equal the
unpaid principal amount of that Class of Notes plus accrued interest on that amount at the applicable Interest Rate for the related Interest Period.

THE INDENTURE TRUSTEE

               will be the Indenture Trustee. The Indenture Trustee is a
          corporation and its Corporate Trust Office is located at           .

     The Indenture Trustee will have the rights and duties set forth under "Certain Information Regarding the Securities -- The Trustees" and "-- Duties of the Trustees" in the accompanying prospectus.

EVENTS OF DEFAULT

     It is an "Event of Default" under the Indenture if:

          (1) the Trust fails to pay any interest on the Notes of any Class within 5 days after the interest payment becomes due and payable;

          (2) the Trust fails to pay any principal of the Notes of any Class when it becomes due and payable;

          (3) the Indenture Trustee notifies the Trust, or if the Holders of Notes evidencing at least 25% of the voting interests of all the Notes notifies the Trust or the Indenture Trustee, that one of the following events has occurred, and continues for a period of 30 days after the notice is given;

        - the Trust fails to observe or perform any covenant or agreement it made in the Indenture;

        - the representations or warranties made by the Trust in the Indenture was incorrect in a material respect at the time it was made; or

          (4) certain events of bankruptcy, insolvency, receivership or liquidation relating to the Trust occur (each, a "Trust Insolvency").

     Upon the occurrence of an Event of Default:

          (1) If an Insurer Default has not occurred or is not continuing, Financial Security can (in addition to its obligation to make Scheduled Payments on the Notes in accordance with the terms of the Note Policy), but it is not obligated to, elect to:

        - subject to the limitations listed below, first accelerate the principal of the Notes and then cause the Master Servicer or the Indenture Trustee to sell or otherwise liquidate all or part of the property of the Trust, in whole or in part, on any date or dates following such acceleration as Financial Security, in its sole discretion, shall elect, and finally to deliver the proceeds to the Indenture Trustee to distribute in accordance with the terms of the Note Policy.

          (2) If an Insurer Default has occurred and is continuing, the Indenture Trustee may, or if requested in writing by holders of at least 66 2/3% of the voting interests of all the Notes, shall:

        - subject to the limitations listed below, declare the Notes due and payable at par, together with accrued interest on the Notes.

          (3) Notwithstanding any of the foregoing, upon the occurrence of a Trust Insolvency, if an Insurer Default has occurred and is continuing:

        - subject to the limitations listed below, the Notes will become immediately due and payable at par, together with accrued interest on the Notes.

          (4) No sale or liquidation of the property of the Trust pursuant to the above provisions may occur if the proceeds from the sale or liquidation are not sufficient to pay all of the outstanding principal and accrued interest on the Notes; unless:

        - an Insurer Default has not occurred or is not continuing and the related Event of Default arose as described in clauses (1), (2) or (4) of the first paragraph of this Events of Default Section; or

        - an Insurer Default has occurred and is continuing and:

             (i) holders of 100% of the voting interests of all the Notes consent to such sale or liquidation; or

             (ii) the Trustee determines that the property of the Trust will not continue to provide sufficient funds for the payment of the principal of and interest on the Notes, the Trustee provides prior written notice of that sale or liquidation to each Rating Agency, and holder of at least 66 2/3% of the voting interests of all the Notes consent to that sale or liquidation.

     It is an "Insurer Default" if:

          (1) Financial Security fails to perform any of its obligations under the Note Policy; or

          (2) certain events of bankruptcy, insolvency, receivership or liquidation relating to Financial Security occur.

     Further, in the event that an Insurer Default has not occurred or is not continuing, following the occurrence of an Event of Default, if Financial Security has not elected to accelerate the principal of the Notes and such Event of Default is subsequently cured, Financial Security shall not thereafter have the right to elect to accelerate the principal of the Notes or to cause the property of the Trust to be sold or liquidated by reason of that Event of Default and the rights of all parties shall thereupon be restored as though that Event of Default had not occurred.

     Following the occurrence of an Event of Default and provided that (i) an Insurer Default has not occurred or is not continuing and (ii) Financial Security has not elected to accelerate the principal of the Notes, the Indenture Trustee and the Owner Trustee will continue to submit claims under the Note Policy for any shortfalls in Scheduled Payments on the Notes. See "The Note Policy."

                  CERTAIN INFORMATION REGARDING THE SECURITIES

PAYMENTS ON THE CONTRACTS

     All Net Collections on or in respect of the Contracts will be deposited in or credited to the Collection Account or, in limited instances, the Holding Account. "Net Collections" will include all payments received by the Master Servicer on or in respect of the Contracts due on or after the Cut-Off Date, net of late payments in respect of which the Master Servicer has previously made an Advance or reimbursement to the Master Servicer for Nonrecoverable Advances and
net of the Servicing Fee of        . Net Collections will include:

          (a) prepayments, Net Liquidation Proceeds and Net Insurance Proceeds;

          (b) any amounts deposited in the Collection Account by:

           - the Seller to purchase Contracts, or

           - the Master Servicer to purchase Contracts; and

          (c) any Advances that may be made by the Master Servicer in respect of delinquent Contracts.

     "Net Liquidation Proceeds" will be proceeds received by the Master Servicer (net of Liquidation Expenses) upon liquidation of any Defaulted Contract. "Liquidation Expenses" will be the reasonable out-of-pocket expenses (exclusive of overhead expenses) incurred by the Master Servicer in realizing upon a defaulted Contract. "Net Insurance Proceeds" will be proceeds paid by any insurer under a comprehensive and collision or limited dual interest insurance related to a Contract (other than funds used for the repair of the related Financed Vehicle or otherwise released to the related Obligor in accordance with normal servicing procedures), after reimbursement to the Master Servicer of expenses recoverable under such insurance policy.

     Subject to the remainder of this paragraph, distributions on the Notes will be made on each Distribution Date out of Net Collections for the related Due Period plus certain reinvestment earnings on Eligible Investments and any Advance made by the Master Servicer as described under "The Master Servicer -- Advances" in the accompanying prospectus. The amount of those Net Collections, reinvestment earnings and Advances on each Distribution Date will be applied as described under "Distributions on the Securities." Amounts, to the extent available, will be withdrawn from the Spread Account to cover any shortfalls in distributions to Noteholders. Under the Note Policy, Financial Security will be obligated to provide for distribution on the insured Notes on each Distribution Date the amount, if any, by which the amount of Net Collections and funds available in the Spread Account is less than the sum of the interest and principal due on the insured Notes for that Distribution Date and will be obligated to provide for the payment of Scheduled Payments on the Notes on the respective Note Final Scheduled Distribution Dates.

DISTRIBUTIONS ON THE NOTES

     General. On or before the fifth Business Day prior to each Distribution Date (each such date, a "Determination Date"), the Master Servicer will deliver to the Indenture Trustee, the Owner Trustee, Financial Security and the Rating Agencies a statement (the "Distribution Date Statement") setting forth, among other things, the following amounts with respect to the related Due Period and such Distribution Date:

     - the amount of funds in the Collection Account allocable to collections on the Contracts in the related Due Period (excluding any Advances and Repurchase Amounts);

     - the amount required to repurchase all Contracts repurchased by the Seller or the Master Servicer during the related Due Period;

     - the Advances made by the Master Servicer and the amounts for which the Master Servicer is entitled to be reimbursed for unreimbursed Advances;

     - the amount of Net Collections;

     - the Note Interest Distributable Amount;

     - the Note Principal Distributable Amount; and

     - the Servicing Fee.

     Deposits to the Distribution Accounts; Priority of Payments. On each Distribution Date, the Master Servicer will allocate amounts on deposit in the Collection Account with respect to the related Due Period and that Distribution Date as described below and will instruct the Indenture Trustee to make the following deposits and distributions in the following amounts and order of priority (in each case after giving effect to all deposits and distributions of higher priority):

          (1) to the Master Servicer, the Servicing Fee, including any unpaid Servicing Fees with respect to one or more prior Due Periods;

          (2) to the Indenture Trustee and the Owner Trustee, any accrued and unpaid Trustees' fees;

          (3) to the Note Distribution Account, from Net Collections (after giving effect to the reduction in Net Collections described in clauses (1) and (2) above), the Note Interest Distributable Amount to be distributed to the holders of the Notes at their respective Interest Rates;

          (4) to the Note Distribution Account, from any remaining Net Collections, the Note Principal Distributable Amount (which amount includes, if such Distribution Date is a Note Final Scheduled Distribution Date, the remaining principal amount of the related Class of Notes to be distributed to the holders of such Class of Notes), to be distributed to the holders of the Class A-1 Notes until the principal amount of the Class A-1 Notes has been reduced to zero, second to the holders of the Class A-2 Notes until the principal amount of the Class A-2 Notes has been reduced to zero and third to the holders of the Class A-3 Notes until the principal amount of the Class A-3 Notes has been reduced to zero;

          (5) to Financial Security, from any remaining Net Collections, any amounts owing to Financial Security in respect of all payments, if any, made under the Note Policy for which reimbursement has not yet been made to Financial Security and any unreimbursed fees, expenses or other amounts owing to Financial Security under the Insurance Agreement (collectively, "Unreimbursed Insurer Amounts"); and

          (6) in the event that the distributions described in clauses (1) through (5) above have been funded exclusively from Net Collections, any remaining Net Collections ("Excess Amounts") will be deposited into the Spread Account, until the amount on deposit therein equals the Specified Spread Account Balance, with any remaining Excess Amounts being distributed as described under "-- Withdrawals from the Spread Account."

     If the Notes are accelerated following an Event of Default, amounts collected following the sale or liquidation of the property of the Trust will be distributed in the priority described above. See "The Notes -- Events of Default."

     For the purposes hereof, the following terms will have the following meanings:

     The "Aggregate Scheduled Balance" will equal the sum of the Scheduled Balances of each outstanding Contract. At the time of initial issuance of the Notes, the initial aggregate principal amount of the Notes will equal the Aggregate Scheduled Balance.

     The "Aggregate Scheduled Balance Decline" will mean, with respect to any Distribution Date, the amount by which the Aggregate Scheduled Balance as of the beginning of the related Due Period (or as of the Cut-Off Date in the case of the first Distribution Date) exceeds the Aggregate Scheduled Balance as of the end of such Due Period.

     A "Defaulted Contract" will mean, with respect to any Due Period, a Contract (i) which is, at the end of such Due Period, delinquent in the amount of at least two monthly payments or (ii) with respect to which the related Financed Vehicle has been repossessed or repossession efforts have been commenced.

     A "Due Period" will mean, with respect to any Distribution Date, the three-month period commencing on the first day of the third month preceding the month in which that Distribution Date occurs (or commencing on the Cut-Off Date in the case of the first Distribution Date) to the last day of the month immediately preceding the month in which that Distribution Date occurs.

     A "Liquidated Contract" will be a Contract that (i) has been repurchased by the Seller or Master Servicer or as to which all of the principal has been paid prior to its scheduled maturity; (ii) is a Defaulted Contract with respect to which the related Financed Vehicle was repossessed and, after any cure period required by law has expired, the Master Servicer has charged-off any losses prior to the four-month period referenced in clause (iv) below; (iii) has been paid in full on or after its scheduled maturity; or (iv) is delinquent as to all or part of four or more payments of Monthly P&I. Contracts that become Liquidated Contracts pursuant to clause (ii) or (iv) above and any collections thereon will thereupon no longer be part of the Trust, although collections thereon will be deposited in the Collection Account.

     The "Note Distributable Amount" will mean, with respect to any Distribution Date, the sum of the Note Principal Distributable Amount and the Note Interest Distributable Amount for that Distribution Date.

     The "Note Interest Carryover Shortfall" will mean, with respect to any Distribution Date and a Class of Notes, the excess, if any, of the sum of the
Note Interest Distributable Amount for that Class for the immediately preceding Distribution Date plus any outstanding Note Interest Carryover Shortfall for that Class on such preceding Distribution Date, over the amount in respect of interest that is actually deposited in the Note Distribution Account with respect to that Class on that preceding Distribution Date, plus, to the extent permitted by applicable law, interest on the amount of interest due but not paid to Noteholders of such Class on that preceding Distribution Date at the related Interest Rate for the related Interest Period.

     The "Note Interest Distributable Amount" will mean, with respect to any Distribution Date and a Class of Notes, the sum of the Note Quarterly Interest Distributable Amount and the Note Interest Carryover Shortfall for such Class of Notes for that Distribution Date.

     The "Note Principal Carryover Shortfall" will mean, as of the close of any Distribution Date, the excess of the sum of the Note Quarterly Principal Distributable Amount and any outstanding Note Principal Carryover Shortfall for the immediately preceding Distribution Date over the amount in respect of principal that is actually deposited in the Note Distribution Account on that Distribution Date.

     The "Note Principal Distributable Amount" will mean, with respect to any Distribution Date, the sum of the Note Quarterly Principal Distributable Amount for that Distribution Date and any outstanding Note Principal Carryover Shortfall for the immediately preceding Distribution Date; provided, however, that the Note Principal Distributable Amount with respect to a Class of Notes shall not exceed the outstanding principal amount of such Class of Notes. Notwithstanding the foregoing, the Note Principal Distributable Amount on each Note Final Scheduled Distribution Date shall not be less than the amount that is necessary (after giving effect to other amounts to be deposited in the Note Distribution Account on such Distribution Date and allocable to principal) to reduce the outstanding principal amount of the related Class of Notes to zero.

     The "Note Quarterly Interest Distributable Amount" will mean, with respect to any Distribution Date, 90 days of interest (or in the case of the first Distribution Date, interest accrued from and including the Cut-Off Date to but excluding such Distribution Date, [ or in the case of the Class A-1 Notes, interest for the actual number of days in the applicable Interest Period, based on a 360-day year ] ) at the related Interest Rate for each Class of Notes on the outstanding principal amount of the Notes of that Class on the immediately preceding Distribution Date, after giving effect to all payments of principal to Noteholders of that Class on or prior to that Distribution Date (or, in the case of the first Distribution Date, on the original principal amount of that Class of Notes).

     The "Note Quarterly Principal Distributable Amount" will mean, with respect to any Distribution Date, the Principal Distributable Amount for that Distribution Date.

     The "Principal Distributable Amount" will mean, with respect to any Distribution Date, the sum of (i) the Aggregate Scheduled Balance Decline for such Distribution Date, plus (ii) the aggregate Scheduled Balances as of such Distribution Date of all Contracts that became Liquidated Contracts pursuant to clause (i), (ii) or (iv) of the definition of the term "Liquidated Contract" during the related Due Period.

     The "Scheduled Balance" of a Rule of 78's Contract will represent the present value of the remaining scheduled payments of Monthly P&I due on that Contract discounted on a monthly basis as described below, while the Scheduled Balance of a Simple Interest Contract will be its actual principal balance. The "Monthly P&I" for a Contract will be the installment of principal and interest due thereunder each month (each such date, a "Due Date") and will be substantially equal for the term of the Contract. The Scheduled Balance of a Rule of 78's Contract for the Cut-Off Date and each Due Date will be set forth in a schedule to the Sale and Servicing Agreement and will be equal to the present value (determined as discussed below) at each of those dates of all payments of Monthly P&I on the Contract that are due after such Due Date. That present value will be determined by discounting (on a monthly basis) each payment of Monthly P&I from the last day of the month in which that payment of Monthly P&I is due to the first day of the month in which that Due Date occurs using a discount rate that will produce a present value at the Cut-Off Date equal to the outstanding principal balance of the Contract as of the Cut-Off Date. The interest rate borne by substantially all of the Contracts will not be less than the sum of the weighted average of the Interest Rates on the Closing Date plus the Servicing Fee Percent.

PAYMENT PRIORITIES OF THE NOTES; THE SPREAD ACCOUNT

     General. The rights of the Noteholders to receive distributions with respect to the Contracts will be subordinated to the rights of the Master Servicer (to the extent that the Master Servicer has not been reimbursed for any outstanding Advances and has not been paid all Servicing Fees), the Trustees (to the extent the Trustees and such other entities have not received all Trust Fees and Expenses payable to them) and Financial Security (to the extent of any Unreimbursed Insurer Amounts). In addition, the rights of the Noteholders to receive distributions with respect to the Contracts will be subject to the priorities set forth under "-- Distributions on the Securities -- Deposits to the Distribution Accounts; Priority of Payments," to the extent described above. Such priorities and subordination are intended to enhance the likelihood of timely receipt by Noteholders of the full amount of interest and principal required to be paid to them, and to afford such Noteholders limited protection against losses in respect of the Contracts.

     The Spread Account. In the event of delinquencies or losses on the Contracts, the foregoing protection will be affected both by the preferential right of the Noteholders to receive current distributions with respect to the Contracts and by the establishment of a segregated trust account in the name of the Indenture Trustee (the "Spread Account"). The Spread Account will be part of the Trust. The Indenture Trustee will have a perfected security interest in the Spread Account and in all amounts deposited in or credited to the Spread Account as well as all Eligible Investments made with such deposits and earnings. The Spread Account will be created with an initial
deposit by WFAL on the Closing Date of an amount equal to $                (the
"Spread Account Initial Deposit"). The Spread Account will thereafter be funded by the deposit therein of any Excess Amounts in respect of each Distribution Date, until the amount on deposit in the Spread Account is at least equal to the Specified Spread Account Balance.

     Amounts held from time to time in the Spread Account will continue to be held for the benefit of holders of the Notes and Financial Security and those amounts will be invested in Eligible Investments. Investment income on monies on deposit in the Spread Account will be credited to the Spread Account. Any loss on that investment will be charged to the Spread Account.

     Calculation of Specified Spread Account Balance. The "Specified Spread Account Balance" will be calculated as of the last day of each month (each, a
"Calculation Day") and will equal      % of the Aggregate Scheduled Balance on
such Calculation Day, except that if on any Calculation Day (i) the Charge-Off Percentage for the three calendar month period ending on that Calculation Day
exceeds      % or (ii) the Delinquency Percentage for the three calendar month
period ending on that Calculation Day exceeds      %, then the Specified Spread
Account Balance shall equal      % of the Aggregate Scheduled Balance on that
Calculation Day (but only for so long as such Charge-Off Percentage or Delinquency Percentage thresholds continue to be exceeded on any subsequent Calculation Day). Notwithstanding the foregoing, in no event can the Specified
Spread Account Balance be greater than $          (     % of the Cut-off Date
Aggregate Scheduled Balance) or less than $          (the amount required by the
Rating Agencies and Financial Security); provided, however, it shall not be greater than the outstanding aggregate principal amount of the Notes if such
amount is less than $          . At no time after the Closing Date will the
Seller, WII, the Master Servicer, Financial Security or any other entity be required to deposit their own funds into the Spread Account.

     The "Charge-Off Percentage" will mean, with respect to any three calendar month period, the annualized percentage equivalent of the average of the percentages of charged-off Contracts for each month in such period. For each month, the percentage of charged-off Contracts shall be the percentage equivalent of a fraction, the numerator of which is the aggregate Scheduled Balance for that month of all Contracts that have become Liquidated Contracts (as specified in clause (ii) or (iv) of the definition of Liquidated Contracts) during that month, less any Net Liquidation Proceeds received during that month (and not reflected in prior periods) with respect to those Contracts or from any Contracts charged-off in prior periods, and the denominator of which is the aggregate Scheduled Balance of all outstanding Contracts as of the end of the immediately preceding month. The "Delinquency Percentage" will mean, with respect to any three calendar month period, the average of the percentages of delinquent Contracts for each month in that period. For each month the percentage of delinquent Contracts shall be the percentage equivalent of a fraction, the numerator of which is the sum of (i) the aggregate Scheduled Balance of all outstanding Contracts 61 days or more delinquent (after taking into account permitted extensions), plus (ii) the aggregate Scheduled Balance of all Contracts in respect of which the related Financed Vehicles have been repossessed but have not been liquidated (to the extent the related Contract is not otherwise reflected in clause (i) above), and the denominator of which is the aggregate Scheduled Balance of all outstanding Contracts, in each case on the last day of that calendar month.

     The Master Servicer may, from time to time after the date of this prospectus supplement, and with the approval of Financial Security, request the Rating Agencies to approve a formula for determining the Specified Spread Account Balance that is different from that described above and would result in a decrease in the amount of the Specified Spread Account Balance or the manner by which the Spread Account is funded. If the Rating Agencies deliver a letter to the Indenture Trustee, the Owner Trustee and Financial Security to the effect that the use of any new formulation will not in and of itself result in a qualification, reduction or withdrawal of its then-current rating of any Class of Notes (without giving effect to the guaranty under the Note Policy of payments owing to the Noteholders of insured classes of Notes), then the Specified Spread Account Balance will be determined in accordance with such new formula. The Sale and Servicing Agreement will accordingly be amended to reflect that new calculation without the consent of any Noteholder.

WITHDRAWALS FROM THE SPREAD ACCOUNT

     Amounts held from time to time in the Spread Account will continue to be held for the benefit of the Noteholders and Financial Security. On each Distribution Date, funds will be withdrawn from the Spread Account to the extent that the amount on deposit in the Note Distribution Account is less than the Note Distributable Amount and will be deposited in the Note Distribution Account. See "Certain Information Regarding the Securities -- Payments from the Spread Account and Under the Note Policy" in the accompanying prospectus.

     If the amount on deposit in the Spread Account on any Calculation Day or any Distribution Date (after giving effect to all deposits thereto or withdrawals therefrom on that Distribution Date) is greater than the Specified Spread Account Balance, the Indenture Trustee will distribute any excess first, to Financial Security, to the extent of any Unreimbursed Insurer Amounts, then to the Seller until the Seller has received from the Spread Account an aggregate amount equal to the Spread Account Initial Deposit and finally to the Seller and WII in the proportions of 99% and 1%, respectively.

     Upon any distributions to Financial Security, the Seller or WII, the Noteholders will have no further rights in, or claims to, such amounts. None of the Noteholders, the Indenture Trustee, the Owner Trustee, the Seller, WII or Financial Security will be required to refund any amounts properly distributed or paid to them, whether or not there are sufficient funds on any subsequent Distribution Date to make full distributions to the Noteholders. The obligations of Financial Security under the Note Policy will not be diminished or otherwise affected by any amounts distributed to Financial Security.

PAYMENTS FROM THE SPREAD ACCOUNT AND UNDER THE NOTE POLICY

     On each Distribution Date on which the Note Distributable Amount exceeds the amount then on deposit in the Note Distribution Account, the Noteholders will be entitled to receive that deficiency (including amounts necessary to reduce the outstanding principal balance of a given Class of Notes to zero on the related Note Final Scheduled Distribution Date), first, from amounts on deposit in the Spread Account and second, if those amounts are still insufficient, then from the payment of a claim under the Note Policy.

SERVICER DEFAULT

     "Servicer Defaults" under the Sale and Servicing Agreement will consist of:

          (a) a claim being made under either the Note Policy;

          (b) any failure by the Master Servicer to deposit in, credit to, or make the required distribution from the following, and such failure is not remedied within three Business Days after the Master Servicer receives written notice from the Indenture Trustee, the Owner Trustee, or Financial Security or after the Master Servicer discovers such failure:

        - the Collection Account,

        - the Distribution Account,

        - the Spread Account, or

        - the Holding Account.

          (c) any failure by the Master Servicer to deliver to the Indenture Trustee, the Owner Trustee or Financial Security certain reports required by the Sale and Servicing Agreement by the fourth Business Day prior to the related Distribution Date or to perform certain other covenants under the Sale and Servicing Agreement;

          (d) any failure by the Master Servicer or the Seller to observe or perform in any material respect any other covenant or agreement in the Sale and Servicing Agreement, which failure materially and adversely affects the rights of Noteholders, Financial Security, the Indenture Trustee or the Owner Trustee and which continues unremedied for 30 days after the giving of written notice of such failure to:

        - the Master Servicer or the Seller, as the case may be, by the Owner Trustee, the Indenture Trustee or Financial Security or

        - to the Master Servicer or the Seller, as the case may be, and to the Indenture Trustee or the Owner Trustee by:

          - holders of Notes evidencing at least 25% of the voting interests of all Notes, or

          - so long as a default under the Policy has not occurred or is not continuing and no insolvency of Financial Security has occurred, by Financial Security;

          (e) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain action by the Seller or Master Servicer indicating its insolvency, reorganization pursuant to bankruptcy or similar proceedings or inability to pay its obligations (each, an "Insolvency Event"); and

          (f) any material breach of any of the representations and warranties of the Master Servicer or the Seller (except for any breaches relating to Contracts repurchased by the Seller or the Master Servicer) that has a material adverse effect on the Noteholders and, within 30 days after written notice thereof shall have been given to the Master Servicer or the Seller by:

        - the Indenture Trustee or the Owner Trustee,

        - by holders of Notes (voting together as a single class) evidencing at least 25% of the respective voting interests thereof, or

        - so long as no default under the Policy has occurred and is continuing and no insolvency of Financial Security has occurred, by Financial Security.

RIGHTS UPON SERVICER DEFAULT

     As long as a Servicer Default remains unremedied, the Indenture Trustee, Financial Security or holders of Notes representing not less than 25% of the voting interests thereof, voting together as a single class, may terminate all the rights and obligations of the Master Servicer under the Sale and

Servicing Agreement. After such termination, the Indenture Trustee will automatically succeed to all the responsibilities, duties and liabilities of the Master Servicer in its capacity as such under such agreement and will be entitled to similar compensation arrangements. If, however, a bankruptcy trustee or similar official has been appointed for the Master Servicer, and no Servicer Default other than such appointment has occurred, such trustee or official may have the power to prevent the Indenture Trustee, Financial Security or the Noteholders from effecting a transfer of servicing. In the event that the Indenture Trustee is unwilling or unable so to act, it may appoint or petition a court of competent jurisdiction to appoint a successor with a net worth of at least $50,000,000 and whose regular business includes the servicing of motor vehicle receivables. The Indenture Trustee may make such arrangements for compensation to be paid, which in no event may be greater than the servicing compensation paid to the Master Servicer under the Sale and Servicing Agreement. Notwithstanding such termination, the Master Servicer shall be entitled to payment of certain amounts payable to it prior to such termination, for services rendered prior to such termination.

     So long as Financial Security is not in default under the Note Policy it may direct the actions of the Indenture Trustee upon an Event of Default.

WAIVER OF PAST DEFAULTS

     The holders of Notes evidencing at least 51% of the voting interests thereof, voting together as a single class, may, on behalf of all Noteholders, with the consent of Financial Security, waive any default by the Master Servicer in the performance of its obligations under the Sale and Servicing Agreement and its consequences. A default, however, in making any required deposits to or payments from the Collection Account, the Holding Account, the Spread Account or the Note Distribution Account in accordance with that agreement or in respect of a covenant or provision of that agreement that cannot be modified or amended without the consent of each Noteholder, may only be waived by the approval of holders of all of the Notes. No such waiver will impair the Noteholders' rights with respect to subsequent Servicer Defaults.

VOTING INTERESTS

     The "voting interests" of the Notes of a Class or Classes will be allocated among the Noteholders or related Note Owners, as the case may be, in accordance with the unpaid principal amount of the Notes of each Class or Classes represented thereby; except that in certain circumstances Notes held by the Seller, WFS or any of their respective affiliates will be excluded from such determination.

TERMINATION

     The obligations of the Master Servicer, the Seller, the Owner Trustee and Indenture Trustee pursuant to the Trust Agreement, Sale and Servicing Agreement and the Indenture will terminate upon the earliest to occur of (i) the maturity or other liquidation of the last Contract and the disposition of any amounts received upon liquidation of any property remaining in the Trust, (ii) the payment to you of all amounts required to be paid to you pursuant to such agreements and (iii) the occurrence of the event described below.

     In order to avoid excessive administrative expenses, the Seller will be permitted to purchase the remaining Contracts from the Trust on any Distribution Date following the last day of a Due Period as of which the Aggregate Scheduled Balance is less than 10% of the Cut-Off Date Aggregate Scheduled Balance at a price equal to the aggregate unpaid principal amount of the Notes, together with accrued interest thereon for the related Interest Period.

     The Owner Trustee and Indenture Trustee will give you written notice of termination at least 20 days prior to such termination. The final distribution to you will be made only upon surrender and cancellation of your Notes at the office or agency of the related Trustee specified in the notice of termination. Any funds remaining in the Trust at least 18 months after the date of termination and after such Trustee has attempted to locate a Noteholder and such measures have failed, will be distributed to a charity designated by the Master Servicer.

     Any outstanding Notes will be redeemed concurrently with any Optional Purchase, and the subsequent distribution to the Seller of all amounts required to be distributed to the Seller pursuant to the Trust Agreement will terminate the Trust.

PAYMENT IN FULL OF NOTES

     Upon the payment in full of all outstanding Notes and the satisfaction and discharge of the Indenture, the Owner Trustee will succeed to all the rights of the Indenture Trustee.

PREPAYMENT CONSIDERATIONS

     Because the rate of distribution of principal on the Notes will depend on the rate of payment on the Contracts (including prepayments, liquidations and repurchases of Contracts by the Seller or the Master Servicer under certain conditions and the sale or liquidation of the property of the Trust under certain conditions following the occurrence of an Event of Default or the Optional Purchase by the Seller), the final distribution on each Class of Notes is likely to occur earlier than the related Final Scheduled Distribution Date. The right of the Seller to repurchase all of the Contracts upon certain events is described under "-- Termination" and "The Master Servicer."

     The law of California and most other states generally requires that retail installment sales contracts such as the Contracts permit full and partial prepayment without penalty, although a minimum finance charge may be applicable in some circumstances. Any prepayments (including certain partial prepayments not designated as advance payments by the Obligor on the related Contract) can reduce the average life of the Contracts. The Master Servicer will permit the sale or other transfer of a Financed Vehicle without accelerating the maturity of the related Contract if such Contract is assumed by a person satisfying WFS' then-current underwriting standards. Partial prepayments not designated as advance payments by the Obligor on a Contract and all partial prepayments as to Simple Interest Contracts will affect the average life of the Contracts because those partial prepayments will be passed through to Noteholders on the Distribution Date following the Due Period in which they are received. Those partial prepayments designated as advance payments for Rule of 78's Contracts only will be held until passed through in accordance with the original schedule of payments for the related Contract or until the amount of such partial prepayment equals the remaining principal amount plus accrued interest due on the related Contract. Any reinvestment risk resulting from the rate of prepayments of the Contracts and the distribution of such prepayments to Noteholders will be borne entirely by the Noteholders.

     Purchases by the Seller of Contracts because of certain material defects in Contract documentation or due to breaches of its respective representations and warranties in respect thereof, in either case that materially and adversely affect the interests of Noteholders, the Indenture Trustee, the Owner Trustee or Financial Security, and purchases by the Master Servicer of Contracts due to certain breaches in representations and warranties made by the Master Servicer or due to certain breaches by the Master Servicer in servicing procedures, in either case that materially and adversely affect such Contracts can reduce the average lives of the Contracts and the Notes. Any reduction in the average life of the Notes will reduce the aggregate amount of interest received by the Noteholders over the life of the Notes.

     While WFS does not maintain specific records for this purpose, it estimates that, based on its experience over the past five years, the monthly prepayment rate on the outstanding principal amount of the retail installment sales contracts and installment loans secured by automobiles and light duty trucks it has originated and serviced, for itself or others, has been approximately 1.8% of the outstanding principal amount. However, no assurance can be given that the Contracts will experience this rate of prepayment or any greater or lesser rate. WFS does not maintain specific records which would suggest any difference in prepayment rate for Rule of 78's Contracts as compared with Simple Interest Contracts.

              CAPITALIZATION OF FINANCIAL SECURITY ASSURANCE INC.

     The following table sets forth the capitalization of Financial Security and its wholly owned subsidiaries on the basis of generally accepted accounting principles as of September 30, 1999 (in thousands):

                                                              SEPTEMBER 30, 1999
                                                                    ACTUAL
                                                              ------------------
                                                                 (UNAUDITED)
                                                              (IN THOUSANDS)
Deferred Premium Revenue (net of prepaid reinsurance
  premiums).................................................      $  550,165
                                                                  ----------
Surplus Notes...............................................         120,000
                                                                  ----------
Minority Interest...........................................          22,002
                                                                  ----------
Shareholder's Equity:
  Common Stock..............................................          15,000
  Additional Paid-In Capital................................         706,117
  Accumulated Other Comprehensive Income (net of deferred
     income taxes)..........................................         (23,005)
  Accumulated Earnings......................................         450,593
                                                                  ----------
Total Shareholder's Equity..................................       1,148,705
                                                                  ----------
Total Deferred Premium Revenue, Surplus Notes, Minority.....
  Interest and Shareholder's Equity.........................      $1,840,872
                                                                  ==========

     For further information regarding Financial Security, see the accompanying prospectus.

                                   THE SELLER

WFAL

     WFAL is a wholly owned, limited-purpose operating subsidiary of WFS which was incorporated under the laws of the State of California on October 24, 1985. The principal office of the Seller is 23 Pasteur, Irvine, California 92618. WFAL's telephone number is (949) 727-1002.

     The Seller was organized principally for the purpose of purchasing retail installment sales contracts and installment loans from the Bank in connection with its activities as a finance subsidiary of the Bank. Effective May 1, 1995, ownership of the Seller was transferred to WFS and it is now a limited purpose operating subsidiary of WFS. The Seller has not and will not engage in any activity other than (i) acquiring, owning, holding, selling, transferring, assigning, pledging or otherwise dealing in installment sales contracts and installment loans secured by vehicles or (ii) authorizing, issuing, selling and delivering one or more series of obligations consisting of one or more classes of bonds or pass-through certificates collateralized by installment sales contracts and installment loans secured by vehicles, which bonds or pass-through certificates are rated in one of the four highest available categories by at least one nationally recognized statistical rating agency.

     The Seller's Articles of Incorporation limit the activities of the Seller to the above purposes and to any activities incidental to and necessary for such purposes.

BREACH OF REPRESENTATIONS AND WARRANTIES; DEFECTIVE CONTRACT DOCUMENTATION

     In the Sale and Servicing Agreement, the Seller will make certain representations and warranties with respect to each Contract sold by them to the Trust as of the Closing Date, including but not limited to, perfection, validity, enforceability of and the absence of liens prior to the security interest granted pursuant to each Contract, title of the Trust in and to the Contracts, validity and enforceability of the Contracts as against the related Obligor, and collision and comprehensive insurance coverage related to each Financed Vehicle. If any of those representations and warranties is found to have been incorrect as of the time it was made or any document evidencing or securing a Contract is found to be defective or not to be contained in the Contract files, the Indenture Trustee, the Owner Trustee or Financial Security in and to that Contract, the Seller must cure the defect or eliminate or otherwise cure the circumstances or condition in respect of which such representation or warranty is incorrect within 90 days of the discovery thereof. If the defect is not cured within that 90-day period, the Seller must repurchase the Contract affected by the defect at a price equal to the outstanding principal amount of that Contract plus accrued interest thereon to the last Due Date in the Due Period in which the repurchase occurs.

                                      WFS

GENERAL

     WFS Financial Inc ("WFS" or, in its capacity as Master Servicer, the "Master Servicer") is an auto finance company incorporated in California in 1988. WFS was formerly known as Westcorp Financial Services, Inc. ("Westcorp Financial"), a wholly owned operating subsidiary of the Bank and a licensed consumer finance company. Prior to May 1, 1995, the auto finance activities described in this Prospectus were conducted separately by the Bank, through its auto finance division, and by Westcorp Financial. Effective May 1, 1995, the Bank's auto finance division was combined with the consumer auto finance activities of Westcorp Financial, with Westcorp Financial then changing its corporate name to WFS Financial Inc. In August 1995, WFS completed an initial public offering of 19.7% of its common stock. WFS is now a majority owned operating subsidiary of the Bank.

     WFS purchases contracts in both the prime and non-prime credit quality segments of the auto finance market. During 1998, WFS purchased approximately 68% of its contracts from the prime credit quality segment and 32% from the non-prime segment, and during the nine months ended September 30, 1999, WFS purchased approximately 70% of its contracts from the prime credit quality segment and 30% from the non-prime segment. WFS purchases the majority of its contracts from franchised dealers and to a lesser extent from independent dealers. During 1998, contracts for new and used vehicles represented 18% and 82%, respectively, of WFS' volume of contracts purchased, and during the nine months ended September 30, 1999, contracts for new and used vehicles represented 22% and 76%, respectively, of WFS volume of contracts purchased.

     WFS is an operating subsidiary of the Bank. As an operating subsidiary, WFS is subject to regulation and supervision by the OTS and the Federal Deposit Insurance Corporation ("FDIC"). At December 31, 1999, WFS had total assets of $2,130.9 million, total liabilities of $1,918.7 million and stockholders' equity of $212.2 million. As of December 31, 1999, WFS' net portfolio of contracts totaled approximately $1.4 billion.

     WFS' revenues are derived principally from contractual servicing fees, the retained interest on contracts sold for which servicing is retained, interest on contracts not sold and fee income including late fees, deferment fees, documentation fees and other fees, interest charged on its portfolio of contracts and, to a lesser extent, gain on other investments. Interest on borrowings and general and administrative costs are WFS' major expense items.

     The principal executive offices of WFS are located at 23 Pasteur, Irvine, California 92618 and its telephone number is (949) 727-1002.

BUSINESS ACTIVITIES

     WFS is engaged principally in the business of originating contracts secured by automobiles and light duty trucks from new and used car dealers and the public. WFS currently conducts its operations through its principal office and 45 production offices serving 43 states.

                                    THE BANK

GENERAL

     Western Financial Bank (the "Bank") is a federally chartered savings association. As of December 31, 1999, the Bank had total assets of $4.5 billion, total deposits of $2.2 billion and stockholder's equity of $753 million on a generally accepted accounting principles basis. The Bank is a wholly owned subsidiary of Westcorp. Westcorp is a financial services holding company which operates principally through the Bank, its wholly owned subsidiary, and through WFS.

     As a federally chartered savings association, the Bank is subject to regulation and supervision by the OTS and the FDIC. The Bank is a member of the Federal Home Loan Bank of San Francisco.

     The principal executive office of the Bank is located at 15750 Alton Parkway, Irvine, California 92618 and its telephone number is (949) 727-1100.

BUSINESS ACTIVITIES

     The Bank provides a wide range of financial services through its community banking group which includes retail and commercial operations. Retail banking services are available through a network of 25 retail banking offices located throughout California. Commercial banking operations target selected southern California markets. Western Financial Bank maintains an ownership interest in WFS which exceeds 80 percent.

                                      WII

     WFS Investments, Inc. ("WII") is a wholly owned limited-purpose, operating subsidiary of WFS. WII was incorporated in California on June 11, 1996, for the purpose of purchasing an ownership interest in the Trust and similar trusts. WII is limited by its Articles of Incorporation from engaging in any business activities not incidental or necessary to its stated purpose.

     The principal executive office of WII is located at 23 Pasteur, Irvine, California 92618 and its telephone number is (949) 727-1002.

                              ERISA CONSIDERATIONS

OVERVIEW

     The Employee Retirement Income Security Act of 1974, as amended, imposes certain restrictions on employee benefit plans subject to ERISA ("Plans") and on persons who are parties in interest or disqualified persons ("parties in interest") with respect to such Plans which would affect purchases of Notes by or on behalf of Plans. Certain employee benefit plans, such as governmental plans and church plans (if no election has been made under Section 410(d) of the Code), are not subject to the requirements of ERISA and assets of those plans may be invested without regard to the ERISA considerations described below, subject to the provisions of other applicable federal and state law, including, for any government or church plan qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code, the prohibited transaction rules set forth in Section 503 of the Code.

     Investments by Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification, requirements respecting delegation of investment authority and the requirement that a Plan's investment be made in accordance with the documents governing the Plan.

PROHIBITED TRANSACTIONS

     Section 406 of ERISA prohibits parties in interest with respect to a Plan from engaging in certain transactions involving a Plan and its assets unless a statutory or administrative exemption applies to the transaction. Section 4975 of the Code and Section 502(i) of ERISA impose certain excise taxes on such prohibited transactions. Notes purchased by a Plan would be assets of the Plan. Under regulations issued by the U.S. Department of Labor, the Contracts in certain circumstances may also be deemed to be assets of each Plan that purchases Notes. If this were so, persons that cause a Plan to acquire Notes or that sponsor or insure the related Contracts or manage, control or service the Contracts may be subject to the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of Section 4975 of the Code in the absence of a statutory or administrative exemption.

THE NOTES

     The Notes may be purchased by a Plan subject to ERISA or Section 4975 of the Code. A fiduciary of a Plan must determine that the purchase of a Note is consistent with its fiduciary duties under ERISA and does not result in a nonexempt prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Code.

     The Notes may not be purchased with the assets of a Plan if the Seller, the Master Servicer, the Indenture Trustee, the Owner Trustee or any of their affiliates (i) has investment or administrative discretion with respect to such Plan assets; (ii) has authority or responsibility to give, or regularly gives, investment advice with respect to such Plan assets, for a fee and pursuant to an agreement or understanding that such advice (a) will serve as a primary basis for investment decisions with respect to such Plan assets and (b) will be based on the particular investment needs for such Plan; or (iii) is an employer maintaining or contributing to that Plan.

                                  UNDERWRITING

     Subject to certain conditions contained in an underwriting agreement (the
"Underwriting Agreement"),                (the "Underwriters"), for whom
               is acting as representative (the "Representative"), have agreed to severally purchase from the Seller, and the Seller has agreed to sell to the Underwriters, the respective principal amounts of each Class of Notes as set forth opposite their names below:

                          CLASS A-1, A-2 AND A-3 NOTES

                              PRINCIPAL AMOUNT      PRINCIPAL AMOUNT      PRINCIPAL AMOUNT
        UNDERWRITER          OF CLASS A-1 NOTES    OF CLASS A-2 NOTES    OF CLASS A-3 NOTES
        -----------          ------------------    ------------------    ------------------
  .........................       $                     $                     $
  .........................
                                  --------              --------              --------
          Total............       $                     $                     $
                                  ========              ========              ========

                                                               SELLING      REALLOWANCE
                           CLASS                              CONCESSION     DISCOUNT
                           -----                              ----------    -----------
Class A-1 Notes.............................................        %             %
Class A-2 Notes.............................................        %             %
Class A-3 Notes.............................................        %             %

     After the initial public offering, the public offering prices of the Notes and these concessions and discounts may be changed.

     The Underwriting Agreement provides that the Underwriters' obligations thereunder are subject to approval of certain legal matters by counsel and to various other conditions.

     The Seller and WFS have agreed to jointly and severally indemnify the Underwriters against certain liabilities, including liabilities under applicable securities laws, or contribute to payments the Underwriters may be required to make in respect thereof.

     In connection with the offering of the Notes, the Underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of any Class of Notes. Specifically, the Underwriters may overallot the offering, creating a syndicate short position. The Underwriters may bid for and purchase the Notes in the open market to cover syndicate short positions. In addition, the Underwriters may bid for and purchase the Notes in the open market to stabilize the price of the Notes. These activities may stabilize or maintain the market price of the Notes above independent market levels. The Underwriters are not required to engage in these activities, and may end these activities at any time.

                                 LEGAL MATTERS

     Certain legal matters with respect to the Notes, including certain federal and California income tax matters, will be passed upon for the Seller by Mitchell, Silberberg & Knupp LLP, Los Angeles, California. Brown & Wood LLP, San Francisco, California will act as counsel for the Underwriters. Certain legal matters relating to the Note Policy will be passed upon for Financial Security by Bruce E. Stern, Esq., General Counsel, Financial Security or an Associate General Counsel of Financial Security and by Clifford Chance Rogers & Wells LLP, New York, New York.

                                    EXPERTS

     The consolidated balance sheets of Financial Security Assurance Inc. and Subsidiaries as of December 31, 1998 and 1997 and the related consolidated statements of income, changes in shareholder's equity and cash flows for each of the three years in the period ended December 31, 1998, incorporated by reference in this prospectus supplement, have been incorporated herein in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

                           FORWARD-LOOKING STATEMENTS

     This prospectus supplement contains "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995 which provides a new "safe harbor" for these types of statements. The forward-looking statements reflect the Seller's current views with respect to future events and financial performance and are subject to certain risks and uncertainties, including those identified below, which could cause actual results to differ materially from historical results or those anticipated. The forward-looking terminology such as "believe," "expect," "may," "will," "should," "continue," and/or the negative thereof or other comparable expressions which indicate future events and trends identify forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. The Seller undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The level of demand for contracts, which is affected by such external factors as the level of interest rates, the strength of the various segments of the economy, debt burden held by consumers and demographics of WFS' lending markets could cause actual results to differ materially from historical results or those anticipated.

                              INDEX OF DEFINITIONS

     Set forth below is a list of the defined capitalized terms used in this prospectus supplement and the pages on which the definitions of such terms may be found.

                TERM                  PAGE
                ----                  ----
ABS.................................  S-16
Advance.............................  S-24
Aggregate Scheduled Balance.........  S-25
Aggregate Scheduled Balance
  Decline...........................  S-25
APR.................................  S-13
Bank................................  S-35
Business Day........................  S-20
Calculation Day.....................  S-28
Closing Date........................   S-5
Cut Off Date........................   S-5
Delinquency Percentage..............  S-28
Determination Date..................  S-24
Distribution Accounts...............  S-24
Distribution Dates..................   S-5
Distribution Date Statement.........  S-24
Due Period..........................  S-26
Eligible Investments................  S-11
ERISA...............................   S-9
Event of Default....................  S-22
Excess Amounts......................  S-25
Exchange Act........................   S-3
FDIC................................  S-34
Final Scheduled Distribution Date...   S-5
Financed Vehicles...................  S-11
Financial Security..................   S-5
Holding Account.....................  S-11
Indenture...........................  S-20
Indenture Trustee...................   S-5
Insolvency Event....................  S-30
Insurer Default.....................  S-22

                TERM                  PAGE
                ----                  ----
Interest Rate.......................   S-6
Issuer..............................   S-5
Liquidated Contract.................  S-26
Liquidation Expenses................  S-24
Master Servicer.....................   S-5
Moody's.............................   S-6
Net Collections.....................    S-
Net Insurance Proceeds..............  S-24
Net Liquidation Proceeds............  S-24
Note Distributable Amount...........  S-26
Note Distribution Account...........  S-11
Note Interest Carryover Shortfall...  S-26
Note Interest Distributable
  Amount............................  S-26
Note Policy.........................   S-8
Note Principal Carryover
  Shortfall.........................  S-26
Note Principal Distributable
  Amount............................  S-26
Note Quarterly Interest
  Distributable Amount..............  S-26
Note Quarterly Principal
  Distributable Amount..............  S-27
Noteholders.........................  S-11
Notes...............................   S-5
Obligors............................  S-11
Optional Purchase...................   S-8
OTS.................................  S-34
Owner Trustee.......................   S-5
Plans...............................  S-36
Principal Distributable Amount......  S-27
Rating Agencies.....................   S-6
Record Date.........................  S-20

                TERM                  PAGE
                ----                  ----
Rule of 78's Contract -- A Contract
that provides for the payment by the
Obligor of a specified total number
of payments, payable in equal
monthly installments, which total
represents the principal amount
financed plus add-on interest in an
amount calculated by using the Rule
of 78's. Under the Rule of 78's, the
amount of a monthly payment
allocable to interest on a Contract
is determined by multiplying the
total amount of add-on interest
payable over the term of the
Contract by a fraction the
denominator of which is a number
equal to the sum of a series of
numbers representing the number of
each monthly payment due under the
Contract and the numerator of which
for a given month is the number of
payments remaining before the
maturity of the Contract. For
example, with a Contract providing
for 12 payments, the denominator of
each month's fraction will be 78,
the sum of a series of numbers from
1 to 12. Accordingly, in the example
of a twelve payment Contract, the
fraction for the first payment is
12/78, for the second payment
11/78, for the third payment 10/78,
and so on through the final payment,
for which the fraction is 1/78. The
applicable fraction is then
multiplied by the total add-on
interest payment over the entire
term of the Contract, and the
resulting amount is the amount of
add-on interest earned that month.
The difference between the amount of
the monthly payment by the Obligor
and the amount of earned add-on
interest calculated for the month is
applied to principal reduction.
Under the law of Texas, a similar
procedure is permitted for
calculating the amount of add-on
interest earned, except the fraction
is derived by

                TERM                  PAGE
                ----                  ----
using the sum of the monthly
payments rather than the sum of the
number of months (the 'sum of the
balances'). As a Contract using
either the Rule of 78's or the sum
of the balances method to compute
interest earned is payable in equal
monthly payments, the mathematical
result is substantially identical
under either system. Accordingly,
for purposes of convenience, the
term "Rule of 78's" is used herein
in referring to Contracts with
add-on interest regardless of which
system is used to calculated
interest earned.
Sale and Servicing Agreement........  S-11
Scheduled Balance...................  S-27
Securities..........................   S-5
Seller..............................   S-5
Servicer Defaults...................  S-29
Servicing Fee.......................  S-23
Simple Interest Contract -- A
  Contract as to which interest is
  calculated each day on the basis
  of the actual principal balance of
  such Contract on such day.
Specified Spread Account Balance....  S-28
Spread Account......................   S-7
Spread Account Initial Deposit......   S-7
Standard & Poor's...................   S-6
Trust...............................   S-5
Trust Agreement.....................  S-10
Trust Fees and Expenses.............  S-20
Trust Property......................   S-6
Trustees............................   S-5
Trust Insolvency....................  S-22
UCC-I...............................  S-11
Underwriters........................  S-37
Underwriting Agreement..............  S-37
Unreimbursed Insurer Amounts........  S-25
WFAL................................   S-5
WFS.................................   S-5

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                  [ WFS LOGO ]

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     Expenses in connection with the offering of the Notes being registered hereby are estimated as follows:

Registration Fee............................................  $924,000
Printing and Engraving......................................     *
Trustees' Fees..............................................     *
Accounting Fees.............................................     *
Legal Fees and Expenses.....................................     *
Blue Sky Fees and Expenses..................................     *
Rating Agency Fees..........................................     *
Miscellaneous Fees..........................................     *
                                                              --------
  Total.....................................................  $
                                                              ========

---------------

* to be supplied by amendment

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The following applies to both co-registrants WFS Financial Auto Loans, Inc. and WFS Receivables Corporation:

     Section 317(b) of the California Corporations Code (the "Corporations Code") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any "proceeding" (as defined in Section 317(a) of the Corporations Code), other than an action by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that such person is or was a director, officer, employee or other agent of the corporation (collectively, an "Agent"), against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such proceeding if the Agent acted in good faith and in a manner the Agent reasonably believed to be in the best interest of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful.

     Section 317(c) of the Corporations Code provides that a corporation shall have power to indemnify any Agent who was or is a party or is threatened to be made a party to any threatened, pending or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was an Agent, against expenses actually and reasonably incurred by the Agent in connection with the defense or settlement of such action if the Agent acted in good faith and in a manner such Agent believed to be in the best interest of the corporation and its shareholders.

     Section 317(c) further provides that no indemnification may be made thereunder for any of the following: (i) in respect of any matter as to which an Agent shall have been adjudged to be liable to the corporation, unless the court in which such proceeding is or was pending shall determine that such Agent is fairly and reasonably entitled to indemnity for expenses, (ii) of amounts paid in settling or otherwise disposing of a pending action without court approval and (iii) of expenses incurred in defending a pending action which is settled or otherwise disposed of without court approval.

     Section 317(d) of the Corporations Code requires that an Agent be indemnified against expenses actually and reasonably incurred to the extent the Agent has been successful on the merits in the defense of proceedings referred to in subdivisions (b) or (c) of Section 317.

     Except as provided in Section 317(d), and pursuant to Section 317(e), indemnification under Section 317 shall be made by the corporation only if specifically authorized and upon a determination that indemnification is proper in the circumstances because the Agent has met the applicable standard of conduct, by any of the following: (i) a majority vote of a quorum consisting of directors who are not parties to the proceeding, (ii) if such a quorum of directors is not obtainable, by independent legal counsel in a written opinion,
(iii) approval of the shareholders, provided that any shares owned by the Agent may not vote thereon, or (iv) the court in which such proceeding is or was pending.

     Pursuant to Section 317(f) of the Corporations Code, the corporation may advance expenses incurred in defending any proceeding upon receipt of an undertaking by the Agent to repay such amount if it is ultimately determined that the Agent is not entitled to be indemnified.

     Section 317(h) provides, with certain exceptions, that no indemnification shall be made under Section 317 where it appears that it would be inconsistent with a provision of the corporation's articles, bylaws, a shareholder resolution or an agreement which prohibits or otherwise limits indemnification, or where it would be inconsistent with any condition expressly imposed by a court in approving a settlement.

     Section 317(i) authorizes a corporation to purchase and maintain insurance on behalf of an Agent for liabilities arising by reason of the Agent's status, whether or not the corporation would have the power to indemnify the Agent against such liability under the provisions of Section 317.

     The Bylaws (the "Bylaws") of co-registrants WFAL and WFSRC ("Co-Registrants") provide for the indemnification of officers and directors of the Co-Registrants, to the maximum extent permitted by the Corporations Code, against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact that such person is or was an officer or director of the Co-Registrants, and further provides for the advance to such officer or director of expenses incurred by such officer or director in any such proceeding to the maximum extent permitted by law. The Bylaws also provide that a Co-Registrant's Board of Directors may provide for the indemnification of, or advancement of expenses to, other Agents. The Co-Registrants' Articles of Incorporation provide that the liability of directors of the Co-Registrants shall be eliminated to the fullest extent permissible under California law, but contain no specific provisions with respect to the indemnification of, or advancement of expenses to, Agents.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

     Not applicable.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     a. EXHIBITS

 1.1  Form of Underwriting Agreement*
 3.1  Articles of Incorporation of WFS Financial Auto Loans,
      Inc.**
 3.2  Bylaws of WFS Financial Auto Loans, Inc.**
 3.3  Articles of Incorporation of WFS Receivables Corporation
 3.4  Bylaws of WFS Receivables Corporation
 4.1  Form of Trust Agreement among the Seller(s), Financial
      Security Assurance Inc. and the Owner Trustee*

 4.2  Form of Indenture among the Owner Trust, Financial Security
      Assurance Inc. and the Indenture Trustee (including forms of
      Notes)*
 5.1 Opinion of Mitchell, Silberberg & Knupp LLP with respect to legality*
 8.1 Opinion of Mitchell, Silberberg & Knupp LLP with respect to tax matters*
10.1  Form of Reinvestment Contract*
10.2  Form of Sale and Servicing Agreement*
10.3  Form of Insurance Agreement*
10.4  Form of Financial Guaranty Insurance Policy (Notes)*
10.5  Form of Indemnification Agreement*
10.6  Form of Administration Agreement*
20.1  Consolidated financial statements of Financial Security
      Assurance Inc. and Subsidiaries as of December 31, 1998 and
      1997, and for each of the three years in the period ended
      December 31, 1998 (Incorporated by reference from the Annual
      Report on Form 10-K of Financial Security Assurance Holdings
      Inc. for the year ended December 31, 1998 (file #1-12644) as filed on or about March 25, 1999)
20.2  Condensed consolidated financial statements of Financial
      Security Assurance Inc. and Subsidiaries for the three month period ended March 31, 1999 (Incorporated by reference from the Quarterly Report on Form 10-Q of Financial Security
      Assurance Holdings Inc. for the quarter ended March 31, 1999
      (file #1-12644) as filed on or about May 14, 1999)
20.3  Condensed consolidated financial statements of Financial
      Security Assurance Inc. and Subsidiaries for the six month period ended June 30, 1999 (Incorporated by reference from the Quarterly Report on Form 10-Q of Financial Security
      Assurance Holdings Inc. for the quarter ended June 30, 1999
      (file #1-12644) as filed on or about August 14, 1999)
23.1 Consent of Mitchell, Silberberg & Knupp LLP (included as part of Exhibit 5.1)*
23.2 Consent of Mitchell, Silberberg & Knupp LLP (included as part of Exhibit 8.1)*
23.3  Consent of Pricewaterhouse Coopers L.L.P.*
24.1  Power of Attorney (included at pages II-5 and II-6)
25.1  Statement of Eligibility and Qualification of Indenture
      Trustee*

-------------------------
 * to be supplied by amendment

** incorporated by reference from the registration statement filed by WFS
   Financial Auto Loans, Inc. on June 12, 1996 as file number 33-49422.

     b. FINANCIAL STATEMENT SCHEDULES

     Not applicable.

ITEM 17. UNDERTAKINGS.

     The undersigned Registrants hereby undertake as follows:

          (a) To provide to the Underwriters at the Closing Date specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriters to provide prompt delivery to each purchaser.

          (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of such Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

          (c) For purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act will be deemed to be part of this registration statement as of the time it was declared effective.

          (d) For purposes of determining any liability under the Act, each post-effective amendment that contains a form of prospectus will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

          (e) In accordance with Item 512(a) of Regulation S-K, relating to Rule 415 Offerings,

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental changes in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        provided, however, that paragraphs (e)(1)(i) and (e)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

             (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

SIGNATURES -- CO-REGISTRANT WFS FINANCIAL AUTO LOANS, INC.

     Pursuant to the requirements of the Securities Act of 1933, as amended, co-registrant WFS Financial Auto Loans, Inc. certifies that (i) it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and (ii) it reasonably believes that the securities offered under this Registration Statement will be "investment grade securities", as such term is defined under Transaction Requirements B.2 of the Instructions to Form S-3, at the time of sale of such securities, and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on the 21st day of January 2000.

                                          WFS FINANCIAL AUTO LOANS, INC.,
                                          as co-originator of
                                          WFS FINANCIAL OWNER TRUSTS

                                          By:       /s/ JOY SCHAEFER
                                            ------------------------------------
                                                        Joy Schaefer
                                                         President

                               POWER OF ATTORNEY

     Know all men by these presents, that each person whose signature appears below constitutes and appoints Joy Schaefer, Lee A. Whatcott, or Guy Du Bose as his or her true and lawful attorney-in-fact and agent, with full powers of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign and file any and all amendments, including post-effective amendments to this Registration Statement, with the Securities and Exchange Commission granting to said attorney-in-fact power and authority to perform any other act on behalf of the undersigned required to be done in connection therewith.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

                      SIGNATURE                                   TITLE                    DATE
                      ---------                                   -----                    ----
                  /s/ JOY SCHAEFER                         President and Chief       January 21, 2000
-----------------------------------------------------  Executive Officer, Director
                    Joy Schaefer                           (Principal Executive
                                                                 Officer)

                 /s/ LEE A. WHATCOTT                     Chief Financial Officer,    January 21, 2000
-----------------------------------------------------      Director (Principal
                   Lee A. Whatcott                              Financial
                                                         and Accounting Officer)

                 /s/ THOMAS A. WOLFE                             Director            January 21, 2000
-----------------------------------------------------
                   Thomas A. Wolfe

                /s/ JEFFREY B. DAVIS                             Director            January 21, 2000
-----------------------------------------------------
                  Jeffrey B. Davis

                                                                 Director                 , 2000
-----------------------------------------------------
                    James R. May

SIGNATURES -- CO-REGISTRANT WFS RECEIVABLES CORPORATION

     Pursuant to the requirements of the Securities Act of 1933, as amended, co-registrant WFS Receivables Corporation certifies that (i) it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and (ii) it reasonably believes that the securities offered under this Registration Statement will be "investment grade securities", as such term is defined under Transaction Requirements B.2 of the Instructions to Form S-3, at the time of sale of such securities, and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 21st day of January 2000.

                                          WFS RECEIVABLES CORPORATION,
                                          as co-originator of
                                          WFS FINANCIAL OWNER TRUSTS

                                          By:       /s/ DAVID A. GUAY
                                            ------------------------------------
                                                       David A. Guay
                                                         President

                               POWER OF ATTORNEY

     Know all men by these presents, that each person whose signature appears below constitutes and appoints Joy Schaefer, Lee A. Whatcott, or Guy Du Bose as his or her true and lawful attorney-in-fact and agent, with full powers of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign and file any and all amendments, including post-effective amendments to this Registration Statement, with the Securities and Exchange Commission granting to said attorney-in-fact power and authority to perform any other act on behalf of the undersigned required to be done in connection therewith.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

                      SIGNATURE                                   TITLE                    DATE
                      ---------                                   -----                    ----
                  /s/ DAVID A. GUAY                        President and Chief       January 21, 2000
-----------------------------------------------------  Executive Officer, Director
                    David A. Guay                          (Principal Executive
                                                                 Officer)

                 /s/ LEE A. WHATCOTT                     Chief Financial Officer,    January 21, 2000
-----------------------------------------------------      Director (Principal
                   Lee A. Whatcott                       Financial and Accounting
                                                                 Officer)

                                                                 Director                 , 2000
-----------------------------------------------------
                   Ilana Tandowsky

                                                                 Director                 , 2000
-----------------------------------------------------
                   Stuart Brotman

                  /s/ JOY SCHAEFER                               Director            January 21, 2000
-----------------------------------------------------
                    Joy Schaefer

                               INDEX TO EXHIBITS

 1.1  Form of Underwriting Agreement*
 3.1  Articles of Incorporation of WFS Financial Auto Loans,
      Inc.**
 3.2  Bylaws of WFS Financial Auto Loans, Inc.**
 3.3  Articles of Incorporation of WFS Receivables Corporation
 3.4  Bylaws of WFS Receivables Corporation
 4.1  Form of Trust Agreement among the Sellers, Financial
      Security Assurance Inc. and the Owner Trustee*
 4.2  Form of Indenture among the Owner Trust, Financial Security
      Assurance Inc. and the Indenture Trustee (including forms of
      Notes)*
 5.1 Opinion of Mitchell, Silberberg & Knupp LLP with respect to legality*
 8.1 Opinion of Mitchell, Silberberg & Knupp LLP with respect to tax matters*
10.1  Form of Reinvestment Contract*
10.2  Form of Sale and Servicing Agreement*
10.3  Form of Insurance Agreement*
10.4  Form of Financial Guaranty Insurance Policy (Notes)*
10.5  Form of Indemnification Agreement*
10.6  Form of Administration Agreement*
20.1  Consolidated financial statements of Financial Security
      Assurance Inc. and Subsidiaries as of December 31, 1998 and
      1997, and for each of the three years in the period ended
      December 31, 1998 (Incorporated by reference from the Annual
      Report on Form 10-K of Financial Security Assurance Holdings
      Inc. for the year ended December 31, 1998 (file #1-12644) as filed on or about March 25, 1999)
20.2  Condensed consolidated financial statements of Financial
      Security Assurance Inc. and Subsidiaries for the three month period ended March 31, 1999 (Incorporated by reference from the Quarterly Report on Form 10-Q of Financial Security
      Assurance Holdings Inc. for the quarter ended March 31, 1999
      (file #1-12644) as filed on or about May 14, 1999)
20.3  Condensed consolidated financial statements of Financial
      Security Assurance Inc. and Subsidiaries for the six month period ended June 30, 1999 (Incorporated by reference from the Quarterly Report on Form 10-Q of Financial Security
      Assurance Holdings Inc. for the quarter ended June 30, 1999
      (file #1-12644) as filed on or about August 14, 1999)
23.1 Consent of Mitchell, Silberberg & Knupp LLP (included as part of Exhibit 5.1)*
23.2 Consent of Mitchell, Silberberg & Knupp LLP (included as part of Exhibit 8.1)*
23.3  Consent of Pricewaterhouse Coopers L.L.P.*
24.1  Power of Attorney (included at pages II-5 and II-6)
25.1  Statement of Eligibility and Qualification of Indenture
      Trustee*

-------------------------
 * to be supplied by amendment

** incorporated by reference from the registration statement filed by WFS
   Financial Auto Loans, Inc. on June 12, 1996 as file number 33-49422